                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-32857

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. OFFERS TO BUY THESE SECURITIES MAY NOT BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 4, 1997
PROSPECTUS SUPPLEMENT
----------------------------------
(TO PROSPECTUS DATED DECEMBER 4, 1997)

                                  $367,411,573

                       NATIONSBANC ASSET SECURITIES, INC.
                                   DEPOSITOR

                    ASSET BACKED CERTIFICATES, SERIES 1997-1

                 NATIONSCREDIT HOME EQUITY SERVICES CORPORATION
                                    SERVICER

    The Series 1997-1 Asset Backed Certificates (the "Certificates") will consist of five classes (each, a "Class") designated as the Class A Certificates (the "Class A Certificates"), the Class X Certificates (the "Class X Certificates"), the Class R Certificates (the "Class R Certificates"), the Class MR Certificates (the "Class MR Certificates") and the Class LR Certificates (the "Class LR Certificates" and, together with the Class R Certificates and Class MR Certificates, the "Residual Certificates"). Only the Class A Certificates are offered hereby. The rights of holders of the Class X Certificates and the Residual Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A Certificates to the extent described herein and in the Prospectus.

    On or before the date of issuance of the Certificates, the Company will obtain from Financial Security Assurance Inc. (the "Certificate Insurer") a Financial Guaranty Insurance Policy relating to the Class A Certificates (the "Certificate Insurance Policy") in favor of the Trustee. The Certificate Insurance Policy will provide coverage of the ultimate principal amount of, and interest due on, the Class A Certificates pursuant to the terms of the Certificate Insurance Policy.
                                                  (Cover continued on next page)
                                    FSA Logo

   PROCEEDS OF THE ASSETS IN THE TRUST FUND AND PROCEEDS FROM THE CERTIFICATE INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS A CERTIFICATES. THE CLASS A CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE CERTIFICATE INSURER, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY
            THE DEPOSITOR, THE SERVICER OR ANY OF THEIR AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================================================
               CLASS DESIGNATION                 INITIAL CERTIFICATE BALANCE(1)     INITIAL PASS-THROUGH RATE
----------------------------------------------------------------------------------------------------------------
Class A.........................................          $367,411,573                        %(2)
================================================================================================================

(1) Approximate. The initial Certificate Balance is subject to adjustment as described herein.
(2) The Pass-Through Rate on the Class A Certificates is adjustable based on One-Month LIBOR, as described herein.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE MATERIAL RISKS AND OTHER FACTORS DISCUSSED UNDER "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT BEGINNING ON PAGE S-17 AND IN THE PROSPECTUS BEGINNING ON PAGE 11.

    The Class A Certificates will be purchased from the Depositor by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of the Class A Certificates, before deducting expenses payable by the Depositor,
will be equal to approximately    % of the aggregate initial Certificate Balance
of the Class A Certificates.

    The Class A Certificates are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Class A Certificates will be made only in book-entry form through the facilities of The Depository Trust Company, CEDEL S.A. and the Euroclear System on or about December 22, 1997 against payment therefor in immediately available funds.
                             ---------------------
NATIONSBANC MONTGOMERY                                       MERRILL LYNCH & CO.
                               December    , 1997

(Cover continued from previous page)

     There is currently no secondary market for the Class A Certificates. NationsBanc Montgomery Securities, Inc. ("NationsBanc Montgomery" ) and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" and, together with NationsBanc Montgomery, the "Underwriters") intend to make a secondary market in the Class A Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The Class A Certificates will not be listed on any securities exchange. Accordingly, the liquidity of the Class A Certificates may be limited.

     Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings assigned in the Prospectus. See the "Index of Principal Definitions" beginning on page S-73 herein and the "Index of Principal Definitions" in the Prospectus.

     The Certificates will each evidence a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of (i) certain conventional, fixed rate and adjustable rate, one- to four-family, first lien and second lien mortgage loans, with terms to maturity ranging from approximately 3 years to approximately 30 years (the "Mortgage Loans"), to be deposited by NationsBanc Asset Securities, Inc. (the "Depositor") into the Trust Fund for the benefit of the Certificateholders and (ii) the Certificate Insurance Policy described herein. The Mortgage Loans will be serviced by NationsCredit Home Equity Services, a division of NationsCredit Corporation (in such capacity, the "Servicer," otherwise, "NationsCredit HES"). The Mortgage Loans will be acquired by the Depositor on the date of issuance of the Certificates from NationsBanc Mortgage Capital Corporation (the "Asset Seller"), and will have been acquired by the Asset Seller from First Franklin Financial Corporation ("First Franklin"), WMC Mortgage Corp. ("WMC"), Life Savings Bank ("Life Savings"), Banc One Financial Services Corporation ("Banc One") and Pan American Bank FSB ("Pan American" and, together with First Franklin, WMC, Life Savings and Banc One, the "Mortgage Loan Sellers"). Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Loans."

     A substantial majority of the Mortgage Loans were ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines (such mortgage loans, "Sub-prime Mortgage Loans").

     It is a condition of the issuance of the Class A Certificates that they be rated "AAA" by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

     The Class A Certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. The interests of beneficial owners of the Class A Certificates will be represented by book entries on the records of DTC and the participating members of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's name on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Definitive certificates will be available for the Class A Certificates only under limited circumstances. See "Description of the Certificates -- General" herein and "Description of the Securities -- Book-Entry Registration and Definitive Securities" in the Prospectus.

     As described herein, elections will be made to treat specified portions of the Trust Fund as three separate "real estate mortgage investment conduits" (each, a "REMIC" or, alternatively, the "Upper-Tier REMIC", the "Middle-Tier REMIC" and the "Lower-Tier REMIC, " respectively) and in the opinion of counsel, each REMIC will qualify as a REMIC for federal income tax purposes. The Class A and Class X Certificates will represent beneficial interests in "regular interests" in the Upper-Tier REMIC. The Class R, Class MR and Class LR Certificates will constitute the sole Classes of "residual interests" in the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC, respectively.

     Distributions on the Class A Certificates will be made on the 20th day of each month or, if such day is not a business day, then on the next business day, commencing in January 1998 (each, a "Distribution Date"). As described herein, interest payable with respect to each Distribution Date on each Class of Class A Certificates will accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period and will be based on the Certificate Balance thereof and the then-applicable Pass-Through Rate thereof. Distributions in respect of principal of the Class A Certificates will be made as described herein under "Description of the Certificates -- Distributions" and "-- Principal."

     THE YIELD TO MATURITY ON THE CLASS A CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS. INVESTORS IN THE CLASS A CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN THE CASE OF CLASS A CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED FOR INVESTORS PURCHASING CLASS A CERTIFICATES AT A PREMIUM. INVESTORS PURCHASING CLASS A CERTIFICATES AT A PREMIUM SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS.

     The Mortgage Loans generally may be prepaid in full or in part at any time; however, a prepayment may subject the related Mortgagor to a prepayment charge with respect to a majority of the Mortgage Loans. See "Summary -- Special Prepayment Considerations" and "-- Special Yield Considerations" herein, "Certain Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.

     THE CLASS A CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO THE PROSPECTUS DATED DECEMBER 4, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CLASS A CERTIFICATES, INCLUDING OVER-ALLOTMENT AND SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION."

     This Prospectus Supplement and Prospectus may be used by NationsBanc Montgomery, to the extent required, in connection with market making transactions in the Class A Certificates. NationsBanc Montgomery may act as principal or agent in such transactions.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                PAGE
                                                                ----
SUMMARY.....................................................     S-5
RISK FACTORS................................................    S-17
  Risks Associated with the Underwriting of Sub-prime
     Mortgage Loans.........................................    S-17
  Delinquent Mortgage Loans.................................    S-17
  Risk of Loss on Second Liens..............................    S-17
  Balloon Loan Risks........................................    S-18
  Consumer Protection Laws..................................    S-18
  Basis Risk................................................    S-19
  Risks Resulting From Non-Possession by the Trustee of
     Mortgage Loan Documents................................    S-19
  Certain Shortfalls in Collections of Interest.............    S-20
  Risks Associated with Book-Entry Certificates.............    S-20
DESCRIPTION OF THE MORTGAGE LOANS...........................    S-21
  General...................................................    S-21
  Fixed Rate Mortgage Loans.................................    S-27
  Adjustable Rate Mortgage Loans............................    S-30
  The Index.................................................    S-39
  The Asset Seller..........................................    S-40
  The Mortgage Loan Sellers.................................    S-40
  Underwriting..............................................    S-41
  Additional Information....................................    S-45
DESCRIPTION OF THE CERTIFICATES.............................    S-45
  General...................................................    S-45
  Distributions.............................................    S-47
  Interest..................................................    S-49
  Calculation of One-Month LIBOR............................    S-50
  Principal.................................................    S-51
  Reimbursement of Basis Risk Shortfalls....................    S-51
  Overcollateralization Provisions And Support Features.....    S-52
  Advances..................................................    S-52
  Allocation of Losses; Subordination.......................    S-53
  Financial Guaranty Insurance Policy.......................    S-53
CERTIFICATE INSURER.........................................    S-56
  General...................................................    S-56
  Reinsurance...............................................    S-56
  Ratings of Claims-Paying Ability..........................    S-56
  Capitalization............................................    S-57
  Incorporation of Certain Documents by Reference...........    S-57
  Insurance Regulation......................................    S-57
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS.................    S-58
THE SERVICER................................................    S-64
  General...................................................    S-64
  Delinquency, Foreclosure and Loan Loss Experience.........    S-65
POOLING AND SERVICING AGREEMENT.............................    S-65
  General...................................................    S-65
  Servicing And Other Compensation And Payment Of
     Expenses...............................................    S-66
  The Trustee...............................................    S-66
  Certain Matters Regarding the Certificate Insurer.........    S-66
  Termination...............................................    S-67
FEDERAL INCOME TAX CONSEQUENCES.............................    S-67
LEGAL INVESTMENT............................................    S-69
ERISA CONSIDERATIONS........................................    S-70
METHOD OF DISTRIBUTION......................................    S-70
SECONDARY MARKET............................................    S-71
LEGAL OPINIONS..............................................    S-72
RATINGS.....................................................    S-72
EXPERTS.....................................................    S-72
INDEX OF PRINCIPAL DEFINITIONS..............................    S-73
ANNEX I.....................................................     I-1
ANNEX II....................................................    II-1

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. Reference is made to the "Index of Principal Definitions" beginning on page S-73 herein and the "Index of Principal Definitions" in the Prospectus.

Title of Certificates......  Asset Backed Certificates, Series 1997-1 (the
                               "Certificates"). The Certificates will consist of five classes (each, a "Class") designated as the Class A Certificates (the "Class A Certificates"), the Class X Certificates (the "Class X Certificates"), the Class R Certificates (the "Class R Certificates", the Class MR Certificates (the "Class MR Certificates") and the Class LR Certificates (the "Class LR Certificates" and, together with the Class R Certificates and Class MR Certificates, the "Residual Certificates" ). Only the Class A Certificates are offered hereby. The Class X Certificates and the Residual Certificates will initially be held by the Depositor.

Depositor..................  NationsBanc Asset Securities, Inc. (the
                               "Depositor"). See "The Depositor" in the
                               Prospectus. The Depositor will have acquired the Mortgage Loans from the Asset Seller.

Asset Seller...............  NationsBanc Mortgage Capital Corporation (the
                               "Asset Seller"). The Asset Seller is an affiliate of the Depositor. See "Description of the Mortgage Loans -- The Asset Seller" herein. The Asset Seller will have acquired the Mortgage Loans from the Mortgage Loan Sellers.

Mortgage Loan Sellers......  First Franklin Financial Corporation ("First
                               Franklin"), WMC Mortgage Corp. ("WMC "), Life Savings Bank ("Life Savings"), Banc One Financial Services Corporation ("Banc One") and Pan American Bank FSB ("Pan American"). The Mortgage Loans sold by each Mortgage Loan Seller were originated by such Mortgage Loan Seller or acquired by such Mortgage Loan Seller pursuant to mortgage loan purchase programs operated by such Mortgage Loan Seller. None of the Mortgage Loan Sellers is an affiliate of the Asset Seller or the Depositor.

Servicer...................  NationsCredit Home Equity Services Corporation
                               ("NationsCredit HES ", and in its capacity as servicer, the "Servicer"), an affiliate of the Depositor. Among other things, the Servicer is obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. The Servicer will be entitled to (i) a monthly servicing fee (the "Servicing Fee") with respect to each Mortgage Loan it services payable on each Distribution Date that is expressed as one-twelfth of a fixed percentage per annum multiplied by the scheduled principal balance of such Mortgage Loan on the first day of the related Due Period and (ii) other additional servicing compensation described herein. See "The Servicer" herein.

Trustee....................  U.S. Bank National Association (the "Trustee"), a
                               national banking association and an affiliate company of First Bank National Association. The Trustee will (a) provide administrative services with respect to the Certificates, including the computation of the amount of distributions to be made on the Certificates and any losses to be allocated to the Certificates and (b) act as initial paying agent and certificate registrar. See "Pooling and Servicing Agreement -- The Trustee" herein.

Custodian..................  Nationsbank of Texas, N.A., an affiliate of the
                               Depositor, in its capacity as custodian. See
                               "Pooling and Servicing Agreement -- General" herein.

Cut-off Date...............  December 1, 1997.

Closing Date...............  On or about December 22, 1997.

Forms of Class A
  Certificates;
  Denominations............  The Class A Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

                             Holders of the Class A Certificates may hold their
                               Class A Certificate interests through The
                               Depository Trust Company ("DTC ") in the United States, or CEDEL S.A. ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and parties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries (collectively, the "Depositaries") of CEDEL or Euroclear, respectively, and each a participating member of DTC. The Class A Certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC. No person acquiring an interest in the Class A Certificates (a "Beneficial Owner") will be entitled to receive a Class A Certificate in fully registered, certificated form (a "Definitive Certificate"), except under the limited circumstances described under "Description of the
                               Certificates -- Book-Entry Registration and
                               Definitive Securities" in the Prospectus. The interests of Beneficial Owners of the Class A Certificates will be represented by book entries on the records of DTC and its participating organizations. All references herein to holders and Certificateholders reflect the rights of Beneficial Owners only as such rights may be exercised through DTC, CEDEL, Euroclear and their participating organizations, for so long as such Certificates remain book-entry certificates. See "Risk Factors -- Risks Associated with Book-Entry Certificates" and "Description of the Certificates -- General" herein and "Description of the Securities -- Book Entry Registration and Definitive Securities" in the Prospectus.

The Trust Property.........  The Certificates represent interests in a trust fund (the "Trust Fund"), initially consisting primarily of (i) a pool of conventional, one-to four-family, fixed rate and adjustable rate mortgage loans originated or purchased by the Mortgage Loan Sellers and acquired by the Asset Seller as described herein (each, a "Mortgage Loan") and evidenced by promissory notes or other evidence of indebtedness (each, a "Mortgage Note") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first or second lien on one-to four-family dwellings (each a "Mortgaged Property"), with an aggregate scheduled principal balance of approximately $367,411,573 as of the Cut-off Date, after giving effect to payments received prior to the Cut-off Date, (ii) all monies received with respect to the Mortgage Loans on and after the Cut-off Date (other than amounts due on or prior to the Cut-off Date) and
                               (iii) an irrevocable certificate guaranty insurance policy (the "Certificate Insurance Policy") to be issued on or before the Closing Date by Financial Security Assurance Inc. (the "Certificate Insurer") in favor of the Trustee for the benefit of the Class A Certificateholders. The Mortgage Loans will be deposited into the Trust Fund on the Closing Date. The actual Mortgage Loans may vary from the description below due to a number of factors, including prepayments or substitutions. In the event that any of the characteristics as of the Cut-off Date of the Mortgage Loans that constitute the Trust Fund on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding the Mortgage Loans will be made available to purchasers of the Class A Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date. On the Closing Date, the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will equal the original aggregate Certificate Balance of the Class A Certificates.

The Mortgage Loans.........  The Mortgage Loans will consist of approximately
                               3,141 conventional, one- to four-family, fixed rate and adjustable rate Mortgage Loans. All of the Mortgage Loans have terms to maturity ranging from approximately 3 years to approximately 30 years. Approximately 60.66% of the Mortgage Loans (by aggregate scheduled principal balance as of the Cut-off Date) are refinanced mortgage loans. Approximately 4.82% of the Mortgage Loans (by aggregate scheduled principal balance as of the Cut-off Date) will be secured by second liens on the related Mortgaged Property.

                             Fixed Rate Mortgage Loans.  Approximately 14.23% of
                               the Mortgage Loans (by aggregate scheduled principal balance as of the Cut-off Date) have mortgage interest rates (each, a "Mortgage Rate") that are fixed at the percentages specified in the related Mortgage Notes (each such Mortgage Loan, a "Fixed Rate Mortgage Loan"). As of the Cut-off Date, the Fixed Rate Mortgage Loans had Mortgage Rates ranging from approximately 8.33% per annum to approximately 18.23% per annum, a weighted average Mortgage Rate of approximately 11.53% per annum, approximate individual scheduled principal balances ranging from approximately $5,388 to approximately $359,150, an average scheduled principal balance of approximately $67,713 and a weighted average remaining term to stated maturity of approximately 268 months.

                             Approximately 1.30% of the Mortgage Loans (by
                               aggregate scheduled principal balance as of the Cut-off Date) are mortgage loans with a substantial balloon payment due at maturity ("Balloon Loans").

                             Adjustable Rate Mortgage Loans.  Approximately
                               85.77% of the Mortgage Loans (by aggregate scheduled principal balance as of the Cut-off
                               Date) have Mortgage Rates that are adjustable (each, an "Adjustable Rate Mortgage Loan"). Each Adjustable Rate Mortgage Loan provides for adjustment to the Mortgage Rate thereon semi-annually or annually on the adjustment date applicable thereto (each such date, an "Adjustment Date") to equal, as to any Adjustment Date, the sum (rounded as applicable) of the related index as described below (the "Index") and the fixed percentage amount specified in such Mortgage Note (the "Gross Margin"), subject to any applicable periodic rate caps and to maximum and minimum Mortgage Rates as described herein. With respect to 12.56% of the Mortgage Loans (by aggregate scheduled principal balance as of the Cut-off Date), the first Adjustment Date will not occur until after an initial period of six months following origination, with respect to 6.84% of the Mortgage Loans (by aggregate scheduled principal balance as of the Cut-off Date), the first Adjustment Date will not occur until initial period of one year following origination, with respect to 65.82% of the Mortgage Loans (by aggregate scheduled principal balance as of the Cut-off Date), the first Adjustment Date will not occur until two years following origination and with respect to 0.54% of the Mortgage Loans (by aggregate scheduled principal balance as of the Cut-off Date), the first Adjustment Date will not occur until three years following origination (each such Mortgage Loan described in this sentence, a "Delayed First Adjustment Mortgage Loan").

                             With respect to 0.73% of the Mortgage Loans (by
                               aggregate scheduled principal balance as of the Cut-off Date), all of which have Adjustment Dates occurring annually and none of which are Delayed First Adjustment Mortgage Loans, the Index applicable to the determination of the Mortgage Rate on each Adjustment Date will be the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year ("One-Year CMT "). With respect to 85.05% of the Mortgage Loans (by aggregate scheduled principal balance as of the Cut-off Date), all of which have Adjustment Dates occurring semi-annually, the Index applicable to the determination of the Mortgage Rate on each Adjustment Date will be the average of interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks ("Six-Month LIBOR"), as published in The Wall Street Journal and most recently available either
                               (i) as of the first business day 45 days prior to such Adjustment Date or (ii) as of the first business day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note. See "Description of the Mortgage Loans -- The Index" herein.

                             As of the Cut-off Date, the Adjustable Rate
                               Mortgage Loans had Mortgage Rates ranging from approximately 6.02% per annum to approximately 15.25% per annum, a weighted average Mortgage Rate of approximately 9.55% per annum, a weighted average next Adjustment Date in March 1999, Gross Margins ranging from approximately 3.50% to approximately 9.25%, a weighted average Gross Margin of approximately 5.70%, approximate individual scheduled principal balances ranging from approximately $18,694 to approximately $497,955, an average scheduled principal balance of approximately $133,025 and a weighted average remaining term to stated maturity of approximately 354 months.

                             Delinquency Status.  160 of the Mortgage Loans,
                               representing approximately 4.21% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date, were thirty or more days delinquent in their Monthly Payments as of November 28, 1997 (such Mortgage Loans, "Delinquent Mortgage Loans"). See "Risk
                               Factors -- Delinquent Mortgage Loans" and
                               "Description of the Mortgage
                               Loans -- General -- Delinquency Status" herein.

                             Underwriting.  The Mortgage Loans were underwritten
                               in accordance with the underwriting standards described in "Description of the Mortgage
                               Loans -- Underwriting Standards" in this
                               Prospectus Supplement. See also "Risk
                               Factors -- Risks Associated with the Underwriting Standards" in this Prospectus Supplement. For a further description of the Mortgage Loans, see "Description of the Mortgage Loans" herein.

The Class A Certificates...  The Class A Certificates will each evidence a beneficial ownership interest in the Trust Fund and will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Class A Certificates will have the approximate aggregate Certificate Balance as of the Closing Date set forth on the cover of this Prospectus Supplement. Any difference between the aggregate Certificate Balances of the Class A Certificates as of the Closing Date and the approximate initial aggregate Certificate Balance of such Classes as of the date of this Prospectus Supplement will not exceed 5% of the initial aggregate Certificate Balance of the Class A Certificates as stated on the cover of this Prospectus Supplement.

Distributions..............  Distributions on the Class A Certificates will be made on the 20th day of each month or, if such day is not a business day, on the next succeeding business day, beginning in January 1998 (each, a "Distribution Date") to holders of record on the last day of the preceding calendar month (each, a "Record Date").

                             Interest Distributions.  On each Distribution Date,
                               the holders of the Class A Certificates will be entitled to receive, to the extent of amounts available for distribution as described herein remaining after payment of the Servicing Fee and Trustee Fee, interest distributions in an amount (the "Class A Interest Distribution Amount") equal to (i) interest accrued during the period commencing on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) and ending on the day preceding the current Distribution Date (the "Interest Accrual Period") at the applicable Pass-Through Rate on the Certificate Balance thereof immediately prior to such Distribution Date minus (ii) any Relief Act Shortfalls and Prepayment Interest Shortfalls (each as defined herein) allocable to the Class A Certificates. See "Description of the
                               Certificates--Distributions" and "--Interest" herein.

                             The "Pass-Through Rate" for the Class A
                               Certificates on each Distribution Date after the first Distribution Date will be a rate per annum equal to the lesser of (i) One-Month LIBOR (as
                               defined below) plus [   ]% in the case of each
                               Distribution Date through and including
                               the Distribution Date on which the aggregate
                               scheduled principal balance of the Mortgage Loans is reduced to 5% or less of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus
                               [     ]%, in the case of any Distribution Date
                               thereafter and (ii) the Available Funds Pass-Through Rate. For the first Distribution Date, the Pass-Through Rate on the Class A Certificates
                               will be approximately [   ]% per annum.

                             The "Available Funds Pass-Through Rate" for any
                               Distribution Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to 1/12 of the aggregate scheduled principal balance of the then outstanding Mortgage Loans (including Mortgage Loans relating to REO Properties) times the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans (including Mortgage Loans relating to REO Properties), and the denominator of which is (ii) an amount equal to (A) the then-outstanding aggregate Certificate Balance of the Class A Certificates multiplied by (B) the actual number of days elapsed in the related Interest Accrual Period (as defined herein) divided by 360.

                             The "Expense Adjusted Mortgage Rate" on any
                               Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of (i) the Aggregate Expense Rate and (ii) the Minimum Spread. The "Aggregate Expense Rate" on any Distribution Date is the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the Premium Amount (expressed as a percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the related Due Period) and, for the Distribution Date occurring in January 1998, will be equal to 0.6555%. For any Distribution Date occurring through and including the twelfth Distribution Date following the Closing Date, the Minimum Spread will be equal to 0.00% per annum, and for any Distribution Date thereafter, the Minimum Spread will be 1.00%.

                             As further described herein, with respect to the
                               Class A Certificates and any Distribution Date, if clause (ii) of the definition of Pass-Through Rate above is used to calculate interest, to the extent that (a) the amount of interest payable if clause (i) of the definition of PassThrough Rate had been used to calculate interest exceeds (b) the amount of interest payable under clause (ii) of such definition (without giving effect to clause (ii) of the definition of Expense Adjusted Mortgage Rate) (the "Basis Risk Shortfall"), the holders of the Class A Certificates will be entitled to receive the amount of such Basis Risk Shortfall, with interest thereon at the Pass-Through Rate for the Class A Certificates applicable from time to time, pursuant to an agreement (the "Interest Cap Agreement") entered into for the benefit of Class A Certificateholders and secured by a pledge of the Class X Certificates and the distributions thereon. Notwithstanding the preceding sentence, the amount of the Basis Risk Shortfall for any Distribution Date may not exceed the excess of
                               (x) the amount of interest payable at the Maximum Class A Pass-Through Rate over (y) the amount payable pursuant to clause (ii) of the definition of Pass-Through Rate above. The "Unpaid Basis Risk Shortfall" for the

                               Class A Certificates on any Distribution Date is equal to the aggregate of all Basis Risk Shortfalls for any previous Distribution Dates, with interest thereon at the Pass-Through Rate for the Class A Certificates applicable from time to time, less all payments made to the holders of the Class A Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date. The Certificate Insurance Policy will not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls.

                             The "Maximum Class A Pass-Through Rate" for any
                               Distribution Date is a per annum rate equal to the Available Funds Pass-Through Rate, calculated using the maximum Mortgage Rates on the Adjustable Rate Mortgage Loans.

                             With respect to any Distribution Date, "One-Month
                               LIBOR" will, as described herein, be the
                               arithmetic mean, rounded up to the nearest
                               0.03125%, of the rates offered by the Reference Banks (as defined herein) for one-month United States dollar deposits in the London interbank market, as such rates appear at 11:00 a.m., London time, on page 3750 of Telerate (as defined herein) on the second London business day prior to the previous Distribution Date. One-Month
                               LIBOR will be [          ]% with respect to the
                               first Distribution Date. See "Description of the Certificates -- Calculation of One-Month LIBOR" herein.

                             Principal Distributions. Holders of the Class A
                               Certificates will be entitled to receive on each Distribution Date, to the extent of amounts available for distribution as described herein
                               (i) the Required Principal Distribution Amount after payment of the Servicing Fee and the Trustee Fee and the distribution of interest on the Class A Certificates, and (ii) the amount, if any, required to reduce the Certificate Balance of the Class A Certificates to achieve the required overcollateralization amount for such Distribution Date, after payment of the Servicing Fee and the Trustee Fee, the distribution of interest on the Class A Certificates, the distribution of the Required Principal Distribution Amount, payment of the premium amount to the Certificate Insurer and reimbursement of the Certificate Insurer for amounts paid under the Certificate Insurance Policy.

                             The "Required Principal Distribution Amount" for
                               any Distribution Date will generally be equal to
                               (A) the sum of (i) all scheduled installments of principal in respect of the Mortgage Loans received or advanced during the related Due Period, together with all unscheduled recoveries of principal on such Mortgage Loans received by the Servicer during the prior calendar month,
                               (ii) the scheduled principal balance of each Mortgage Loan that was repurchased by the Asset Seller, (iii) any amounts received in connection with a substitution of a Mortgage Loan, (iv) the net Liquidation Proceeds collected by the Servicer on all Mortgage Loans during the prior calendar month (to the extent such net Liquidation Proceeds are related to principal) and (v) the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal) minus (B) the amount of excess overcollateralization, if any, for such Distribution Date. The "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs. See "-- Credit Enhancement" below and "Description of the Certificates -- Overcollateralization Provisions and Support Features" herein.

                             In no event will any Class A Principal Distribution
                               Amount with respect to any Distribution Date be less than zero or greater than the aggregate Certificate Balance of the Class A Certificates.

                             See "-- Credit Enhancement" below and "Description
                               of the Certificates -- Distributions,"
                               "-- Principal" and "-- Overcollateralization
                               Provisions and Support Features" herein.

Credit Enhancement.........  The credit enhancement provided for the benefit of the Class A Certificateholders consists solely of
                               (a) the overcollateralization and (b) the Certificate Insurance Policy.

                             Overcollateralization.  The subordination and cash
                               flow provisions of the Certificates will, to the extent of available funds, result in a limited acceleration of the principal payments to the Class A Certificates relative to the amortization of the Mortgage Loans, generally in the early months of the transaction. The accelerated amortization is achieved by the distribution of certain amounts of excess interest in reduction of the Certificate Balances of the Class A Certificates. This acceleration feature creates overcollateralization which equals the excess of the aggregate scheduled principal balances of the Mortgage Loans over the aggregate Certificate Balance of the Class A Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. The Pooling and Servicing Agreement provides that, subject to certain trigger tests (which may be waived at the Certificate Insurer's sole discretion), the required level of overcollateralization with respect to the Mortgage Loans may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Description of the
                               Certificates -- Overcollateralization Provisions and Support Features" herein.

                             The Certificate Insurance Policy.  The Class A
                               Certificateholders will be entitled to the benefit of a certificate guaranty insurance policy (the "Certificate Insurance Policy") to be issued by Financial Security Assurance Inc. (the "Certificate Insurer"), as discussed more fully under "-- Financial Guaranty Insurance Policy" below. See "Description of the
                               Certificates -- Financial Guaranty Insurance
                               Policy" herein.

Financial Guaranty
Insurance Policy...........  The Certificate Insurer will issue the Certificate
                               Insurance Policy as a means of providing additional credit enhancement to the Class A Certificates.

                             Under the Certificate Insurance Policy, the
                               Certificate Insurer will pay the Trustee, for the benefit of the holders of the Class A Certificates, as further described herein, an amount that will insure the payment on each Distribution Date of an amount equal to the sum of (a) the Class A Interest Distribution Amount and (b) the principal portion of Excess Losses (as defined herein) allocated to the Class A Certificates. A payment by the Certificate Insurer under the Certificate Insurance Policy is referred to herein as an "Insured Payment." The Certificate Insurance Policy will not cover any Prepayment Interest Shortfalls, Relief Act Shortfalls, Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls. The Certificate Insurance Policy does not guarantee the holders of the Class A Certificates any specified rate of principal payments. In addition, the Certificate Insurer is permitted, at its sole option (but is not required) to pay the amount of any Realized Loss (as defined herein), other than an Excess Loss, prior to the allocation of such Realized Loss to the Class A Certificates. See "Description of the Certificates -- Financial Guaranty Insurance Policy" herein.

Advances...................  The Servicer is required to make advances
                               ("Advances") in respect of delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described herein. See "Description of the Certificates -- Advances" herein and "Description of the Securities -- Advances in Respect of Delinquencies" in the Prospectus.

Optional Termination.......  The majority holder of the Class X Certificates, at its option (or if such holder does not exercise such option, the Servicer), on any Distribution Date when the aggregate scheduled principal balance of the Mortgage Loans is less than 5% of the sum of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date, may purchase from the Trust Fund all remaining Mortgage Loans and other assets thereof at the price described herein, and thereby effect early retirement of the related Certificates. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy. See "Pooling and Servicing Agreement -- Termination" herein and "Description of the Securities -- Termination" in the Prospectus.

Special Prepayment
  Considerations...........  The rate and timing of principal payments on the
                               Class A Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of the Mortgage Loans due to a breach of a representation or warranty) on the Mortgage Loans. As is the case with mortgage-backed certificates generally, the Class A Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                             See "Description of the Certificates -- Principal"
                               and "Certain Yield and Prepayment Considerations" herein, and "Yield Considerations" in the Prospectus.

Special Yield
  Considerations...........  The yield to maturity of the Class A Certificates will depend on, among other things, (i) the Pass-Through Rate, (ii) the purchase price and
                               (iii) the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of the Mortgage Loans due to a breach of a representation or warranty) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances thereof. If the Class A Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Class A Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                             The yield to investors in the Class A Certificates
                               will be adversely affected by any allocation thereto of any interest shortfalls not covered by the Certificate Insurer.

                             See "Certain Yield and Prepayment Considerations"
                               herein and "Yield Considerations" in the Prospectus.

Federal Income Tax
  Consequences.............  The Trust Fund will include three separate real estate mortgage investment conduits (each, a "REMIC"). One REMIC (the "Lower-Tier REMIC") will hold the Mortgage Loans and any related property. Collections in the Lower-Tier REMIC will be used to make payments of principal and interest on regular interests in the Lower-Tier REMIC held by the second REMIC (the "Middle-Tier REMIC"). Those payments in turn will be used to make distributions on the regular interests in the Middle-Tier REMIC which are held by the third REMIC (the "Upper-Tier REMIC"), and which in turn are used to make distributions on the regular interests in the Upper-Tier REMIC. The Class A and Class X Certificates represent beneficial interests in the corresponding regular interests in the Upper-Tier REMIC and in the Interest Cap Agreement. For ease of presentation, distributions will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Certificates.

                             Elections will be made to treat each of the
                               Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC as REMICs and in the opinion of counsel, each will qualify as a REMIC for federal income tax purposes. The Class A and Class X Certificates will represent beneficial interests in "regular interests" in the Upper-Tier REMIC, and the Class R, Class MR and Class LR Certificates will be designated as the sole classes of "residual interests" in the Upper-Tier REMIC, Middle-Tier REMIC and Lower-Tier REMIC, respectively. The portion of the trust fund which holds the regular interests in the Upper-Tier REMIC and the Interest Cap Agreement will be treated as a grantor trust for federal income tax purposes. The holders of the

                               Class X Certificates will be obligated to make payments and the Class A Certificates will be entitled to receive payments under the Interest Cap Agreement.

                             For federal income tax reporting purposes, the
                               regular interest represented by the Class A
                               Certificates will [not] be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the Class A Certificates for federal income tax purposes will be a rate equal to [ ]% of the Prepayment Vector, in the case of the Fixed Rate Mortgage Loans and [ ]% CPR, in the case of the Adjustable Rate Mortgage Loans. No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. See "Certain Yield and Prepayment Considerations" herein.

                             For further information regarding the federal
                               income tax consequences of investing in the Class A Certificates, see "Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations.......  A fiduciary of an employee benefit plan (a "Plan")
                               subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. The United States Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 93-31 (the "NationsBank Exemption") to NationsBank Corporation and has issued an individual exemption, Prohibited Transaction Exemption 90-29 (the "Merrill Lynch Exemption" and, together with the NationsBank Exemption, the "Exemptions" and each, an "Exemption"), that generally exempt from certain of the prohibited transaction provisions of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, transactions relating to the purchase, sale and holding by Plans (as defined herein) of pass-through certificates such as the Class A Certificates underwritten by NationsBanc Montgomery Securities, Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the case may be, provided that certain conditions are satisfied. A fiduciary of a Plan should make its own determination as to whether an Exemption or any other prohibited transaction exemption will be applicable to an investment in the Class A Certificates. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment...........  The Class A Certificates will not constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of the Class A Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Class A Certificates, may be subject to significant interpretative uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class A Certificates will constitute legal investments for them. See "Legal Investment" herein.

Ratings....................  It is a condition to the issuance of the Class A
                               Certificates that they be rated "AAA" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). A rating is not a recommendation to buy, sell or hold the Class A Certificates and may be subject to revision or withdrawal at any time by the assigning rating organization. A rating does not address the possibility that, as a result of principal prepayments, holders of such Certificates may receive a lower than anticipated yield. See "Certain Yield and Prepayment Considerations" and "Ratings" herein and "Yield Considerations" and "Rating" in the Prospectus.

                                  RISK FACTORS

     Prospective Class A Certificateholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Class A Certificates.

RISKS ASSOCIATED WITH THE UNDERWRITING OF SUB-PRIME MORTGAGE LOANS

     The Mortgage Loans were underwritten by the Mortgage Loan Sellers in accordance with the underwriting standards described in "Description of the Mortgage Loans -- Underwriting" below, which pertain primarily to single family mortgage loans which are ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. Accordingly, the Mortgage Loans may experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than Mortgage Loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines.

     Under the Mortgage Loan Sellers' non-conforming credit underwriting standards, the primary factor in underwriting a Mortgage Loan is an assessment of the value of the related Mortgaged Property and the adequacy of the Mortgaged Property as collateral in relation to the amount of such Mortgage Loan, although the Mortgagor's credit history and mortgage history, Debt Ratios and other factors are also considered. Therefore, changes in values of the Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience of the related Mortgage Loans than on mortgage loans originated in accordance with the Fannie Mae or Freddie Mac credit underwriting guidelines. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the Mortgage Loans. If the values of the Mortgaged Properties decline after the dates of origination of the Mortgage Loans, then the rates of delinquencies, foreclosures and losses on the Mortgage Loans may increase and such increase may be substantial.

DELINQUENT MORTGAGE LOANS

     As of November 28, 1997 (the "Information Date"), approximately 4.21% of the Mortgage Loans were 30-59 days delinquent. The remainder of the Mortgage Loans were either current or up to 29 days delinquent as of the Information Date. No information is provided as to whether the payments due in December 1997 with respect to any such Mortgage Loans have been made. As a result, the Mortgage Loans in the aggregate may bear more risk than a pool of mortgage loans without any delinquencies with otherwise comparable characteristics. No assurance can be given as to whether or when any currently delinquent Mortgage Loan will become current, or whether the existing delinquency will be extended. Furthermore, no information can be provided concerning whether a borrower that cures a delinquency is more likely to become delinquent again as compared with a borrower that has never been delinquent. See "Description of the Mortgage
Loans -- General -- Delinquency Status."

RISK OF LOSS ON SECOND LIENS

     Approximately 4.82% of the Mortgage Loans (by aggregate Scheduled Principal Balance as of the Cut-off Date) are secured by second liens on the related Mortgaged Properties. Mortgage Loans secured by second mortgages will be entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loans and prior statutory liens have been satisfied and, if such were satisfied by the Servicer, after the Servicer has been reimbursed. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Certificate Insurance Policy, the Class A Certificates may bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon or if a deficiency judgment is not permitted under applicable law. See "Risk Factors --

Increased Risk of Losses on Foreclosure of Junior Mortgage Loans" in the Prospectus. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

BALLOON LOAN RISKS

     69 of the Fixed Rate Mortgage Loans, comprising approximately 1.30% of the Mortgage Loans (by aggregate Scheduled Principal Balance as of the Cut-off
Date), are Balloon Loans. The Balloon Loans in the Trust Fund will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Balloon Loans involve a greater degree of risk than fully amortizing loans because the ability of a Mortgagor to make a Balloon Payment typically will depend upon its ability either to fully refinance the Balloon Loan or to sell the related Mortgaged Property at a price sufficient to permit the mortgagor to make the Balloon Payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors. See "Description of the Mortgage Loans -- General" and "Certain Yield and Prepayment Considerations" herein.

CONSUMER PROTECTION LAWS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Mortgage Loan Sellers. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The Asset Seller will be required to repurchase any Mortgage Loans which, at the time of origination, failed to comply with applicable federal and state laws and regulations, which failure results in a material adverse effect on the interest of Certificateholders or the Certificate Insurer. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the Mortgagor to a refund of amounts previously paid and, in addition, could subject the Depositor, the Servicer or the Asset Seller to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     The Mortgage Loans are also subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Mortgage Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Mortgagor's credit experience.

     Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Asset Seller, the Depositor or the Servicer to damages and administrative enforcement. The Asset Seller will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with such federal laws or regulations. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

BASIS RISK

     The calculation of the Pass-Through Rate for the Class A Certificates is based upon (i) the value of One-Month LIBOR and (ii) the Available Funds Pass-Through Rate, which is based upon the weighted average of the Expense Adjusted Mortgage Rates of the Mortgage Loans. One-Month LIBOR bears no relationship to the Mortgage Rates applicable to the Fixed Rate Mortgage Loans and is different from the Indices applicable to the Adjustable Rate Mortgage Loans. In general, the Mortgage Rates of the Adjustable Rate Mortgage Loans are determined semi-annually by reference to Six-Month LIBOR (after, in the case of certain of the Adjustable Rate Mortgage Loans, a one, two or three year period at a fixed rate) or annually by reference to One-Year CMT, subject to any applicable Periodic Rate Caps and Maximum and Minimum Mortgage Rates as described herein. In addition, the Mortgage Rates on the Fixed Rate Mortgage Loans will not respond to economic factors or market conditions, and the Indices applicable to the Adjustable Rate Mortgage Loans may respond differently to economic factors and market conditions than One-Month LIBOR. Thus, it is possible, for instance, that the level of One-Month LIBOR may move in one direction during periods in which an Index related to the Adjustable Rate Mortgage Loans is stable or moving in the opposite direction or that, even if the levels of both One-Month LIBOR and such Index move in the same direction during any period, the extent of the change in the level of One-Month LIBOR may be greater or less than that of such Index of such period.

     To the extent that the amount of interest otherwise distributable in respect of the Class A Certificates is greater than the amount of available interest on the Mortgage Loans with respect to any Distribution Date, any resulting Basis Risk Shortfalls will adversely affect the yield to maturity on the Class A Certificates. No assurance can be given that there will be sufficient amounts available under the Interest Cap Agreement (which amount, on any Distribution Date, will not exceed the amount distributed in respect of the Class X Certificates) to pay the Unpaid Basis Risk Shortfall on any given Distribution Date. The Certificate Insurance Policy will not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls.

RISKS RESULTING FROM NON-POSSESSION BY THE TRUSTEE OF MORTGAGE LOAN DOCUMENTS

     The Asset Seller and the Depositor will treat the transfer of the Mortgage Loans from the Asset Seller to the Depositor as a sale. Likewise, the Depositor and the Trustee will treat the transfer of the Mortgage Loans from the Depositor to the Trust Fund as a sale. As a sale of the Mortgage Loans by the Asset Seller to the Depositor, and then a sale by the Depositor to the Trust, the Mortgage Loans would not be part of the assets of the Asset Seller or the Depositor and would not be available to their respective creditors in the event the Asset Seller or the Depositor, as the case may be, became subject to a proceeding under the U.S. Bankruptcy Code. Nevertheless, in the event of the bankruptcy of the Asset Seller or the Depositor, it is possible that a bankruptcy trustee for, or a creditor of, the Asset Seller or the Depositor may argue that the transaction between the Asset Seller and the Depositor or the transaction between the Depositor and the Trust Fund, as the case may be, was a pledge of the Mortgage Loans to secure a loan, rather than a true sale. This position, if asserted, could prevent timely payments of amounts due on the Class A Certificates and, if accepted by the court, may result in reductions in distributions of principal and interest on the Class A Certificates.

     In addition, as long as the long-term debt of Nationsbank of Texas, N.A. is rated at least A and A2 by S&P and Moody's respectively, Nationsbank of Texas, N.A., in its capacity as Custodian, will maintain possession of the Mortgage Notes and the Servicer will retain in its possession certain other documentation relating to the Mortgage Loans transferred to the Trust Fund. Accordingly, if the transfer of the Mortgage Loans were to be recharacterized as a pledge, the Certificateholders would be treated as unsecured creditors of the Depositor, and their interest in, among other things, the Mortgage Notes would be subordinate to the interest of any assignee or pledgee of such notes who had no notice of the interest of the Certificateholders if such assignee or pledgee perfected its interest therein by taking possession of documentation related to the Mortgage Loan. Even if the transfer of possession of the documentation relating to the Mortgage Loans is made subsequently to a third-party custodian, such transfer could potentially be avoided if such documentation transfer is made (i) when the Asset Seller or the Depositor is insolvent, (ii) in contemplation of the insolvency of the Asset Seller or the Depositor or (iii) with the intent to hinder, delay or defraud, creditors of the Asset Seller or the Depositor.

     Failure to record the assignments of the Mortgages to the Trustee will have the result in certain states in which the Mortgaged Properties are located of making the sale of the Mortgage Loans potentially ineffective against (i) any creditors of the Servicer who may have been fraudulently or inadvertently induced to rely on the Mortgage Loans as assets of the Asset Seller or (ii) any purchaser of a Mortgage Loan who had no notice of its prior conveyance to the Trust Fund if such purchaser perfects his interest in the Mortgage Loan by taking possession of the related Mortgage Note or otherwise.

     See "Pooling and Servicing Agreement -- General" herein.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment on a Mortgage Loan, the Mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. The Servicer is required to pay from its own funds any interest shortfalls resulting from prepayments in full and in part ("Prepayment Interest Shortfalls"), but only to the extent of its servicing compensation for the related Due Period. Any Prepayment Interest Shortfalls in excess of such amount, to the extent not reimbursed from funds otherwise payable to the Class X Certificateholders on a given Distribution Date, will reduce the amount of interest otherwise payable to the Class A Certificates. See "Description of the Certificates -- Distributions."

     The application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loan. Any resulting shortfalls in interest ("Relief Act Shortfalls"), to the extent not reimbursed from funds otherwise payable to the Class X Certificateholders on a given Distribution Date, will reduce the amount of interest otherwise payable to the Class A Certificates. See "Description of the Certificates -- Distributions" herein and "Certain Legal Aspects of Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

     The Certificate Insurance Policy will not cover Prepayment Interest Shortfalls or Relief Act Shortfalls.

RISKS ASSOCIATED WITH BOOK-ENTRY CERTIFICATES

     Issuance of the Class A Certificates in book-entry form may reduce the liquidity of such Certificate in the secondary trading market.

     Since transactions in the Class A Certificates will be effected only through DTC, the ability of a Beneficial Owner to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing such Certificates.

     Beneficial Owners may experience some delay in their receipt of distributions of interest and principal on the Class A Certificates since such distributions will be forwarded by the Trustee to DTC, and DTC will credit such distributions to the accounts of its Participants which will thereafter credit them to the accounts of Beneficial Owners either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration and Definitive Securities" in the Prospectus.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The statistical information presented in this Prospectus Supplement describes the mortgage loans included in the Trust Fund as of the Cut-off Date (the "Mortgage Loans").

     The Mortgage Loans underlying the Certificates had an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $367,411,573. The Mortgage Loans generally consist of conventional, fixed rate and adjustable rate, monthly payment, first lien mortgage loans (except that approximately 4.82% of the Mortgage Loans (by aggregate Scheduled Principal Balance as of the Cut-Off Date) are second lien mortgage loans). The Mortgage Loans have original terms to maturity ranging from approximately 3 years to approximately 30 years. The Mortgage Loans consist of 772 Mortgage Loans, representing approximately 14.23% of the aggregate Scheduled Principal Balance as of the Cut-off Date, having mortgage interest rates (each, a "Mortgage Rate") that are fixed at the percentages specified in the related Mortgage Notes (each such Mortgage Loan, a "Fixed Rate Mortgage Loan") and 2,369 Mortgage Loans, representing approximately 85.77% of the aggregate Scheduled Principal Balance as of the Cut-off Date, having Mortgage Rates that are adjustable (each such Mortgage Loan, an "Adjustable Rate Mortgage Loan").

     None of the Mortgage Loans provides for negative amortization or deferred interest or contains any buydown or shared appreciation feature.

     The Mortgage Loans were originated by the Mortgage Loan Sellers or acquired by the Mortgage Loan Sellers from various other entities. The Mortgage Loans were underwritten substantially in accordance with the underwriting criteria of each of the Mortgage Loan Sellers. See "-- Underwriting" below. The Asset Seller acquired the Mortgage Loans from the Mortgage Loan Sellers. The Depositor will acquire the Mortgage Loans from the Asset Seller, which is an affiliate of the Depositor. The Asset Seller will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Certificateholders or the Certificate Insurer. See "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- Assignment of Assets; Repurchases" and "-- Representations and Warranties; Repurchases" in the Prospectus.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the Asset Seller to the Trustee for the benefit of the Certificateholders.

     Each Fixed Rate Mortgage Loan contains a customary "due-on-sale" clause. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses" in the Prospectus.

     The day of each month in which Mortgage Loan payments are due (the "Due Date") is generally the first day of the month for all of the Mortgage Loans. There is no Retained Interest (as defined in the Prospectus) with respect to any of the Mortgage Loans.

     Approximately 59.96% of the Fixed Rate Mortgage Loans (by aggregate Scheduled Principal Balance of the Fixed Rate Mortgage Loans as of the Cut-Off
Date) and approximately 84.50% of the Adjustable Rate Mortgage Loans (by aggregate Scheduled Principal Balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date) provide for payment of a prepayment charge. Generally, each such Mortgage Loan provides for payment of a prepayment charge for certain partial prepayments and all prepayments in full made within approximately one, two, three, four or five years of the origination of such Mortgage Loan, in an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of the prepayment, exceeds twenty percent of the original principal amount of the Mortgage Loan. Prepayment charges received on the Mortgage Loans will not be available for distribution on the Class A Certificates.

     Approximately 29.00% of the Mortgage Loans (by aggregate Scheduled Principal Balance as of the Cut-off Date) had Loan-to-Value Ratios at the date of origination in excess of 80%. None of the Mortgage Loans is covered by a primary mortgage insurance policy.

     The Mortgage Loans are expected to have the additional characteristics described in the following tables and under "-- Fixed Rate Mortgage Loans" or "-- Adjustable Rate Mortgage Loans" below, as applicable.

     The characteristics of the Mortgage Loans in the following tables are as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

                     PROPERTY TYPES OF MORTGAGED PROPERTIES
                          SECURING THE MORTGAGE LOANS

                                                             AGGREGATE CUT-OFF      PERCENTAGE OF AGGREGATE
                                            NUMBER OF          DATE SCHEDULED        CUT-OFF DATE SCHEDULED
             PROPERTY TYPE                MORTGAGE LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCE
             -------------                --------------   ----------------------   ------------------------
Single Family Residence.................      2,628           $299,483,711.72                 81.51%
Planned Unit Development................        245             38,356,611.93                 10.44
Condominium.............................        134             14,871,910.26                  4.05
2-4 Family Residence....................        113             13,306,307.16                  3.62
Manufactured Housing....................         19              1,268,494.15                  0.35
Townhome................................          2                124,537.97                  0.03
                                              -----           ---------------               -------
     Total..............................      3,141           $367,411,573.19                100.00%
                                              =====           ===============               =======

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                          SECURING THE MORTGAGE LOANS

                                                                                           PERCENTAGE OF
                                                                                             AGGREGATE
                                                              AGGREGATE CUT-OFF DATE       CUT-OFF DATE
                                               NUMBER OF       SCHEDULED PRINCIPAL           SCHEDULED
              GEOGRAPHIC AREA                MORTGAGE LOANS          BALANCE             PRINCIPAL BALANCE
              ---------------                --------------   ----------------------   ---------------------
Alaska.....................................          3           $    262,126.64                0.07%
Alabama....................................         11                707,699.34                0.19
Arkansas...................................         10                662,751.21                0.18
Arizona....................................        167             16,072,469.39                4.37
California.................................      1,012            165,766,469.91               45.12
Colorado...................................        113             13,066,474.79                3.56
Connecticut................................         12              1,031,901.16                0.28
District of Columbia.......................          4                354,214.43                0.10
Delaware...................................          4                211,831.15                0.06
Florida....................................        101              9,065,253.91                2.47
Georgia....................................         34              3,540,052.59                0.96
Hawaii.....................................          5                677,251.73                0.18
Iowa.......................................          8                388,532.77                0.11
Idaho......................................         43              3,981,926.04                1.08
Illinois...................................        166             15,566,304.97                4.24
Indiana....................................         49              2,589,368.43                0.70
Kansas.....................................         17              1,170,173.62                0.32
Kentucky...................................          9                311,119.28                0.08
Louisiana..................................         17              1,479,446.78                0.40
Massachusetts..............................          1                 83,621.05                0.02
Maryland...................................         38              2,783,033.33                0.76
Maine......................................          1                 66,288.46                0.02
Michigan...................................        116              9,178,461.16                2.50
Minnesota..................................         65              5,135,856.98                1.40
Missouri...................................         20              1,214,059.69                0.33
Mississippi................................         17                880,494.07                0.24
Montana....................................          5                301,741.99                0.08
North Carolina.............................         37              3,382,991.71                0.92
North Dakota...............................          1                107,555.13                0.03
Nebraska...................................         14              1,033,958.93                0.28
New Hampshire..............................          4                417,311.32                0.11
New Jersey.................................         29              3,247,059.26                0.88
New Mexico.................................         54              5,824,322.70                1.59
Nevada.....................................         70              8,037,800.42                2.19
New York...................................          7                956,626.79                0.26
Ohio.......................................         56              3,388,154.75                0.92
Oklahoma...................................         28              1,429,513.95                0.39
Oregon.....................................        184             21,240,408.88                5.78
Pennsylvania...............................         47              3,580,076.83                0.97
South Carolina.............................         15                777,716.92                0.21
Tennessee..................................         24              1,636,283.96                0.45
Texas......................................         27              1,967,195.89                0.54
Utah.......................................        190             19,798,860.92                5.39
Virginia...................................         25              2,393,484.81                0.65
Vermont....................................         11              1,075,079.97                0.29
Washington.................................        239             27,936,144.59                7.60
Wisconsin..................................         19              1,694,449.97                0.46
West Virginia..............................          9                732,127.78                0.20
Wyoming....................................          3                205,522.84                0.06
                                                 -----           ---------------             -------
     Total.................................      3,141           $367,411,573.19              100.00%
                                                 =====           ===============             =======

     No more than approximately 0.42% of the Mortgage Loans (by aggregate Scheduled Principal Balance as of the Cut-off Date) was secured by Mortgaged Properties located in any one zip code.

                         PURPOSES OF THE MORTGAGE LOANS

                                                                                         PERCENTAGE OF
                                                                   AGGREGATE CUT-OFF   AGGREGATE CUT-OFF
                                                    NUMBER OF       DATE SCHEDULED      DATE SCHEDULED
                  LOAN PURPOSE                    MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                  ------------                    --------------   -----------------   -----------------
Cash Out Refinance..............................      1,395         $151,842,288.08          41.33%
Purchase........................................      1,114          144,541,818.50          39.34
Rate/Term Refinance.............................        632           71,027,466.61          19.33
                                                      -----         ---------------        -------
     Total......................................      3,141         $367,411,573.19         100.00%
                                                      =====         ===============        =======

     In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes (not for "equity take-out"), substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. Mortgage Loans made for "equity take out" refinance purposes involve the use of the proceeds to pay in full the principal balance of such previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

                    OCCUPANCY STATUS OF MORTGAGED PROPERTIES
                          SECURING THE MORTGAGE LOANS

                                                                                         PERCENTAGE OF
                                                                   AGGREGATE CUT-OFF   AGGREGATE CUT-OFF
                                                    NUMBER OF       DATE SCHEDULED      DATE SCHEDULED
                OCCUPANCY STATUS                  MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                ----------------                  --------------   -----------------   -----------------
Owner Occupied..................................      2,840         $341,051,508.19          92.83%
Non Owner Occupied..............................        283           24,357,778.73           6.63
Second/Vacation Home............................         18            2,002,286.27           0.54
                                                      -----         ---------------        -------
     Total......................................      3,141         $367,411,573.19         100.00%
                                                      =====         ===============        =======

                       LIEN STATUS OF THE MORTGAGE LOANS

                                                                                         PERCENTAGE OF
                                                                   AGGREGATE CUT-OFF   AGGREGATE CUT-OFF
                                                    NUMBER OF       DATE SCHEDULED      DATE SCHEDULED
                  LIEN STATUS                     MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                  -----------                     --------------   -----------------   -----------------
First Lien......................................      2,862         $349,690,433.96          95.18%
Second Lien.....................................        279           17,721,139.23           4.82
                                                      -----         ---------------        -------
     Total......................................      3,141         $367,411,573.19         100.00%
                                                      =====         ===============        =======

                   DOCUMENTATION LEVEL OF THE MORTGAGE LOANS

                                                                                         PERCENTAGE OF
                                                                   AGGREGATE CUT-OFF   AGGREGATE CUT-OFF
                                                    NUMBER OF       DATE SCHEDULED      DATE SCHEDULED
    MORTGAGE LOAN SELLER/DOCUMENTATION LEVEL      MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
    ----------------------------------------      --------------   -----------------   -----------------
FIRST FRANKLIN (STANDARD)
  Full/Alternate................................        768         $119,136,520.96          32.43%
  Limited/Reduced...............................         30            3,950,778.59           1.08
  Stated/No Docs................................        150           20,350,189.68           5.54
FIRST FRANKLIN (DIRECT ACCESS)
  Full/Alternate................................        129           19,029,126.01           5.18
  Limited/Reduced...............................         13            1,773,811.82           0.48
  Stated/No Docs................................         33            4,480,846.30           1.22
WMC
  Full/Alternate................................        943           98,917,191.18          26.92
  Limited/Reduced...............................          6              761,767.17           0.21
  Stated/No Docs................................        452           50,674,915.84          13.79
BANC ONE
  Full/Alternate................................        187           12,521,006.14           3.41
  Limited/Reduced...............................        129            7,281,249.47           1.98
  Stated/No Docs................................         19            1,460,993.39           0.40
LIFE SAVINGS
  Full/Alternate................................        136           10,755,707.29           2.93
  Stated/No Docs................................         55            5,184,284.94           1.41
PAN AMERICAN
  Full/Alternate................................         60            7,515,005.28           2.05
  Limited/Reduced...............................          4              498,753.89           0.14
  Stated/No Docs................................         27            3,119,425.24           0.85
                                                      -----         ---------------        -------
     Total......................................      3,141         $367,411,573.19         100.00%
                                                      =====         ===============        =======

     See "Description of the Mortgage Loans -- Underwriting" below for a description of the various mortgage loan documentation programs utilized by the Mortgage Loan Sellers.

                     RISK CATEGORIES OF THE MORTGAGE LOANS

                                                               AGGREGATE CUT-OFF    PERCENTAGE OF AGGREGATE
                                                                     DATE                CUT-OFF DATE
                                               NUMBER OF           SCHEDULED               SCHEDULED
    MORTGAGE LOAN SELLER/RISK CATEGORY       MORTGAGE LOANS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
    ----------------------------------       --------------   -------------------   -----------------------
FIRST FRANKLIN (STANDARD)
  A........................................        106          $ 15,984,125.29               4.35%
  A-.......................................        353            54,961,302.24              14.96
  B........................................        355            56,464,009.09              15.37
  C........................................        119            14,381,228.60               3.91
  D........................................         15             1,646,824.01               0.45
FIRST FRANKLIN (DIRECT ACCESS)
  FICO Score 620 or above..................         88            11,940,809.87               3.25
  FICO Score 600 to 619....................         34             5,161,077.21               1.40
  FICO Score 570 to 599....................         32             5,311,543.97               1.45
  FICO Score less than 570.................         21             2,870,353.08               0.78
WMC
  A-.......................................        852            99,370,677.09              27.05
  B........................................        386            36,723,776.45              10.00
  C........................................        103             9,166,389.97               2.49
  D........................................         59             5,060,242.97               1.38
  Z........................................          1                32,787.71               0.01
BANC ONE*
  FICO Score 620 or above..................        103             7,378,283.15               2.01
  FICO Score 600 to 619....................         26             1,933,412.90               0.53
  FICO Score 570 to 599....................         52             2,914,723.41               0.79
  FICO Score less than 570.................        154             9,036,829.54               2.46
LIFE SAVINGS
  A........................................         85             7,160,520.69               1.95
  A-.......................................         39             3,977,263.67               1.08
  B........................................         28             2,230,638.96               0.61
  C........................................         39             2,571,568.91               0.70
PAN AMERICAN
  A........................................         22             2,807,123.99               0.76
  A-.......................................         39             5,105,281.31               1.39
  B........................................         16             1,680,481.03               0.46
  C........................................         10             1,191,453.20               0.32
  D........................................          4               348,844.88               0.09
                                                 -----          ---------------           --------
     Total.................................      3,141          $367,411,573.19             100.00%
                                                 =====          ===============           ========

------------------------

* FICO Score levels disclosed do not correspond to the Credit Levels described in Annex I under the heading Banc One Guidelines.

     See "Description of the Mortgage Loans -- Underwriting" below for a description of the various risk categories utilized by the Mortgage Loan Sellers.

                    DELINQUENCY STATUS OF THE MORTGAGE LOANS

                                                              AGGREGATE CUT-OFF    PERCENTAGE OF AGGREGATE
                                              NUMBER OF        DATE SCHEDULED       CUT-OFF DATE SCHEDULED
           DELINQUENCY STATUS*              MORTGAGE LOANS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
           -------------------              --------------    -----------------    -----------------------
0-29 days.................................      2,981          $351,936,175.59               95.79%
30-59 days................................        160            15,475,397.60                4.21
                                                -----          ---------------            --------
     Total................................      3,141          $367,411,573.19              100.00%
                                                =====          ===============            ========

---------------------

* Based on information available as of the close of business on the Information Date. No information is provided as to whether the payment due in December 1997 with respect to any Mortgage Loan has been made.

     The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No Mortgage Loan is considered delinquent for these purposes until one month has passed since its contractual due date. See "Risk Factors -- Delinquent Mortgage Loans."

FIXED RATE MORTGAGE LOANS

     As of the Cut-off Date, each Fixed Rate Mortgage Loan had a Scheduled Principal Balance of not less than $5,388 or more than $359,151 and the average Scheduled Principal Balance of the Fixed Rate Mortgage Loans was approximately $67,713. The latest stated maturity date of any of the Fixed Rate Mortgage Loans is September 2027; however, the actual date on which any Fixed Rate Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     69 Fixed Rate Mortgage Loans comprising approximately 9.15% of the Mortgage Loans (by aggregate Scheduled Principal Balance of the Fixed Rate Mortgage Loans as of the Cut-off Date), are balloon payment mortgage loans (each, a "Balloon Loan"). Each Balloon Loan generally amortizes over 360 months, but the final payment (the "Balloon Payment") on each Balloon Loan is due and payable on the 180th month (or in the case of one Mortgage Loan, the 84th month). The amounts of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on Mortgage Loan for the period prior to the Due Date of such Balloon Payment.

     Set forth below is a description of certain additional characteristics of the Fixed Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

                MORTGAGE RATES OF THE FIXED RATE MORTGAGE LOANS

                                                                                  PERCENTAGE OF AGGREGATE CUT-OFF
                                NUMBER OF      AGGREGATE CUT-OFF DATE SCHEDULED           DATE SCHEDULED
MORTGAGE RATES                MORTGAGE LOANS          PRINCIPAL BALANCE                  PRINCIPAL BALANCE
--------------                --------------   --------------------------------   -------------------------------
 8.251% -  8.500%...........         8                  $ 1,213,203.64                          2.32%
 8.501% -  8.750%...........         7                      592,611.06                          1.13
 8.751% -  9.000%...........        24                    2,737,122.70                          5.24
 9.001% -  9.250%...........        13                      870,097.51                          1.66
 9.251% -  9.500%...........        14                    1,545,306.72                          2.96
 9.501% -  9.750%...........        17                    1,150,324.59                          2.20
 9.751% - 10.000%...........        31                    3,030,335.68                          5.80
10.001% - 10.250%...........        25                    2,039,306.89                          3.90
10.251% - 10.500%...........        42                    4,054,278.83                          7.76
10.501% - 10.750%...........        39                    3,528,981.36                          6.75
10.751% - 11.000%...........        56                    3,871,818.37                          7.41
11.001% - 11.250%...........        52                    3,040,208.92                          5.82
11.251% - 11.500%...........        51                    3,374,748.93                          6.46
11.501% - 11.750%...........        24                    1,773,559.43                          3.39
11.751% - 12.000%...........        31                    1,693,539.38                          3.24
12.001% - 12.250%...........        29                    1,510,851.23                          2.89
12.251% - 12.500%...........        37                    2,598,971.43                          4.97
12.501% - 12.750%...........        23                    1,331,081.61                          2.55
12.751% - 13.000%...........        21                    1,115,168.48                          2.13
13.001% - 13.250%...........        20                    1,107,204.86                          2.12
13.251% - 13.500%...........        41                    2,487,687.70                          4.76
13.501% - 13.750%...........        24                    1,107,637.98                          2.12
13.751% - 14.000%...........        20                      969,454.48                          1.85
14.001% - 14.250%...........        21                    1,130,078.60                          2.16
14.251% - 14.500%...........        20                    1,146,234.35                          2.19
14.501% - 14.750%...........        20                      747,249.67                          1.43
14.751% - 15.000%...........        14                      628,211.92                          1.20
15.001% - 15.250%...........        15                      607,879.59                          1.16
15.251% - 15.500%...........         8                      244,689.24                          0.47
15.501% - 15.750%...........         6                      234,166.74                          0.45
15.751% - 16.000%...........         5                      180,391.10                          0.35
16.001% and above...........        14                      612,170.96                          1.17
                                   ---              ------------------                       -------
          Total.............       772                  $52,274,573.95                        100.00%
                                   ===              ==================                       =======

     The weighted average Mortgage Rate of the Fixed Rate Mortgage Loans was approximately 11.53% per annum.

      REMAINING MONTHS TO STATED MATURITY OF THE FIXED RATE MORTGAGE LOANS

                                                            AGGREGATE CUT-OFF DATE   PERCENTAGE OF AGGREGATE
                                             NUMBER OF       SCHEDULED PRINCIPAL     CUT-OFF DATE SCHEDULED
   REMAINING MONTHS TO STATED MATURITY     MORTGAGE LOANS          BALANCE              PRINCIPAL BALANCE
   -----------------------------------     --------------   ----------------------   -----------------------
Less than 181............................       426             $22,278,082.09                 42.62%
181-240..................................        30               2,176,531.24                  4.16
241-360..................................       316              27,819,960.62                 53.22
                                                ---             --------------               -------
          Total..........................       772             $52,274,573.95                100.00%
                                                ===             ==============               =======

     The weighted average remaining term to stated maturity of the Fixed Rate Mortgage Loans was approximately 268 months.

             YEARS OF ORIGINATION OF THE FIXED RATE MORTGAGE LOANS

                                                            AGGREGATE CUT-OFF DATE   PERCENTAGE OF AGGREGATE
                                             NUMBER OF       SCHEDULED PRINCIPAL     CUT-OFF DATE SCHEDULED
          YEARS OF ORIGINATION             MORTGAGE LOANS          BALANCE              PRINCIPAL BALANCE
          --------------------             --------------   ----------------------   -----------------------
1997.....................................       707             $48,121,932.59                 92.06%
1996.....................................        64               4,041,144.19                  7.73
1995.....................................         1                 111,497.17                  0.21
                                                ---             --------------               -------
          Total..........................       772             $52,274,573.95                100.00%
                                                ===             ==============               =======

     The earliest month and year of origination of any Fixed Rate Mortgage Loan is September 1995 and the latest month and year of origination is August 1997.

       ORIGINAL LOAN-TO-VALUE RATIOS(1) OF THE FIXED RATE MORTGAGE LOANS

                                                                                           PERCENTAGE OF
                                                              AGGREGATE CUT-OFF DATE     AGGREGATE CUT-OFF
                                               NUMBER OF       SCHEDULED PRINCIPAL        DATE SCHEDULED
       ORIGINAL LOAN-TO-VALUE RATIOS         MORTGAGE LOANS          BALANCE             PRINCIPAL BALANCE
       -----------------------------         --------------   ----------------------     -----------------
Less than 30.01%...........................        27             $ 1,163,972.14                2.23%
30.01% -  40.00%...........................        20                 825,823.22                1.58
40.01% -  50.00%...........................        23                 814,489.42                1.56
50.01% -  60.00%...........................        48               2,938,035.94                5.62
60.01% -  65.00%...........................        52               3,309,909.61                6.33
65.01% -  70.00%...........................        69               5,184,712.67                9.92
70.01% -  75.00%...........................        93               6,489,428.78               12.41
75.01% -  80.00%...........................       173              12,367,096.88               23.66
80.01% -  85.00%...........................       172              12,712,514.65               24.32
85.01% -  90.00%...........................        85               5,716,005.65               10.93
90.01% -  95.00%...........................         5                 286,727.84                0.55
95.01% - 100.00%...........................         4                 378,352.34                0.72
100.01% and above..........................         1                  87,504.81                0.17
                                                  ---             --------------             -------
          Total............................       772             $52,274,573.95              100.00%
                                                  ===             ==============             =======

---------------

(1) The Loan-to-Value Ratio at origination of Fixed Rate Mortgage Loans secured by second liens includes the outstanding principal balance of the related Senior Liens. See "Description of the Trust Funds -- Mortgage Loans" in the Prospectus.

     The minimum and maximum Loan-to-Value Ratios at origination of the Fixed Rate Mortgage Loans were approximately 9.68% and 108.79%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 75.10%.

          ORIGINAL PRINCIPAL BALANCES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                 PERCENTAGE OF AGGREGATE
                                                                        AGGREGATE CUT-OFF DATE        CUT-OFF DATE
                                                         NUMBER OF       SCHEDULED PRINCIPAL            SCHEDULED
ORIGINAL PRINCIPAL BALANCE                             MORTGAGE LOANS          BALANCE              PRINCIPAL BALANCE
--------------------------                             --------------   ----------------------   -----------------------
      Less than $20,000.01  .........................        59             $   881,220.28                 1.69%
    20,000.01 -  30,000.00  .........................       107               2,667,744.36                 5.10
    30,000.01 -  40,000.00  .........................        88               3,070,221.85                 5.87
    40,000.01 -  50,000.00  .........................        76               3,355,781.46                 6.42
    50,000.01 -  60,000.00  .........................        96               5,228,717.54                10.00
    60,000.01 -  70,000.00  .........................        84               5,426,868.22                10.38
    70,000.01 -  80,000.00  .........................        44               3,267,619.93                 6.25
    80,000.01 -  90,000.00  .........................        40               3,357,984.14                 6.42
    90,000.01 - 100,000.00  .........................        41               3,858,988.95                 7.38
   100,000.01 - 110,000.00  .........................        28               2,954,521.29                 5.65
   110,000.01 - 120,000.00  .........................        19               2,180,393.03                 4.17
   120,000.01 - 130,000.00  .........................        23               2,846,231.20                 5.44
   130,000.01 - 140,000.00  .........................         7                 954,640.10                 1.83
   140,000.01 - 150,000.00  .........................         6                 861,643.02                 1.65
   150,000.01 - 160,000.00  .........................        15               2,329,030.44                 4.46
   160,000.01 - 170,000.00  .........................         3                 492,746.00                 0.94
   170,000.01 - 180,000.00  .........................         6               1,057,880.72                 2.02
   180,000.01 - 190,000.00  .........................         5                 927,333.84                 1.77
   190,000.01 - 200,000.00  .........................         2                 384,837.73                 0.74
   200,000.01 - 250,000.00  .........................         9               2,047,959.07                 3.92
   250,000.01 - 300,000.00  .........................        10               2,786,668.61                 5.33
   300,000.01 - 350,000.00  .........................         2                 624,704.54                 1.20
   350,000.01 - 400,000.00  .........................         2                 710,837.63                 1.36
                                                            ---             --------------              -------
          Total......................................       772             $52,274,573.95               100.00%
                                                            ===             ==============              =======

     The average original principal balance of the Fixed Rate Mortgage Loans was approximately $68,304.

ADJUSTABLE RATE MORTGAGE LOANS

     Each Adjustable Rate Mortgage Loan provides for adjustment to the Mortgage Rate thereon semi-annually or annually on the adjustment date applicable thereto (each such date, an "Adjustment Date") to equal, as to any Adjustment Date, the sum (rounded as applicable) of the related index as described below (the "Index") and the fixed percentage amount (the "Gross Margin") specified in such Mortgage Note (such sum, the "Fully Indexed Rate"), provided that, except as described below, the Mortgage Rate on any Adjustable Rate Mortgage Loan will not increase or decrease by more than the percentage specified in the related Mortgage Note (the "Periodic Rate Cap") on any related Adjustment Date, such Mortgage Rate will not exceed the sum of the initial Mortgage Rate thereon and the percentage specified in such Mortgage Note (such sum, the "Maximum Mortgage Rate") and such Mortgage Rate will not be less than the percentage in such Mortgage Note (the "Minimum Mortgage Rate"). With respect to 14.65% of the Adjustable Rate Mortgage Loans, the first Adjustment Date will occur after an initial period of six months following origination, with respect to 7.98% of the Adjustable Rate Mortgage Loans, one year following origination, with respect to 76.74% of the Adjustable Rate Mortgage Loans, two years following origination and with respect to 0.63% of the Adjustable Rate Mortgage Loans, three years following origination, in each case by Scheduled Principal Balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date (each such Mortgage Loan described in this sentence, a "Delayed First Adjustment Mortgage Loan"). Notwithstanding the foregoing, the Delayed First Adjustment Mortgage Loans have a weighted average initial Periodic Rate Cap of approximately 1.01% per annum.

     With respect to 0.73% of the Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date), all of which have Adjustment Dates occurring annually and none of which are Delayed First Adjustment Mortgage Loans, the Index applicable to the determination of the Mortgage Rate on each Adjustment Date will be One-Year CMT. With respect to 85.05% of the Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date), all of which have Adjustment Dates occurring semi-annually, the Index applicable to the determination of the Mortgage Rate on each Adjustment Date will be Six-Month LIBOR.

     Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Scheduled Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted.

     A substantial number of Adjustable Rate Mortgage Loans will have initial Mortgage Rates that are less than the related Fully Indexed Rates at their respective dates of origination. In addition, the Mortgage Rate on any Adjustable Rate Mortgage Loan may be less than the Fully Indexed Rate with respect to any related Adjustment Date because the related Periodic Rate Cap and Maximum Mortgage Rate have the effect of limiting any increase in such Mortgage Rate.

     As of the Cut-off Date, each Adjustable Rate Mortgage Loan had a Scheduled Principal Balance of not less than $18,693 or more than $497,955 and the average Scheduled Principal Balance of the Adjustable Rate Mortgage Loans will be approximately $133,025. The latest first Adjustment Date following the Cut-off Date on any Adjustable Rate Mortgage Loan occurs in August 2000 and the weighted average next Adjustment Date for all of the Adjustable Rate Mortgage Loans following the Cut-off Date is March 1999.

     The latest stated maturity date of any of the Adjustable Rate Mortgage Loans will be August 2027; however, the actual date on which any Adjustable Rate Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     Set forth below is a description of certain additional characteristics of the Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

              MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                  AGGREGATE       PERCENTAGE OF AGGREGATE
                                                                CUT-OFF DATE           CUT-OFF DATE
                                               NUMBER OF          SCHEDULED              SCHEDULED
              MORTGAGE RATES                 MORTGAGE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
              --------------                 --------------   -----------------   -----------------------
 6.001% -  7.000%..........................         12         $  1,831,474.94              0.58%
 7.001% -  8.000%..........................         87           13,766,845.51              4.37
 8.001% -  8.250%..........................         97           16,455,338.45              5.22
 8.251% -  8.500%..........................        161           25,313,628.59              8.03
 8.501% -  8.750%..........................        182           25,303,120.69              8.03
 8.751% -  9.000%..........................        210           30,004,635.36              9.52
 9.001% -  9.250%..........................        180           23,824,402.45              7.56
 9.251% -  9.500%..........................        193           25,014,218.81              7.94
 9.501% -  9.750%..........................        196           25,397,784.92              8.06
 9.751% - 10.000%..........................        304           41,312,251.80             13.11
10.001% - 10.250%..........................        185           25,918,541.96              8.22
10.251% - 10.500%..........................        165           19,563,496.66              6.21
10.501% - 10.750%..........................        111           12,141,482.09              3.85
10.751% - 11.000%..........................         92            9,920,659.30              3.15
11.001% - 11.250%..........................         59            5,933,132.25              1.88
11.251% - 11.500%..........................         47            4,899,779.50              1.55
11.501% - 11.750%..........................         21            2,574,317.99              0.82
11.751% - 12.000%..........................         28            2,330,461.68              0.74
12.001% - 13.000%..........................         23            2,207,363.87              0.70
13.001% - 14.000%..........................         12            1,085,195.70              0.34
14.001% - 15.000%..........................          3              254,950.09              0.08
15.001% - 16.000%..........................          1               83,916.63              0.03
                                                 -----         ---------------           -------
          Total............................      2,369         $315,136,999.24            100.00%
                                                 =====         ===============           =======

     The weighted average Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 9.55% per annum.

   REMAINING MONTHS TO STATED MATURITY OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                    PERCENTAGE OF AGGREGATE
                                                           AGGREGATE CUT-OFF DATE        CUT-OFF DATE
                                            NUMBER OF            SCHEDULED                 SCHEDULED
  REMAINING MONTHS TO STATED MATURITY     MORTGAGE LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCE
  -----------------------------------     --------------   ----------------------   -----------------------
  0 - 180...............................          2                 75,508.31                 0.02%
241 - 360...............................      2,367           $315,061,490.93                99.98
                                              -----           ---------------              -------
          Total.........................      2,369           $315,136,999.24               100.00%
                                              =====           ===============              =======

     The weighted average remaining term to stated maturity of the Adjustable Rate Mortgage Loans was approximately 354 months.

           YEARS OF ORIGINATION OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  PERCENTAGE OF AGGREGATE CUT-OFF
                                NUMBER OF      AGGREGATE CUT-OFF DATE SCHEDULED           DATE SCHEDULED
    YEARS OF ORIGINATION      MORTGAGE LOANS          PRINCIPAL BALANCE                  PRINCIPAL BALANCE
    --------------------      --------------   --------------------------------   -------------------------------
1997........................      2,360                $313,944,104.45                         99.62%
1996........................          8                   1,082,171.80                          0.34
1995........................          1                     110,722.99                          0.04
                                  -----                ---------------                       -------
          Total.............      2,369                $315,136,999.24                        100.00%
                                  =====                ===============                       =======

     The earliest month and year of origination of any Adjustable Rate Mortgage Loan is August 1995 and the latest month and year of origination is July 1997.

     ORIGINAL LOAN-TO-VALUE RATIOS(1) OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  PERCENTAGE OF AGGREGATE CUT-OFF
                                NUMBER OF      AGGREGATE CUT-OFF DATE SCHEDULED           DATE SCHEDULED
ORIGINAL LOAN-TO-VALUE RATIO  MORTGAGE LOANS          PRINCIPAL BALANCE                  PRINCIPAL BALANCE
----------------------------  --------------   --------------------------------   -------------------------------
Less than 30.01%............          7                $    573,559.87                          0.18%
30.01% - 40.00%.............         23                   2,668,816.13                          0.85
40.01% - 50.00%.............         33                   3,471,730.02                          1.10
50.01% - 60.00%.............        110                  11,521,175.73                          3.66
60.01% - 65.00%.............        129                  13,721,761.84                          4.35
65.01% - 70.00%.............        255                  30,502,205.03                          9.68
70.01% - 75.00%.............        482                  61,436,249.91                         19.50
75.01% - 80.00%.............        760                 103,887,183.26                         32.97
80.01% - 85.00%.............        281                  39,611,647.73                         12.57
85.01% - 90.00%.............        288                  47,575,079.43                         15.10
90.01% - 95.00%.............          1                     167,590.29                          0.05
                                  -----                ---------------                       -------
          Total.............      2,369                $315,136,999.24                        100.00%
                                  =====                ===============                       =======

---------------

(1) The Loan-to-Value Ratio at origination of Adjustable Rate Mortgage Loans secured by second liens includes the outstanding principal balance of the related Senior Liens. See "Description of the Trust Funds -- Mortgage Loans" in the Prospectus.

     The minimum and maximum Loan-to-Value Ratios at origination of the Adjustable Rate Mortgage Loans were approximately 19.74% and 90.08%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Adjustable Rate Mortgage Loans was approximately 77.49%.

       ORIGINAL PRINCIPAL BALANCES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                      AGGREGATE          PERCENTAGE OF AGGREGATE
                                           NUMBER OF            CUT-OFF DATE SCHEDULED    CUT-OFF DATE SCHEDULED
  ORIGINAL PRINCIPAL BALANCES           MORTGAGE LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
  ---------------------------     ---------------------------   ----------------------   ------------------------
   Less than $20,000.01.........                 3                 $     58,220.49                  0.02%
 20,000.01 -  30,000.00.........                34                      852,292.57                  0.27
 30,000.01 -  40,000.00.........                47                    1,661,857.99                  0.53
 40,000.01 -  50,000.00.........               101                    4,609,772.47                  1.46
 50,000.01 -  60,000.00.........               126                    6,995,714.66                  2.22
 60,000.01 -  70,000.00.........               148                    9,651,985.96                  3.06
 70,000.01 -  80,000.00.........               173                   13,029,969.94                  4.13
 80,000.01 -  90,000.00.........               165                   13,978,993.75                  4.44
 90,000.01 - 100,000.00.........               184                   17,527,874.69                  5.56
100,000.01 - 110,000.00.........               156                   16,327,120.87                  5.18
110,000.01 - 120,000.00.........               156                   17,928,211.72                  5.69
120,000.01 - 130,000.00.........               118                   14,753,473.49                  4.68
130,000.01 - 140,000.00.........               108                   14,599,532.25                  4.63
140,000.01 - 150,000.00.........               110                   15,937,389.60                  5.06
150,000.01 - 160,000.00.........                99                   15,353,435.08                  4.87
160,000.01 - 170,000.00.........                83                   13,653,786.62                  4.33
170,000.01 - 180,000.00.........                71                   12,438,075.61                  3.95
180,000.01 - 190,000.00.........                54                    9,958,209.08                  3.16
190,000.01 - 200,000.00.........                57                   11,106,142.33                  3.52
200,000.01 - 250,000.00.........               174                   38,806,270.46                 12.31
250,000.01 - 300,000.00.........               100                   27,488,201.25                  8.72
300,000.01 - 350,000.00.........                44                   14,319,506.29                  4.54
350,000.01 - 400,000.00.........                26                    9,800,811.86                  3.11
400,000.01 and above............                32                   14,300,060.21                  4.54
                                            ------                 ---------------               -------
          Total.................             2,369                 $315,136,999.24                100.00%
                                            ======                 ===============               =======

     The average original principal balance of the Adjustable Rate Mortgage Loans was approximately $133,490.

          MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                              AGGREGATE CUT-OFF    PERCENTAGE OF AGGREGATE
                                              NUMBER OF        DATE SCHEDULED       CUT-OFF DATE SCHEDULED
          MAXIMUM MORTGAGE RATES            MORTGAGE LOANS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
          ----------------------            --------------   -------------------   ------------------------
12.001% - 13.000%.........................          9          $  1,515,526.48                0.48%
13.001% - 13.250%.........................          5               776,699.24                0.25
13.251% - 13.500%.........................         15             2,089,648.89                0.66
13.501% - 13.750%.........................         12             1,633,818.26                0.52
13.751% - 14.000%.........................         47             8,202,585.95                2.60
14.001% - 14.250%.........................         91            15,631,143.47                4.96
14.251% - 14.500%.........................        149            23,378,003.40                7.42
14.501% - 14.750%.........................        152            22,537,052.18                7.15
14.751% - 15.000%.........................        166            23,942,290.28                7.60
15.001% - 15.250%.........................        159            20,747,617.55                6.58
15.251% - 15.500%.........................        180            23,337,571.02                7.41
15.501% - 15.750%.........................        188            24,438,634.91                7.75
15.751% - 16.000%.........................        234            34,826,793.79               11.05
16.001% - 16.250%.........................        192            26,984,403.07                8.56
16.251% - 16.500%.........................        202            25,975,610.96                8.24
16.501% - 16.750%.........................        110            12,488,712.05                3.96
16.751% - 17.000%.........................        139            14,835,724.64                4.71
17.001% - 17.250%.........................         81             9,014,069.50                2.86
17.251% - 17.500%.........................         73             7,217,181.93                2.29
17.501% - 17.750%.........................         54             5,570,462.70                1.77
17.751% - 18.000%.........................         42             3,760,416.01                1.19
18.001% - 19.000%.........................         46             4,016,139.92                1.27
19.001% - 20.000%.........................         15             1,604,935.33                0.51
20.001% - 22.000%.........................          8               611,957.71                0.19
                                                -----          ---------------             -------
          Total...........................      2,369          $315,136,999.24              100.00%
                                                =====          ===============             =======

     The weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 15.71%.

          MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                              AGGREGATE CUT-OFF    PERCENTAGE OF AGGREGATE
                                              NUMBER OF        DATE SCHEDULED       CUT-OFF DATE SCHEDULED
MINIMUM MORTGAGE RATES                      MORTGAGE LOANS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------                      --------------   -------------------   ------------------------
 6.001% -  7.000%.........................         17          $  2,750,941.93                0.87%
 7.001% -  7.250%.........................          6               904,185.28                0.29
 7.251% -  7.500%.........................         24             3,174,908.38                1.01
 7.501% -  7.750%.........................         23             3,303,435.92                1.05
 7.751% -  8.000%.........................         62            10,689,113.81                3.39
 8.001% -  8.250%.........................        103            17,083,512.72                5.42
 8.251% -  8.500%.........................        163            25,642,128.00                8.14
 8.501% -  8.750%.........................        192            26,909,419.81                8.54
 8.751% -  9.000%.........................        220            30,913,816.15                9.81
 9.001% -  9.250%.........................        191            25,729,937.07                8.16
 9.251% -  9.500%.........................        195            25,023,193.79                7.94
 9.501% -  9.750%.........................        193            23,957,221.44                7.60
 9.751% - 10.000%.........................        296            41,030,452.79               13.02
10.001% - 10.250%.........................        169            23,335,555.63                7.40
10.251% - 10.500%.........................        157            17,855,714.61                5.67
10.501% - 10.750%.........................        100            11,366,789.83                3.61
10.751% - 11.000%.........................         86             8,742,603.78                2.77
11.001% - 11.250%.........................         54             5,480,831.41                1.74
11.251% - 11.500%.........................         42             4,173,379.90                1.32
11.501% - 11.750%.........................         15             1,762,065.92                0.56
11.751% - 12.000%.........................         27             2,117,254.34                0.67
12.001% - 13.000%.........................         17             1,694,732.37                0.54
13.001% - 14.000%.........................         12             1,085,195.70                0.34
14.001% - 16.000%.........................          5               410,608.66                0.13
                                                -----          ---------------             -------
          Total...........................      2,369          $315,136,999.24              100.00%
                                                =====          ===============             =======

     The weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 9.46%.

              GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  PERCENTAGE OF AGGREGATE CUT-OFF
                                NUMBER OF      AGGREGATE CUT-OFF DATE SCHEDULED           DATE SCHEDULED
GROSS MARGINS                 MORTGAGE LOANS          PRINCIPAL BALANCE                  PRINCIPAL BALANCE
-------------                 --------------   --------------------------------   -------------------------------
3.251% - 3.500%.............          1                $    134,530.73                          0.04%
3.501% - 3.750%.............          8                   1,711,019.47                          0.54
3.751% - 4.000%.............         42                   8,611,656.61                          2.73
4.001% - 4.250%.............         99                  16,439,753.77                          5.22
4.251% - 4.500%.............        117                  17,106,208.40                          5.43
4.501% - 4.750%.............        124                  19,179,339.91                          6.09
4.751% - 5.000%.............        138                  20,317,519.19                          6.45
5.001% - 5.250%.............        150                  22,067,714.92                          7.00
5.251% - 5.500%.............        173                  26,005,131.86                          8.25
5.501% - 5.750%.............        187                  24,988,353.70                          7.93
5.751% - 6.000%.............        323                  41,400,989.72                         13.14
6.001% - 6.250%.............        272                  32,572,324.78                         10.34
6.251% - 6.500%.............        224                  26,877,852.45                          8.53
6.501% - 6.750%.............        195                  21,147,594.14                          6.71
6.751% - 7.000%.............        214                  27,496,572.45                          8.73
7.001% - 7.250%.............         42                   4,019,737.24                          1.28
7.251% - 7.500%.............         29                   2,135,305.18                          0.68
7.501% - 7.750%.............         18                   1,579,957.68                          0.50
7.751% - 8.000%.............          6                     550,663.46                          0.17
8.001% - 8.250%.............          2                     321,194.51                          0.10
8.251% - 8.500%.............          2                      78,670.96                          0.02
8.501% - 8.750%.............          2                     310,991.48                          0.10
9.001% - 9.250%.............          1                      83,916.63                          0.03
                                  -----                ---------------                       -------
     Total..................      2,369                $315,136,999.24                        100.00%
                                  =====                ===============                       =======

     The weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.70%.

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS

                                                               AGGREGATE CUT-OFF    PERCENTAGE OF AGGREGATE
                                               NUMBER OF        DATE SCHEDULED      CUT-OFF DATE SCHEDULED
       MONTH OF NEXT ADJUSTMENT DATE         MORTGAGE LOANS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
       -----------------------------         --------------   -------------------   -----------------------
January 1998...............................         33          $  4,863,817.38               1.54%
February 1998..............................         25             3,858,348.16               1.22
March 1998.................................          3               384,175.65               0.12
April 1998.................................         47             6,733,436.87               2.14
May 1998...................................        160            19,372,878.03               6.15
June 1998..................................        152            19,789,639.37               6.28
July 1998..................................         50             8,089,725.71               2.57
August 1998................................         52             8,017,875.27               2.54
September 1998.............................          1               110,722.99               0.04
December 1998..............................          2               224,136.82               0.07
January 1999...............................          2               220,380.47               0.07
February 1999..............................          4               550,866.36               0.17
March 1999.................................         21             2,607,545.82               0.83
April 1999.................................        156            18,474,504.96               5.86
May 1999...................................        428            49,172,310.02              15.60
June 1999..................................        499            62,436,302.50              19.81
July 1999..................................        394            59,866,345.66              19.00
August 1999................................        326            48,363,265.17              15.35
April 2000.................................          4               714,403.34               0.23
May 2000...................................          6               862,635.50               0.27
June 2000..................................          3               257,969.78               0.08
August 2000................................          1               165,713.41               0.05
                                                 -----          ---------------            -------
          Total............................      2,369          $315,136,999.24             100.00%
                                                 =====          ===============            =======

     The weighted average next Adjustment Date of the Adjustable Rate Mortgage Loans was March 1999.

        INDEX, INITIAL FIXED RATE PERIODS AND ORIGINAL TERMS TO MATURITY
                     OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                    PERCENTAGE OF AGGREGATE
                                                               AGGREGATE CUT-OFF         CUT-OFF DATE
     INDEX/INITIAL FIXED RATE PERIOD/          NUMBER OF        DATE SCHEDULED             SCHEDULED
         ORIGINAL TERM TO MATURITY           MORTGAGE LOANS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
     --------------------------------        --------------    -----------------    -----------------------
ONE-YEAR CMT
  None/Thirty Years........................         26          $  2,665,142.27               0.85%
SIX-MONTH LIBOR
  None/Thirty Years........................        357            46,130,118.71              14.64
  None/Fifteen Years.......................          1                24,243.27               0.01
  One Year/Thirty Years....................        139            22,478,591.86               7.13
  Two Years/Thirty Years...................      1,831           241,786,916.06              76.72
  Two Years/Fifteen Years..................          1                51,265.04               0.02
  Three Years/Thirty Years.................         14             2,000,722.03               0.63
                                                 -----          ---------------            -------
     Total.................................      2,369          $315,136,999.24             100.00%
                                                 =====          ===============            =======

           PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                    PERCENTAGE OF AGGREGATE
                                                               AGGREGATE CUT-OFF         CUT-OFF DATE
                                               NUMBER OF        DATE SCHEDULED             SCHEDULED
             PERIODIC RATE CAP               MORTGAGE LOANS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
             -----------------               --------------    -----------------    -----------------------
1.00%......................................      2,319          $308,490,902.01              97.89%
1.50%......................................         24             3,980,954.96               1.26
2.00%......................................         26             2,665,142.27               0.85
                                                 -----          ---------------            -------
          Total............................      2,369          $315,136,999.24             100.00%
                                                 =====          ===============            =======

THE INDEX

     As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each Adjustable Rate Mortgage Loan will be, as specified in the related Mortgage Note, either (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year ("One-Year CMT") or (ii) the average of interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal ("Six-Month LIBOR"), in each case as most recently available either (i) as of the first business day 45 days prior to such Adjustment Date or (ii) as of the first business day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

     In the event that the required Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

     The following table sets forth the monthly averages of One-Year CMT for each of the last five calendar years or portions thereof, based on information published by the Federal Reserve Board in Statistical Release H.15 (519):

                       HISTORICAL VALUES OF ONE-YEAR CMT

                                                                            YEAR
                                                              --------------------------------
                           MONTH                              1997   1996   1995   1994   1993
                           -----                              ----   ----   ----   ----   ----
January....................................................   5.61%  5.09%  7.05%  3.54%  3.50%
February...................................................   5.53   4.94   6.70   3.87   3.39
March......................................................   5.80   5.34   6.43   4.32   3.33
April......................................................   5.99   5.54   6.27   4.82   3.24
May........................................................   5.87   5.64   6.00   5.31   3.36
June.......................................................   5.69   5.81   5.64   5.27   3.54
July.......................................................   5.54   5.85   5.59   5.48   3.47
August.....................................................   5.56   5.67   5.75   5.56   3.44
September..................................................   5.52   5.83   5.62   5.76   3.36
October....................................................   5.46   5.55   5.59   6.11   3.39
November...................................................   5.46   5.42   5.43   6.54   3.58
December...................................................     --   5.47   5.31   7.14   3.61

     The following table sets forth the rates of six-month LIBOR for each of the last five calendar years or portions thereof, based on information published by Fannie Mae, which rates may differ from the rates of Six-Month LIBOR, which is based on rates as published by The Wall Street Journal, as described above.

                      HISTORICAL VALUES OF SIX-MONTH LIBOR

                                                                       YEAR
                                                       -------------------------------------
                       MONTH                           1997    1996    1995    1994    1993
                       -----                           -----   -----   -----   -----   -----
January.............................................    5.68%   5.34%   6.69%   3.39%   3.44%
February............................................    5.60    5.29    6.44    4.00    3.33
March...............................................    5.78    5.52    6.44    4.25    3.38
April...............................................    6.01    5.42    6.31    4.63    3.31
May.................................................    6.00    5.64    6.06    5.00    3.44
June................................................    5.91    5.84    5.88    5.25    3.56
July................................................    5.84    5.92    5.88    5.33    3.56
August..............................................    5.84    5.74    5.94    5.33    3.44
September...........................................    5.84    5.75    5.99    5.69    3.38
October.............................................    5.84    5.58    5.95    6.00    3.50
November............................................    5.88    5.55    5.74    6.44    3.52
December............................................      --    5.60    5.56    7.00    3.50

     The historical rates of the Indices set forth above do not purport to be representative of the subsequent rates of the Indices that will be used to determined the Mortgage Rates on the Adjustable Rate Mortgage Loans.

THE ASSET SELLER

     The Depositor will purchase the Mortgage Loans from NationsBanc Mortgage Capital Corporation, a Texas corporation (the "Asset Seller"). The Asset Seller is an affiliate of the Depositor. The Asset Seller has its principal place of business in Charlotte, North Carolina. The Asset Seller will have acquired the Mortgage Loans from the Mortgage Loan Sellers.

THE MORTGAGE LOAN SELLERS

     General. First Franklin Financial Corporation ("First Franklin"), WMC Mortgage Corp. ("WMC"), Life Savings Bank ("Life Savings"), Banc One Financial Services Corporation ("Banc One") and Pan American Bank FSB ("Pan American" and, together with First Franklin, WMC, Life Savings and Banc One, the "Mortgage Loan Sellers") will have originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such Mortgage Loan Sellers, in each case in accordance with the underwriting standards described under "-- Underwriting" below. None of the Mortgage Loan Sellers is an affiliate of the Asset Seller or the Depositor. The information set forth under "-- Delinquency, Foreclosure and Loan Loss Experience" and "-- Underwriting" below is based on information provided by the Mortgage Loan Sellers.

     Delinquency, Foreclosure and Loan Loss Experience. The Depositor requested from First Franklin, which is not an affiliate of the Depositor, data concerning current delinquency, loan loss and foreclosure experience with respect to mortgage loans originated and serviced by First Franklin. The Depositor was informed by First Franklin that substantially all mortgage loans originated by First Franklin are serviced on behalf of First Franklin by Option One Mortgage Corporation ("Option One"), which is not an affiliate of First Franklin. The Depositor was further advised by First Franklin that Option One performs such servicing for a number of mortgage loan originators and is currently unable to provide separate information concerning delinquency, loan loss and foreclosure experience with respect to mortgage loans originated by a particular originator whose loans are included in Option One's servicing portfolio.

     The Depositor requested from WMC, which is not an affiliate of the Depositor, data concerning current delinquency, loan loss and foreclosure experience with respect to mortgage loans originated and serviced by WMC. The Depositor was informed by WMC that until recently, WMC Equity Services ("Equity Services"), a division of WMC that is the primary business unit responsible for the sub-prime residential origination business of WMC, sold its sub-prime product on a whole-loan, servicing released basis to secondary market investors. Consequently, there is currently no meaningful information regarding the delinquency, foreclosure and loan loss experience relating to WMC's sub-prime mortgage portfolio.

UNDERWRITING

     General. The underwriting guidelines utilized by the Mortgage Loan Sellers are primarily intended to assess the value of the property proposed to secure a mortgage loan and to evaluate the adequacy of such property as collateral for a mortgage loan and to assess the mortgagor's ability and willingness to pay creditors. Each Mortgage Loan Seller considers, among other things, a prospective mortgagor's credit history, repayment ability, Loan-to-Value Ratio and debt service-to-income ratio ("Debt Ratio"), as well as the type and use of the property that will secure the mortgage.

     The Mortgage Loans were originated in accordance with underwriting criteria that do not meet the credit underwriting criteria of Fannie Mae or Freddie Mac. Generally, mortgage loans such as the Mortgage Loans entail a greater degree of risk for prospective investors than mortgage loans eligible to be purchased by Fannie Mae or Freddie Mac, and such mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with the underwriting standards of Fannie Mae or Freddie Mac. The combination of these factors may result in rates of delinquency, foreclosure, bankruptcy, and loss that are higher, and which may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

     Each Mortgage Loan Seller requires a prospective mortgagor to complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. Each Mortgage Loan Seller also requires one or more credit reports on each applicant from national credit reporting companies. The reports typically contain information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

     The Mortgage Loan Sellers generally originate mortgage loans based on loan application packages submitted through mortgage brokerage companies or, in some cases, through a retail branch. Loan application packages submitted by mortgage brokerage companies, which generally contain relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage broker and submitted to the related Mortgage Loan Seller for approval and funding.

     Each Mortgage Loan Seller requires that a property that is to secure a mortgage loan be appraised by a state licensed, qualified independent appraiser. Such appraiser inspects and appraises the subject property and verifies that it is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.

     Each Mortgage Loan Seller requires title insurance on a mortgage loan secured by a lien on real property. Each Mortgage Loan Seller also requires that fire and extended coverage casualty insurance be maintained on each secured property in an amount at least equal to the principal balance of the related mortgage loan or the replacement cost of the property, whichever is less. The Mortgage Loan Sellers generally do not require that a mortgage loan be covered by a primary mortgage insurance policy.

     First Franklin Guidelines. Approximately 45.92% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date) were originated by First Franklin (the "First Franklin Loans"). The First Franklin Loans were underwritten in accordance with one of two underwriting programs, the Standard Program (the "First Franklin Standard Guidelines") or the Direct Access Program (the "First Franklin Direct Access Guidelines," and together with the First Franklin Standard Guidelines, the "First Franklin

Guidelines"). See "-- Risk Categories" below. Approximately 39.04% of the Mortgage Loans (by aggregate Scheduled Principal Balance as of the Cut-off Date) were originated in accordance with the First Franklin Standard Guidelines and approximately 6.88% of the Mortgage Loans (by aggregate Scheduled Principal Balance as of the Cut-off Date) were originated in accordance with the First Franklin Direct Access Guidelines. Each of the First Franklin Standard Guidelines and the First Franklin Direct Access Guidelines includes three documentation programs: the Full Documentation Program (the "First Franklin Full Documentation Program"), the Limited Income Verification Program (the "First Franklin LIV Program") and the No Income Verification Program (the "First Franklin NIV Program"), which correspond to the documentation categories "Full/Alternate," "Limited/Reduced" and "Stated/No Docs," respectively, set forth in "Description of the Mortgage Loans -- General -- Documentation Level of the Mortgage Loans. While each of First Franklin's underwriting programs is intended to assess the risk of default, the First Franklin Direct Access Guidelines make use of credit bureau risk scores (a "FICO Score"). The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories -- Equifax, Trans Union and TRW. The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 400s to the 800s. Although each FICO Score is based solely on the information at the particular credit repository, such FICO Score has been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used as an aid to, not a substitute for, the underwriter's judgment.

     All of the First Franklin Loans were underwritten by First Franklin's underwriters having appropriate signature authority. Each underwriter is granted a level of authority commensurate with their proven judgment, maturity and credit skills. The underwriters generally may approve loans up to $250,000 with a Loan-to-Value Ratio not to exceed 85%. Loans exceeding the underwriters' signature authority level must be submitted to a senior underwriter at First Franklin's headquarters (the "First Franklin Corporate Office") for approval. On a case by case basis and only with the approval of the First Franklin Corporate Office, First Franklin may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low Loan-to-Value Ratio, low Debt Ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address.

     First Franklin's underwriters verify the income of each applicant under the various documentation programs as follows: under the First Franklin Full Documentation Program, applicants are generally required to submit verification of stable income for the two year period preceding the application. Under the First Franklin LIV Program, applicants are generally required to submit verification of adequate cash flow to meet credit obligations for the 12 month period preceding the application. Under the First Franklin NIV Program, applicants may be qualified based on monthly income as stated on the mortgage application. In all cases, the income stated must be reasonable and customary for the applicant's line of work. Although the income is not verified under the First Franklin LIV Program and First Franklin NIV Program, a preclosing audit generally will confirm that the business exists. Verification may be made through phone contact to the place of business, obtaining a valid business license or through Dun and Bradstreet Information Services. With respect to mortgage loans originated under the First Franklin Standard Guidelines, the applicant must have demonstrated steady employment over the preceding 24 months within the A, A- and B risk categories, and over the preceding 12 months within the C risk category.

     First Franklin originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or, in some cases, a leasehold) interest in the property. Each mortgaged property must be in at least average condition. The First Franklin Guidelines permit single-family loans with maximum Loan-to-Value Ratio at origination of up to 90% on A and A- credit grades. Lower Loan-to-Value Ratios generally are required in the B, C and D credit grades, depending on the type and occupancy of the property. In general, the maximum loan amount for mortgage loans originated under the First Franklin Guidelines is $500,000;

however, mortgage loans on a case-by-case basis may be originated with higher balances subject to First Franklin Corporate Office approval.

     First Franklin conducts a number of quality control procedures, including a post-funding compliance audit as well as a full reunderwriting of a random selection of loans to assure asset quality. Under the compliance audit, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is sent monthly to each branch for response. The audit findings and branch responses are then reviewed by the First Franklin's senior management. Adverse findings are tracked monthly and over a rolling six-month period. This review procedure allows First Franklin to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

     Under each of the First Franklin Standard Guidelines and the First Franklin Direct Access Guidelines, various risk categories are used to grade the likelihood that the applicant will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted Loan-to-Value Ratio and loan amount, given the occupancy status of the mortgaged property and the applicant's credit history and Debt Ratio. With respect to the First Franklin Direct Access Guidelines, the risk categories are based primarily on the FICO Score. In general, higher credit risk mortgage loans are graded in categories which permit higher Debt Ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, these loan programs establish lower maximum Loan-to-Value Ratios and maximum loan amounts for loans graded in such categories. In all categories, for purposes of determining whether a prospective mortgagor has been 30-days late, First Franklin uses a "rolling 30-day period," i.e., a continuous sequence of 30-day late payments will be considered as a single 30-day late payment.

     WMC Guidelines. Approximately 40.92% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date) were originated by WMC (the "WMC Loans"). The WMC Loans were underwritten in accordance with WMC's underwriting guidelines (the "WMC Guidelines"). The WMC Guidelines include three documentation categories: Full Documentation (the "WMC Full Documentation Program"), Lite Documentation (the "WMC Lite Documentation Program") and Stated Documentation (the "WMC Stated Documentation Program") (which correspond to the documentation categories "Full/Alternate," "Limited/Reduced" and "Stated/No Docs," respectively, set forth in "Description of the Mortgage
Loans -- General -- Documentation Level of the Mortgage Loans").

     On a case-by-case basis, WMC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under a risk category under the WMC Guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low Loan-to-Value Ratio, Debt Ratio, good mortgage payment history, stable employment and time in residence at the applicant's current address.

     Certain of the WMC Loans will have been underwritten in accordance with programs established by WMC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. In addition, WMC has established specific parameters for mortgage loans with original principal balances of $500,000 or more ("Super Jumbo Loans").

     In the case of mortgage loans originated under the WMC Full Documentation Program, the WMC Guidelines require documentation of income and telephonic verification thereof. Such documentation may consist of (i) verification of employment form covering a specified time period which varies with Loan-to-Value Ratio, (ii) copies of the applicant's two most recent pay stubs and two years of tax returns and/or (iii) two years of bank statements. In the case of mortgage loans originated under the WMC Lite Documentation Program, the WMC Guidelines require similar documentation of income, provided that such documentation may cover shorter periods of time and telephonic verification may be omitted. In the case of mortgage loans originated under the WMC Stated Documentation Program, the WMC Guidelines require that (i) income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (ii) a WMC prefunding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (iii) stated income be consistent with type of work and that assets listed on the application be consistent with stated income. In the case of purchase money mortgage loans, the Mortgage Loan Seller generally verifies the source of funds for the down payment.

     The WMC Guidelines permit mortgage loans with Loan-to-Value Ratios of up to 90% on risk categories of A- and above. Lower Loan-to-Value Ratios generally are required in the case of (i) risk categories below A-, (ii) mortgage loans originated under the WMC Lite Documentation Program or the WMC Stated Documentation Program, (iii) condominium, vacation and second home and manufactured housing mortgaged property types, (iv) Super Jumbo Loans and (v) refinance mortgage loans. The WMC Guidelines permit a combined Loan-to-Value Ratio of up to 100% first and second lien mortgage loans (lower in the case or risk categories below C), provided that mortgage loans with Loan-to-Value Ratios of 90% or more are not eligible for second lien financing. Under the WMC Guidelines, cash out on refinance mortgage loans is generally (i) unlimited on WMC Full Documentation Program mortgage loans with Loan-to-Value Ratios of up to 85% and WMC Stated Documentation Program mortgage loans with Loan-to-Value Ratios of up to 80%, (ii) limited to 20% of the loan amount after payment of all revolving debt for mortgage loans with Loan-to-Value Ratios over 85% and (iii) limited to $125,000 on mortgage loans in risk categories D and Z.

     The general collateral requirements in the WMC Guidelines specify that a mortgaged property not have a rating of lower than "average". For mortgage loans with Loan-to-Value Ratios greater than 80%, deferred maintenance costs may generally not exceed $1,500. At Loan-to-Value Ratios of 80% and below, deferred maintenance costs are generally acceptable at the lesser of $4,000 or 3% of the value of the mortgaged property. The general collateral requirements in the WMC Guidelines specify conditions and parameters relating to zoning, land to improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

     Each month, WMC Loan's quality control department conducts a review and verification of approximately 5% of the loans originated and purchased during the previous month with specific attention to (i) legal documentation (promissory note, mortgage, deed of trust, truth-in-lending disclosure, title policy and all other applicable origination documents are reviewed for accuracy and proper signatures) and (ii) credit documentation (all credit verification, credit applications and credit reports are reviewed for accuracy and proper signatures). All reviews are reported to management on a monthly basis. Management meets with the department supervisors in both underwriting and quality control to review results. Quality control functions are performed separately from loan originating and underwriting. In addition, each appraisal is reviewed with emphasis on verification of occupancy, valuation method, and review of comparable sales, and re-inspections are performed on 10% of the reviewed loans, i.e., approximately 0.5% of originations. If a pattern of questionable values or methodology becomes apparent for an appraiser, a meeting is arranged to discuss these problems, and the appraisal may be replaced.

     Under the WMC Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted Loan-to-Value Ratio and loan amount, given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type (WMC Full Documentation Program or WMC Stated Documentation Program) and other factors. WMC Lite Documentation Program mortgage loans are generally acceptable at 5% greater Loan-to-Value Ratios than WMC Stated Documentation Program mortgage loans, up to a maximum of an 80% Loan-to-Value Ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher Debt Ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category; derogatory medical collections are not considered in determining risk category and are not required to be paid off; and delinquent student loans are not considered in determining risk category if other consumer credit is paid as agreed. In all categories, for purposes of determining whether a prospective mortgagor has been 30-days late, WMC uses a "rolling 30-day period," i.e., a continuous sequence of 30-day late payments will be considered as a single 30-day late payment.

     Risk Categories. Each Mortgage Loan Seller has established classifications and risk categories with respect to the credit profile of each applicant, which are described in Annex I hereto. The terms of each mortgage loan originated by such Mortgage Loan Seller vary depending on the classification of the applicant. Loan applicants with less favorable credit ratings generally are restricted to consideration for loans with higher interest rates and lower Loan-to-Value Ratios than applicants with more favorable credit ratings.

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be excluded from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be added prior to the issuance of the Certificates. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Loans at the time the Class A Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.

     In the event that any of the characteristics as of the Cut-off Date of the Mortgage Loans that constitute the Trust Fund on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding the Mortgage Loans will be made available to purchasers of the Class A Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will consist of will consist of five classes (each, a "Class") designated as the Class A Certificates (the "Class A Certificates"), the Class X Certificates (the "Class X Certificates"), the Class R Certificates (the "Class R Certificates"), the Class MR Certificates (the "Class MR Certificates") and the Class LR Certificates (the "Class LR Certificates", and together with the Class R Certificates and Class MR Certificates, the "Residual Certificates"). The Class X Certificates and the Residual Certificates will initially be held by the Depositor and may be sold by the Depositor at any time on or after the Closing Date.

     The Certificates will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; (iv) the Trustee's rights with respect to the Mortgage Loans under all insurance policies (including the Certificate Insurance Policy) required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; and (v) amounts received in connection with the liquidation of any Mortgage Loan ("Liquidation Proceeds").

     The Class A Certificates will be issued in a minimum denomination of $25,000 and integral multiples of $1 in excess thereof.

     The Class A Certificates will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in the Class A Certificates (a "Beneficial Owner") will be entitled to receive a physical certificate representing such person's interest (a "Definitive Certificate"), except as set under "Description of the Securities -- Book-Entry Registration and Definitive Securities" in the Prospectus. Unless and until Definitive Certificates are issued for the Class A Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See "Description of the Securities -- Book-Entry Registration and Definitive Securities" in the Prospectus.

     Holders of Certificates may hold their Certificates through DTC (in the United States) or CEDEL, S.A. ("CEDEL") or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

     Transfers between Participants (as defined below) will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants (each as defined below) will occur in accordance with their respective rules and operating procedures.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain other entities, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivery or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participating organization (a "Participant") will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. Additional information regarding clearance and settlement procedures for the Class A Certificates and for information with respect to tax documentation procedures relating to the Class A Certificates is presented in Annex II hereto.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch or a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with person holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions with the subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" herein and in the Prospectus. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DISTRIBUTIONS

     Distributions on the Class A Certificates will be made on the 20th day of each month or, if such day is not a business day, then on the next succeeding business day (each, a "Distribution Date"), commencing in January 1998, to Certificateholders of record on the immediately preceding Record Date. The record date

(the "Record Date") for each Distribution Date will be the close of business on the last day of the month immediately preceding the related Distribution Date.

     On each Distribution Date, the Trustee will make the following distributions (the "Available Funds Allocation") from and to the extent of funds on deposit in the Collection Account, including Advances but excluding Excluded Amounts ("Available Funds"):

          first, to the Servicer, an amount equal to the Servicing Fees then due to it;

          second, to the Trustee, an amount equal to the Trustee Fees then due to it;

          third, to the Class A Certificateholders, an amount equal to the Class A Interest Distribution Amount;

          fourth, to the Class A Certificateholders, an amount equal to the Required Principal Distribution Amount;

          fifth, to the Certificate Insurer, the Premium Amount;

          sixth, to the Certificate Insurer, the amount of all Insured Payments (other than Insured Payments attributable to Excess Losses) made by the Certificate Insurer pursuant to the Certificate Insurance Policy and any other amounts remaining due to the Certificate Insurer under the terms of the Insurance Agreement (other than those attributable to Excess Losses) (together with interest thereon at the rate specified in the Insurance Agreement) which have not been previously repaid as of such Distribution Date;

          seventh, to the Class A Certificateholders, an amount equal to the Subordination Increase Amount;

          eighth, to the Class A Certificateholders, an amount equal to unreimbursed Prepayment Interest Shortfalls and Relief Act Shortfalls previously allocated in reduction of the Class A Interest Distribution Amount;

          ninth, to the Class X Certificateholders, an amount equal to the amount required to be paid to the Class A Certificateholders in respect of Basis Risk Shortfalls under the Interest Cap Agreement, as described below under "-- Reimbursement of Basis Risk Shortfalls";

          tenth, to the Class X Certificateholders, an amount equal to the amount required to be paid to the Class A Certificateholders in respect of Unpaid Basis Risk Shortfalls under the Interest Cap Agreement, as described below under "-- Reimbursement of Basis Risk Shortfalls";

          eleventh, to the Class X Certificateholders, to the extent of such Class's remaining entitlement under the Pooling and Servicing Agreement; and

          twelfth, to the holders of the Class R Certificates, the amount remaining on deposit in the Collection Account on such Distribution Date, if any.

     With respect to any Distribution Date, "Excluded Amounts" include (i) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period, (ii) all unscheduled recoveries of principal, together with related payments of interest thereon, on the Mortgage Loans received during the month in which such Distribution Date occurs, (iii) all amounts received with respect to a Mortgage Loan that was repurchased by the Asset Seller during the month in which such Distribution Date occurs, (iv) amounts payable to the Servicer in reimbursement of previous Advances and certain other advances, subject to the limitations set forth in the Pooling and Servicing Agreement, (v) all net Liquidation Proceeds collected by the Servicer during the month in which such Distribution Date occurs and (vi) any prepayment premiums paid in respect of the Mortgage Loans.

     The undivided percentage interest (the "Percentage Interest") represented by any Class A Certificate in distributions to such Class will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial Certificate Balance of the Class A Certificates.

INTEREST

     Distributions in respect of interest on each Distribution Date will be made to the holders of the Class A Certificates in an amount equal to the Class A Interest Distribution Amount.

     The "Class A Interest Distribution Amount" on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Balance thereof immediately prior to such Distribution Date at the then applicable Pass-Through Rate, reduced (to not less than zero), by any Relief Act Shortfalls and Prepayment Interest Shortfalls.

     Distributions of the Class A Interest Distribution Amount will be made on each Distribution Date, commencing with the first Distribution Date. The Interest Accrual Period for any Distribution Date is the period commencing on the preceding Distribution Date (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding the current Distribution Date, and all distributions of interest will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

     Subject to the terms of the Policy, any interest losses and shortfalls allocable to the Class A Certificates (other than Prepayment Interest Shortfalls, Relief Act Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls) will be covered under the Policy as described below under "-- Financial Guaranty Insurance Policy." Notwithstanding the foregoing, if payments are not made as required under the Policy, any such interest losses may be allocated to the Class A Certificates.

     The "Certificate Balance" of a Class A Certificate outstanding at any time represents the then maximum amount that the holder thereof is thereafter entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of a Class A Certificate as of any date of determination is equal to the initial Certificate Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein.

     The "Pass-Through Rate" for the Class A Certificates on each Distribution Date after the first Distribution Date will be a rate per annum equal to the lesser of (i) the London interbank offered rate for one-month U.S. dollar deposits ("One-Month LIBOR") for the related Interest Accrual Period, determined
as described under "-- Calculation of One-Month LIBOR" below plus [     ]%, in
the case of each Distribution Date through and including the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is reduced to 5% or less of the aggregate Scheduled Principal Balance of the
Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus [     ]% per
annum, in the case of any Distribution Date thereafter and (ii) the Available Funds Pass-Through Rate. For the first Distribution Date, the Pass-Through Rate
on the Class A Certificates will be approximately [     ]% per annum.

     The "Available Funds Pass-Through Rate" for any Distribution Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to 1/12 of the aggregate Scheduled Principal Balance of the then outstanding Mortgage Loans (including Mortgage Loans relating to REO Properties) times the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans (including Mortgage Loans relating to REO Properties), and the denominator of which is (ii) an amount equal to (A) the then outstanding aggregate Certificate Balance of the Class A Certificates multiplied by (B) the actual number of days elapsed in the related Interest Accrual Period divided by 360.

     The "Expense Adjusted Mortgage Rate" on any Mortgage Loan is equal to the then-applicable Mortgage Rate thereon minus the sum of (i) the Aggregate Expense Rate and (ii) the Minimum Spread. The "Aggregate Expense Rate" on any Distribution Date is the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the Premium Amount (expressed as a percentage of the aggregate Scheduled Principal Balance as of the first day of the related Due Period) and, for the Distribution Date occurring in January 1998, will be equal to 0.6555%. For any Distribution Date occurring through and including the twelfth Distribution

Date following the Closing Date, the Minimum Spread will be equal to 0.00% per annum, and for any Distribution Date thereafter, 1.00%.

     With respect to the Class A Certificates and any Distribution Date, if clause (ii) of the definition of Pass-Through Rate above is used to calculate interest, to the extent that (a) the amount of interest that would have been payable if clause (i) of the definition of Pass-Through Rate above had been used to calculate interest exceeds (b) the amount of interest payable under clause
(ii) of such definition (without giving effect to clause (ii) of the definition of Expense Adjusted Mortgage Rate) (such amount, the "Basis Risk Shortfall"), the holders of the Class A Certificates will be entitled to the amount of such Basis Risk Shortfall with interest thereon at the Pass-Through Rate for such Certificates applicable from time to time. Notwithstanding the preceding sentence, the amount of the Basis Risk Shortfall for any Distribution Date may not exceed the excess of (x) the amount of interest payable at the Maximum Class A Pass-Through Rate over (y) the amount payable pursuant to clause (ii) of the definition of Pass-Through Rate. The "Unpaid Basis Risk Shortfall" for the Class A Certificates on any Distribution Date is equal to the aggregate of all Basis Risk Shortfalls for any previous Distribution Dates, together with interest thereon at the Pass-Through Rate in effect from time to time, less all payments made to the holders of the Class A Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date. The Certificate Insurance Policy will not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls. See "-- Overcollateralization Provisions and Support Features" and "-- Financial Guaranty Insurance Policy" below.

     The "Maximum Class A Pass-Through Rate" for any Distribution Date is a per annum rate equal to the Available Funds Pass-Through Rate, calculated using the Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans.

CALCULATION OF ONE-MONTH LIBOR

     On the second Eurodollar Business Day preceding each Distribution Date commencing in January 1998 (each such date, an "Interest Determination Date"), the Trustee will determine One-Month LIBOR for the next Interest Accrual Period on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. "Eurodollar Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question,
(iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor or the Servicer.

     On each Interest Determination Date, One-Month LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

          (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean,
     (ii) the lowest
     one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the Pass-Through Rate for the Class A Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Such Pass-Through Rate may be obtained by telephoning the Trustee at (612) 244-0444.

PRINCIPAL

     The principal balance of a Class A Certificate at any time is equal to the product of the Certificate Balance of the Class A Certificates and such Certificate's Percentage Interest, and represents the maximum specified dollar amount to which the holder thereof is entitled to receive as distributions of principal from the cash flow on the Mortgage Loans and the other assets of the Trust Fund.

     As a result of the priorities set forth in the Available Funds Allocation, holders of the Class A Certificates are entitled to receive, on each Distribution Date, distributions of principal in amounts equal to the Required Principal Distribution Amount and, from Net Monthly Excess Cashflow, the Subordination Increase Amount, if any. The "Required Principal Distribution Amount" for any Distribution Date will generally be equal to (A) the sum of (i) all scheduled installments of principal in respect of the Mortgage Loans received or advanced during the related Due Period, together with all unscheduled recoveries of principal on such Mortgage Loans received by the Servicer during the prior calendar month, (ii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Asset Seller during the prior calendar month, (iii) any amounts received in connection with a substitution of a Mortgage Loan, (iv) the net Liquidation Proceeds collected by the Servicer on all Mortgage Loans during the prior calendar month (to the extent such net Liquidation Proceeds are related to principal) and (v) the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal) minus (B) the Subordination Reduction Amount, if any, for such Distribution Date. The "Subordination Reduction Amount" for any Distribution Date is the excess, if any, of the Subordinated Amount over the Required Subordinated Amount (each determined as described under "-- Overcollateralization Provisions and Support Features" below).

     With respect to any Distribution Date, the "Net Monthly Excess Cashflow" means all amounts remaining on deposit in the Collection Account following distributions pursuant to clauses first through sixth of the Available Funds Allocation.

     The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance of such Mortgage Loan as of the Due Date preceding such date of determination, as such principal balance is specified for such Due Date in the amortization schedule, after giving effect to prepayments received prior to such Due Date and to the payment of principal due on such Due Date and any reduction of such principal balance by reason of any bankruptcy or similar proceeding and irrespective of any delinquency in payment by the related Mortgagor. The Scheduled Principal Balance of a Mortgage Loan that becomes a Liquidated Mortgage Loan (as defined herein) on or prior to such Due Date shall be zero.

     See "Summary -- Special Prepayment Considerations" and "-- Special Yield Considerations" and "Certain Yield and Prepayment Considerations" herein.

REIMBURSEMENT OF BASIS RISK SHORTFALLS

     Upon issuance, payments in respect of the Class X Certificates will be pledged for the benefit of the Class A Certificateholders to secure an agreement (the "Interest Cap Agreement") to reimburse the Class A Certificateholders for Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls. On each Distribution Date, a payment will be made under the Interest Cap Agreement to the Class A Certificateholders in an amount equal to the lesser of (i) the Basis Risk Shortfalls arising on such Distribution Date and outstanding Unpaid Basis Risk Shortfalls and (ii) amounts distributable on the Class X Certificates on such Distribution Date without regard to Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

OVERCOLLATERALIZATION PROVISIONS AND SUPPORT FEATURES

     Overcollateralization Resulting From Cash Flow Structure. As a result of the priorities set forth in the Available Funds Allocation, on each Distribution Date, the Net Monthly Excess Cashflow with respect to the Mortgage Loans will be applied on such Distribution Date first as an accelerated payment of principal on the Class A Certificates in an amount up to the Subordination Increase Amount. This application will have the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans.

     The "Subordination Increase Amount" for any Distribution Date is the excess, if any, of the Required Subordinated Amount over the Subordinated Amount. The "Subordinated Amount" for any Distribution Date is the excess of the aggregate Scheduled Principal Balance of the Mortgage Loans immediately preceding such Distribution Date over the Certificate Balance of the Class A Certificates following the distribution of the Required Principal Distribution Amount on such Distribution Date, expressed as a percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans immediately preceding such Distribution Date. The initial Subordinated Amount will equal 0.00%. The "Required Subordinated Amount" for any Distribution Date will (i) up to and including the 30th Distribution Date equal 3.00% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) following the 30th Distribution Date, step down over a six month period to equal the greater of (a) the lesser of (x) 3.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (y) 6.00% of the aggregate Scheduled Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to increase or decrease upon the occurrence of certain loss and delinquency triggers with respect to the Mortgage Loans and other tests related to the availability of Net Monthly Excess Cashflow set forth in the Pooling and Servicing Agreement.

     The effect of permitting the Required Subordinated Amount to decrease or "step down" on a future Distribution Date in accordance with the conditions set forth in the definition thereof is that some or all of the principal that would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date will be available to satisfy other cash flow priorities of the Trust Fund, including distributions to the holders of the Class X Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans, and of reducing the Subordinated Amount.

ADVANCES

     Prior to each Distribution Date, the Servicer is required to make Advances with respect to any payments of principal and interest (net of the related Servicing Fees) which were due on the Mortgage Loans on the immediately preceding Due Date and have not been received as of the business day immediately preceding the related Servicer Remittance Date. Such Advances are required to be made by the Servicer only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, to maintain a specified level of overcollateralization and to pay the premium due the Certificate Insurer and to pay the Trustee, rather than to guarantee or insure against losses.

     The "Servicer Remittance Date" with respect to any Distribution Date is the business day immediately preceding such Distribution Date.

     Any failure by the Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

     All Advances will be reimbursable to the Servicer, subject to certain conditions and restrictions, from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made.

ALLOCATION OF LOSSES; SUBORDINATION

     The Certificate Insurance Policy will cover all Realized Losses allocated to the Class A Certificates. Notwithstanding the foregoing, if payments are not made as required under the Certificate Insurance Policy, Realized Losses will be allocable to the Class A Certificates.

     With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired by the Trust Fund by deed-in-lieu of foreclosure or otherwise) the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Any such losses realized are referred to herein as "Realized Losses."

     Realized Losses on the Mortgage Loans, other than Excess Losses, on any Distribution Date will be allocated first to the Net Monthly Excess Cashflow pursuant to the priority of distributions in the Available Funds Allocation and second in reduction of the Subordinated Amount.

     Certain Realized Losses related to special hazards, fraud or bankruptcy will be allocated to Net Monthly Excess Cash Flow or to the Subordinated Amount only up to the limits set forth in the Pooling and Servicing Agreement. Any such losses in excess of such limits are referred to herein as "Excess Losses." Excess Losses will be allocated on any Distribution Date between the Class A Certificates and the Subordinated Amount on a pro rata basis.

FINANCIAL GUARANTY INSURANCE POLICY

     The following summary of the terms of the Certificate Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy. A form of the Certificate Insurance Policy may be obtained, upon request, from the Depositor.

     Simultaneously with the issuance of the Class A Certificates, the Certificate Insurer will deliver the Certificate Insurance Policy to the Trustee for the benefit of the holders of the Class A Certificates. Under the Certificate Insurance Policy, the Certificate Insurer will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the holders of the Class A Certificates the full and complete payment of Insured Payments with respect to the Class A Certificates, calculated in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Pooling and Servicing Agreement except amendments or modifications to which the Certificate Insurer has given its prior written consent. "Insured Payments" shall mean with respect to the Class A Certificates as of any Distribution Date (i) any shortfall in amounts available in the Collection Account (as defined in the Agreement) to pay the Class A Interest Distribution Amount for the related Interest Accrual Period, (ii) the principal portion of any Excess Losses allocated to the Class A Certificates and, without duplication, the excess, if any, of (a) the aggregate Certificate Balance of the Class A Certificates then outstanding over (b) the aggregate Scheduled Principal Balance of the Mortgage Loans then outstanding and (iii) without duplication of the amount specified in clause (ii), the aggregate Certificate Balance of the Class A Certificates to the extent unpaid on the final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement. The Certificate Insurance Policy does not cover Prepayment Interest Shortfalls, Relief Act Shortfalls, Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls.

     On any Distribution Date, the amount of the premium (the "Premium Amount") payable to the Certificate Insurer is equal to the product of one-twelfth of the fixed percentage set forth in the Pooling and Servicing Agreement (the "Premium Rate") and the aggregate Certificate Balance of the Class A Certificates.

     If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of Class A Certificates is required to return principal or interest distributed with respect to a Class A Certificate during the Term of the Certificate Insurance Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such holder of Class A Certificates that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such holder of Class A Certificates, in such form as is reasonably required by the Certificate Insurer and provided to such holder of Class A Certificates by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of such holder of Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or holder of Class A Certificates directly (unless a holder of Class A Certificates has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer). In connection with the foregoing, the Certificate Insurer shall have the rights provided pursuant to the Agreement.

     Payment of claims under the Certificate Insurance Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

     The terms "Receipt" and "Received," with respect to the Certificate Insurance Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivered either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Certificate Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed. The Certificate Insurer's obligations under the Certificate Insurance Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Trustee as provided in the Certificate Insurance Policy, whether or not such funds are properly applied by the Trustee.

     "Term of the Certificate Insurance Policy" means the period from and including the date of issuance of the Certificate Insurance Policy to and including the date on which the aggregate Certificate Balance of the Class A Certificates is zero (excluding any reduction in such aggregate Certificate Balance in respect of any Realized Loss as to which an Insured Payment has not been made), plus such additional period, to the extent specified in the Certificate Insurance Policy, during which any payment on the Class A Certificates could be avoided in whole or in part as a preference payment.

     The Certificate Insurer shall be subrogated to the rights of the holders of the Class A Certificates to receive payments of principal and interest, as applicable, with respect to distributions on the Class A Certificates to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy. To the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the holders of the Class A Certificates, the Certificate Insurer will be subrogated to the rights of the holders of the Class A Certificates, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of Class A Certificates for purposes of payment.

     Claims under the Certificate Insurance Policy constitute direct unsecured and unsubordinated obligations of the Certificate Insurer, and will rank equally with any other unsecured and unsubordinated obligations of the Certificate Insurer except for certain obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Certificate Insurance Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Certificate Insurance Policy by its terms may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions (as defined therein). The Certificate Insurance Policy is governed by the Laws of the State of New York. The Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     To the fullest extent permitted by applicable law, the Certificate Insurer agrees under the Certificate Insurance Policy not to assert, and waives, for the benefit of each holder of Class A Certificates, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Certificate Insurer to avoid payment of its obligations under the Certificate Insurance Policy in accordance with the express provisions of the Certificate Insurance Policy.

     Pursuant to the terms of the Agreement, unless an Insurer Default exists, the Certificate Insurer will be entitled to exercise certain rights of the holders of the Class A Certificates, without the consent of such Certificateholders, and the holders of the Class A Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. See "Pooling and Servicing Agreement -- Voting Rights" and "-- Certain Matters Regarding the Certificate Insurer" herein.

     The Depositor, the Asset Seller, the Servicer and the Certificate Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Depositor, the Servicer and the Asset Seller will agree to reimburse, with interest, the Certificate Insurer for amounts paid pursuant to claims under the Certificate Insurance Policy. The Depositor, the Servicer and the Asset Seller will further agree to pay the Certificate Insurer all reasonable charges and expenses which the Certificate Insurer may pay or incur relative to any amounts paid under the Certificate Insurance Policy or otherwise in connection with the transaction and to indemnify the Certificate Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Fund. An event of default by the Depositor, the Asset Seller or the Servicer under the Insurance Agreement will constitute an Event of Default by the Servicer under the Pooling and Servicing Agreement and allow the Certificate Insurer, among other things, to direct the Trustee to terminate the Servicer. An "Event of Default" by the Depositor, the Asset Seller or the Servicer under the Insurance Agreement includes (i) a failure by the Depositor, the Asset Seller or the Servicer to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the untruth or incorrectness in any material respect of any representation or warranty of the Depositor, the Asset Seller or the Servicer in the Insurance Agreement or certain other documents or of the Servicer in the Pooling and Servicing Agreement, (iii) a failure by the Asset Seller or the Servicer to perform or to observe any covenant or agreement in the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents, (iv) a failure by the Depositor, the Asset Seller or the Servicer to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Depositor, the Asset Seller or the Servicer, (v) the occurrence of an Event of Default by the Servicer under the Pooling and Servicing Agreement or by the Asset Seller under certain other documents, (vi) the making of a claim for payment under the Certificate Insurance Policy and
(vii) violations by the Servicer of certain performance tests.

                              CERTIFICATE INSURER

     The following information has been supplied by Financial Security Assurance Inc. (the "Certificate Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Depositor or the Underwriters as to the accuracy and completeness of such information.

GENERAL

     The Certificate Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Certificate Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     The Certificate Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities, thereby enhancing the credit rating of those securities, in consideration for the payment of a premium to the Certificate Insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Insurer insures both newly-issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.

     The Certificate Insurer is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., US West Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of the Certificate Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.

     The principal executive offices of the Certificate Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

RATINGS OF CLAIMS-PAYING ABILITY

     The Certificate Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by each of S&P, Fitch Investors Service, L.P., Nippon Investors Service, Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings."

CAPITALIZATION

     The following table sets forth the capitalization of the Certificate Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1997 (in thousands):

                                                              SEPTEMBER 30, 1997
                                                              ------------------
                                                                 (UNAUDITED)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................      $  402,891
                                                                  ----------
Shareholder's Equity:
  Common Stock..............................................          15,000
  Additional Paid-In Capital................................         646,620
  Unrealized Gain on Investments (net of deferred income
     taxes).................................................          20,808
  Accumulated Earnings......................................         212,033
                                                                  ----------
Total Shareholder's Equity..................................         894,461
Total Deferred Premium Revenue and Shareholder's Equity.....      $1,297,352
                                                                  ==========

     For further information concerning the Certificate Insurer, see the Consolidated Financial Statements of the Certificate Insurer and its subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by the Certificate Insurer are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described under "Incorporation of Certain Information by Reference" in the Prospectus, the consolidated financial statements of the Certificate Insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement, which together with the Prospectus, forms a part of the Depositor's Registration Statement: (a) the Annual Report on Form 10-K for the year ended December 31, 1996 and (b) the Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

     All financial statements of the Certificate Insurer and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The Depositor will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to NationsBanc Asset Securities, Inc., 100 North Tryon Street, Charlotte, North Carolina 28255.

INSURANCE REGULATION

     The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations or warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans and the timing of losses on the Mortgage Loans may significantly affect the yield on the Class A Certificates to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described herein and in the Prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Class A Certificates.

     The Mortgage Loans may be prepaid by the mortgagors at any time; however, certain of the Mortgage Loans are subject to a prepayment charge for prepayments. See "Description of the Mortgage Loans" herein. In addition, the Fixed Rate Mortgage Loans contain provisions that may result in the acceleration of the payment of the Mortgage Loan in the event of the transfer or sale of the Mortgaged Property. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Class A Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions.

     The Mortgage Loans consist of Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans. If prevailing mortgage rates fell significantly below the Mortgage Rates on the Fixed Rate Mortgage Loans, the rate of prepayments (including refinancings) on the Fixed Rate Mortgage Loans would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Fixed Rate Mortgage Loans, the rate of prepayments on the Fixed Rate Mortgage Loans would be expected to decrease. Although the Mortgage Rates on the Adjustable Rate Mortgage Loans may change from time to time, such Mortgage Rates may not be consistent with prevailing rates because of the manner in which such Mortgage Rates are computed. In addition, the Indices applicable to the Adjustable Rate Mortgage Loans may not rise and fall consistently with mortgage rates generally. Accordingly, the Mortgage Rates on some or all of the Adjustable Rate Mortgage Loans may be higher than mortgage rates generally, resulting in prepayments when the Mortgage Rates on such Mortgage Loans are increasing.

     The allocation of Net Monthly Excess Cashflow in respect of principal will have the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans. This will cause the Class A Certificates to be overcollateralized by the Mortgage Loans to the extent that the aggregate Scheduled Principal Balance of the Mortgage Loans exceeds the Certificate Balance of the Class A Certificates. As a result of such accelerated amortization, the weighted average lives of the Class A Certificates will be shorter than otherwise would be the case. The yield to maturity on the Class A Certificates will depend on the availability of the Net Monthly Excess Cashflow and, consequently, will be sensitive to fluctuations in the level of One-Month LIBOR, which may vary significantly over time in addition to the rate and timing of principal payments (including prepayments, liquidations and purchases) on the Mortgage Loans. To the extent that any modification of a Mortgage Loan permitted to be made by the Servicer pursuant to the Pooling and Servicing Agreement provides the related mortgagor with a lower Mortgage Rate,

Maximum Mortgage Rate or monthly payment than would otherwise be the case, such modification could cause a corresponding reduction in the amount of Net Monthly Excess Cashflow available. Any such reduction in the availability of Net Monthly Excess Cashflow will cause the amount by which the Class A Certificates are overcollateralized to increase more slowly than would otherwise be the case.

     One-Month LIBOR bears no relationship to the Mortgage Rates applicable to the Fixed Rate Mortgage Loans and is different than the Indices applicable to the Adjustable Rate Mortgage Loans. To the extent that the amount of interest otherwise distributable in respect of the Class A Certificates is greater than the amount of available interest on the Mortgage Loans with respect to any Distribution Date, Basis Risk Shortfalls may occur in respect of the Class A Certificates. Although the holders of the Class A Certificates are entitled to be reimbursed for any such shortfalls as and to the extent described herein, the yield to such holders on the Class A Certificates may be adversely affected by the occurrence of such shortfalls. See "Risk Factors -- Basis Risk" herein.

     The yield on the Class A Certificates will also be affected by the existence of Prepayment Interest Shortfalls and Relief Act Shortfalls. The amount of interest otherwise payable to the Class A Certificates on any Distribution Date will be reduced by a ratable portion of Prepayment Interest Shortfalls in excess of servicing compensation for such Distribution Date and Relief Act Shortfalls for such Distribution Date. The Certificate Insurance Policy will not cover Prepayment Interest Shortfalls or Relief Act Shortfalls although the Class A Certificates may be entitled to payments in respect of Relief Act Shortfalls and Prepayment Interest Shortfalls out of Net Monthly Excess Cashflow.

     The yield to maturity on the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the Pass-Through Rate thereon. The extent to which the yield to maturity of a Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Class A Certificates, see "Yield Considerations" in the Prospectus.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     The Balloon Loans in the Trust Fund will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Balloon Loans involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to fully refinance the Balloon Loan or to sell the related Mortgaged Property at a price sufficient to permit the mortgagor to make the Balloon Payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by residential property. Because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to refinance the Balloon Loan or to sell the related Mortgaged Property, there is a risk that the Balloon Loans may default at maturity. Any defaulted Balloon Payment that extends the maturity of a Balloon Loan may delay distributions of principal on the Class A Certificates and thereby extend the weighted average life of the Class A Certificates and, if the Class A Certificates were purchased at a discount, reduce the yield thereon.

     "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate is repaid to an investor (assuming no losses). The weighted average life of the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes liquidations due to default).

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate for the Fixed Rate Mortgage Loans of 100% of the Prepayment Vector, and a prepayment rate for the Adjustable Rate Mortgage Loans of 24% CPR. A 100% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of 4% CPR in the first month of the life of such pool, such rate increasing by an additional approximate 1.636% CPR each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining at 22% CPR for the remainder of the life of such pool. An 80% Prepayment Vector assumes, for example, that the outstanding balance of a pool of mortgage loans prepays at a rate of 3.2% CPR in the first month of the life of such pool, such rate increasing by an additional approximate 1.309% CPR each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining at 17.6% CPR for the remainder of the life of such pool. No representation is made that the Fixed Rate Mortgage Loans will prepay at the above-described rates or any other rate. The Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 3.2% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Adjustable Rate Mortgage Loans will prepay at an 80% Prepayment Vector or any other rate.

                              PREPAYMENT SCENARIOS

                                               SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                                               ----------   ----------   ----------   ----------   ----------
Fixed Rate Mortgage Loans (1)................       0%          50%         100%         150%         200%
Adjustable Rate Mortgage Loans (2)...........       0%          15%          24%          40%          50%

---------------

(1) As a percentage of the Prepayment Vector.
(2) As a constant prepayment rate (CPR).

     The table following the next paragraph indicates the percentage of the initial Certificate Balance of the Class A Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of the Class A Certificates. The table is based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of 49 Mortgage Loans with the characteristics set forth in the table below, (ii) distributions to such Certificates are received, in cash, on the 20th day of each month, commencing in January 1998, (iii) the Mortgage Loans prepay at the percentages of the Prepayment Assumption scenarios indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no Relief Act Shortfalls or Prepayment Interest Shortfalls are incurred, (v) no Mortgage Loan is purchased from the Trust Fund pursuant to any obligation or option under the Pooling and Servicing Agreement, except as indicated in footnote two in the tables, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in January 1998, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in December 1997, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to maturity and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (ix) the Certificates are purchased on December 22, 1997, (x) Six-Month LIBOR remains constant at 5.84375% per annum and One-Year CMT remains constant at 5.47% per annum and the Mortgage Rate on each Adjustable Rate Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates if necessary) to equal the applicable Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) One-Month LIBOR remains constant at 5.65625% per annum, (xii) the monthly payment on each Adjustable Rate Mortgage Loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above, and (xiii) the Aggregate Expense Rate will be as defined herein.

                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

  PRINCIPAL                                   ORIGINAL      ORIGINAL      REMAINING      MONTHS
   BALANCE                                  AMORTIZATION      TERM          TERM        TO NEXT                  MAXIMUM
  AS OF THE        INTEREST      MORTGAGE       TERM       TO MATURITY   TO MATURITY   ADJUSTMENT     GROSS      MORTGAGE
 CUT-OFF DATE        TYPE        RATE(%)      (MONTHS)      (MONTHS)      (MONTHS)        DATE      MARGIN (%)   RATE (%)
--------------   -------------   --------   ------------   -----------   -----------   ----------   ----------   --------
$      129,796      Fixed         10.113        108            108            98          N/A           N/A          N/A
     1,594,659      Fixed         12.993        120            120           112          N/A           N/A          N/A
        61,901      Fixed         12.904         72             72            68          N/A           N/A          N/A
        88,049      Fixed         14.049         84             84            76          N/A           N/A          N/A
        25,097      Fixed         14.332         96             96            89          N/A           N/A          N/A
       330,532      Fixed         13.717        144            144           138          N/A           N/A          N/A
        37,181      Fixed         12.780        145            145           135          N/A           N/A          N/A
    14,992,415      Fixed         12.790        180            180           173          N/A           N/A          N/A
     4,753,635      Fixed         11.030        360            180           172          N/A           N/A          N/A
     2,230,199      Fixed         12.572        240            240           233          N/A           N/A          N/A
       191,853      Fixed         12.563        300            300           295          N/A           N/A          N/A
    27,628,108      Fixed         10.700        360            360           353          N/A           N/A          N/A
         9,604      Fixed         13.893         36             36            33          N/A           N/A          N/A
        11,119      Fixed         15.990         48             48            43          N/A           N/A          N/A
       159,533      Fixed         13.133         60             60            51          N/A           N/A          N/A
        30,893      Fixed         13.125        360             84            76          N/A           N/A          N/A
       167,697    1 Yr. CMT        9.000        360            360           349            1         4.125       15.000
       128,742    1 Yr. CMT       11.750        360            360           348           12         7.500       15.750
        55,792    1 Yr. CMT       11.000        360            360           350            2         6.500       17.000
       516,383    1 Yr. CMT       10.924        360            360           352            4         6.612       16.924
     1,205,010    1 Yr. CMT        9.570        360            360           353            5         5.816       15.570
       332,282    1 Yr. CMT       10.151        360            360           354            6         5.572       16.151
       148,513    1 Yr. CMT        8.875        360            360           343            7         4.000       15.875
       110,723    1 Yr. CMT       11.000        360            360           333            9         5.500       17.375
       278,729   6 Mo. LIBOR       8.750        360            360           353            5         5.500       14.750
     6,240,775   6 Mo. LIBOR       9.156        360            360           354            6         5.323       15.156
     7,941,212   6 Mo. LIBOR       8.850        360            360           355            7         5.173       14.850
     8,017,875   6 Mo. LIBOR       8.737        360            360           356            8         4.924       14.737
        51,265   6 Mo. LIBOR      10.500        180            180           174            6         5.875       17.000
        95,395   6 Mo. LIBOR      10.250        360            360           348           12         6.750       16.750
       220,380   6 Mo. LIBOR      10.079        360            360           349           13         6.644       16.579
       550,866   6 Mo. LIBOR       9.501        360            360           350           14         5.944       15.766
     2,607,546   6 Mo. LIBOR      10.075        360            360           351           15         6.399       16.387
    18,474,505   6 Mo. LIBOR       9.975        360            360           352           16         6.559       16.485
    49,172,310   6 Mo. LIBOR       9.918        360            360           353           17         6.436       16.410
    62,436,303   6 Mo. LIBOR       9.749        360            360           354           18         5.796       16.000
    59,866,346   6 Mo. LIBOR       9.338        360            360           355           19         5.178       15.382
    48,363,265   6 Mo. LIBOR       9.328        360            360           356           20         5.088       15.375
       714,403   6 Mo. LIBOR      10.682        360            360           352           28         5.585       15.682
       862,636   6 Mo. LIBOR      10.082        360            360           353           29         6.309       15.605
       257,970   6 Mo. LIBOR      10.917        360            360           354           30         5.895       16.970
       165,713   6 Mo. LIBOR      12.125        360            360           356           32         6.500       19.125
     4,696,120   6 Mo. LIBOR       7.947        360            360           355            1         5.135       13.947
     3,802,556   6 Mo. LIBOR       8.163        360            360           356            2         5.246       14.173
       384,176   6 Mo. LIBOR      10.906        360            360           351            3         6.617       16.327
     6,217,054   6 Mo. LIBOR      10.083        360            360           352            4         6.357       15.665
    17,864,895   6 Mo. LIBOR       9.817        360            360           353            5         6.182       15.599
    13,165,317   6 Mo. LIBOR       9.359        360            360           354            6         6.094       15.732
        24,243   6 Mo. LIBOR      10.500        180            180           173            5         6.500       17.000

  PRINCIPAL                      INITIAL    SUBSEQUENT
   BALANCE         MINIMUM      PERIODIC     PERIODIC
  AS OF THE       MORTGAGE        RATE         RATE
 CUT-OFF DATE     RATE (%)       CAP (%)     CAP (%)
--------------  -------------   ---------   ----------
$      129,796        N/A           N/A         N/A
     1,594,659        N/A           N/A         N/A
        61,901        N/A           N/A         N/A
        88,049        N/A           N/A         N/A
        25,097        N/A           N/A         N/A
       330,532        N/A           N/A         N/A
        37,181        N/A           N/A         N/A
    14,992,415        N/A           N/A         N/A
     4,753,635        N/A           N/A         N/A
     2,230,199        N/A           N/A         N/A
       191,853        N/A           N/A         N/A
    27,628,108        N/A           N/A         N/A
         9,604        N/A           N/A         N/A
        11,119        N/A           N/A         N/A
       159,533        N/A           N/A         N/A
        30,893        N/A           N/A         N/A
       167,697      9.000         2.000       2.000
       128,742     10.000         2.000       2.000
        55,792     11.000         2.000       2.000
       516,383     11.062         2.000       2.000
     1,205,010      9.745         2.000       2.000
       332,282     11.419         2.000       2.000
       148,513      9.000         2.000       2.000
       110,723     10.000         2.000       2.000
       278,729      9.000         2.000       1.000
     6,240,775      9.186         2.000       1.000
     7,941,212      8.990         2.000       1.000
     8,017,875      8.810         2.000       1.000
        51,265     11.000         3.000       1.000
        95,395     10.000         3.000       1.000
       220,380      9.867         3.000       1.000
       550,866      9.444         3.000       1.000
     2,607,546     10.104         2.952       1.172
    18,474,505      9.942         2.994       1.002
    49,172,310     10.003         3.000       1.000
    62,436,303      9.775         3.000       1.000
    59,866,346      9.398         3.000       1.000
    48,363,265      9.376         3.000       1.000
       714,403      6.649         3.000       1.000
       862,636      9.485         3.000       1.000
       257,970     10.647         3.000       1.000
       165,713     12.000         3.000       1.000
     4,696,120      7.986         1.000       1.000
     3,802,556      8.239         1.000       1.000
       384,176     10.340         1.156       1.156
     6,217,054      9.141         1.023       1.007
    17,864,895      9.124         1.092       1.046
    13,165,317      9.424         1.044       1.044
        24,243     11.000         1.000       1.000

     There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the following table. Any such discrepancy may have an effect upon the percentages of the initial Certificate Balance outstanding (and the weighted average life) of the Class A Certificates set forth in the table. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the table set forth below and, since it is not likely the level of each Index will remain constant as assumed, the Class A Certificates may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the table indicates the weighted average life of the Class A Certificates and sets forth the percentages of the initial Certificate Balance that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the prepayment assumption.

       PERCENT OF INITIAL CERTIFICATE BALANCE OF THE CLASS A CERTIFICATES OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     DISTRIBUTION DATE OCCURRING IN        SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
     ------------------------------        ----------   ----------   ----------   ----------   ----------
Initial.................................       100          100          100          100          100
December 1998...........................        96           82           73           58           48
December 1999...........................        96           69           54           34           23
December 2000...........................        95           58           41           21           12
December 2001...........................        94           49           31           13            6
December 2002...........................        93           42           23            8            0
December 2003...........................        92           35           18            5            0
December 2004...........................        91           30           13            0            0
December 2005...........................        90           25           10            0            0
December 2006...........................        88           21            7            0            0
December 2007...........................        87           18            5            0            0
December 2008...........................        85           15            0            0            0
December 2009...........................        83           12            0            0            0
December 2010...........................        81           10            0            0            0
December 2011...........................        79            9            0            0            0
December 2012...........................        75            7            0            0            0
December 2013...........................        73            6            0            0            0
December 2014...........................        70            5            0            0            0
December 2015...........................        68            0            0            0            0
December 2016...........................        64            0            0            0            0
December 2017...........................        61            0            0            0            0
December 2018...........................        57            0            0            0            0
December 2019...........................        52            0            0            0            0
December 2020...........................        48            0            0            0            0
December 2021...........................        42            0            0            0            0
December 2022...........................        36            0            0            0            0
December 2023...........................        30            0            0            0            0
December 2024...........................        23            0            0            0            0
December 2025...........................        14            0            0            0            0
December 2026...........................         5            0            0            0            0
December 2027...........................         0            0            0            0            0
Weighted Average Life in years (1)......     20.21         5.58         3.39         1.92         1.41
Weighted Average Life in years (2)......     20.20         5.43         3.28         1.85         1.36

---------------

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the Servicer exercises its option to purchase the Mortgage Loans. See "Pooling and Servicing Agreement -- Termination" herein.

     There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the table above, or to any other level, or that the actual weighted average life of the Class A Certificates of any class will conform to any of the weighted average life set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life of the Class A Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment or Index level assumptions.

     The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that, in the case of an Adjustable Rate Mortgage Loan, the level of the applicable Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and, in the case of Adjustable Rate Mortgage Loans, the levels of the Indices are consistent with the expectations of investors.

                                  THE SERVICER

GENERAL

     NationsCredit Home Equity Services Corporation ("NationsCredit HES ", and in its capacity as servicer, the "Servicer") will act as servicer for the Mortgage Loans pursuant to the Pooling and Servicing Agreement. NationsCredit HES is an indirect subsidiary of NationsCredit Corporation ("NationsCredit Corporation"), a diversified non-bank finance company which is wholly owned by NationsBank Corporation. At December 31, 1996, NationsCredit Corporation had total assets of approximately $7.9 billion and shareholder's equity of approximately $1.1 billion. NationsCredit Corporation originates home equity loans through two indirect subsidiaries, NationsCredit HES and NationsCredit Financial Services Corporation ("NationsCredit Financial Services"). NationsCredit HES primarily purchases loans through brokers, mortgage bankers and other home equity lenders and does some direct lending. NationsCredit Financial Services originates first and second home mortgage loans, home equity lines of credit, personal loans and revolving and closed end sales financings through a network of over 265 branches.

     The Servicer will service the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement and the policies, procedures and practices customarily employed by the Servicer in servicing other comparable mortgage loans. Servicing includes, but is not limited to, customer service, remittance handling, collections, foreclosure and liquidations. As of September 30, 1997 NationsCredit HES was servicing approximately 19,000 mortgage loans representing an aggregate outstanding principal balance of approximately $1.3 billion.

     Borrowers are sent monthly statements that specify the payment due and any late payment amount. The various stages of delinquency are monitored and evaluated on a monthly basis. Means of contacting delinquent accounts include, but are not limited to, telephone calls and collection letters. If payment is not received within fifteen working days of the due date, an initial collection effort is made by telephone in an attempt to bring the delinquent account current. When an account is 30 days past due, the collection supervisor analyzes the account to determine the appropriate course of action, which is dependent on a number of factors including the borrower's payment history, the amount of equity in the related Mortgaged Property and the reason for the current inability to make timely payments.

     When a loan is 120 days past due, the related mortgaged property is generally reappraised and the results evaluated by the Servicer to determine a course of action. Foreclosure regulations and practices and the rights of the owner in default vary from state to state, but generally procedures may be initiated if: (i) the loan is 90 days or more delinquent; (ii) a notice of default on a senior lien is received; or (iii) the Servicer discovers circumstances indicating potential loss exposure. During the foreclosure process, any expenses incurred by the Servicer may be added to the amount owed by the mortgagor, as permitted by applicable law. Upon completion of foreclosure, the property is sold to an outside bidder, is purchased by the Servicer for the amount of the unpaid principal balance of such mortgage loan, or passes to the mortgagee, in which case the Servicer proceeds to liquidate the asset.

     Servicing and collection practices may change over time in accordance with the Servicer's business judgment, changes in its real-estate loan portfolio and applicable laws and regulations, as well as other items.

     The Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Servicer or any of its affiliates.

     Delinquency and Loan Loss Experience. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of NationsCredit HES for its servicing portfolio of fixed and variable rate mortgage loans. Such servicing portfolio includes mortgage loans such as the Mortgage Loans as well as home equity loans.

     There can be no assurance that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of NationsCredit HES on its servicing portfolio set forth in the following tables.

                      MORTGAGE LOAN DELINQUENCY EXPERIENCE

                                                AS OF SEPTEMBER 30, 1997     AS OF DECEMBER 31, 1996
                                                -------------------------    ------------------------
                                                NUMBER OF      AGGREGATE     NUMBER OF     AGGREGATE
                                                 MORTGAGE      PRINCIPAL      MORTGAGE     PRINCIPAL
                                                  LOANS         BALANCE        LOANS        BALANCE
                                                ----------    -----------    ----------    ----------
                                                               (DOLLARS IN THOUSANDS)
Portfolio(1)..................................    19,143       $1,272,795      15,120       $958,666
Period of Delinquency:(2)
  30-59 Days..................................       255           13,664         410         22,482
  60-89 Days..................................        49            2,657          75          4,767
  90 Days or More.............................       418           29,902         354         24,003
                                                  ------       ----------      ------       --------
Total Delinquencies...........................       722       $   46,223         839       $ 51,252
Total Delinquencies as a Percent of
  Portfolio...................................     3.77%             3.63%      5.55%           5.35%
                                                  ------       ----------      ------       --------
Real Estate Owned.............................        --       $    7,188          --       $  3,643

---------------

(1) "Portfolio" consists of those mortgage loans owned and serviced by NationsCredit HES.
(2) "Period of Delinquency" represents the number of days payments are contractually past due. The delinquency statistics for the period include loans in foreclosure and bankruptcy, but exclude all Real Estate Owned.

                      MORTGAGE LOAN CREDIT LOSS EXPERIENCE

                                                               NINE MONTHS
                                                                  ENDED         YEAR ENDED
                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  1997             1996
                                                              -------------    ------------
                                                                 (DOLLARS IN THOUSANDS)
Average Portfolio During the Period(1)......................   $1,094,141        $804,745
Average Number of Mortgage Loans Outstanding................       16,947          12,423
Net Losses(2)...............................................   $    3,001        $  2,456
Annualized Net Losses as a Percent of Average Amount
  Outstanding(3)............................................         0.37%           0.31%

---------------

(1) "Average Portfolio During the Period" is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.
(2) "Net Losses" represent gross losses minus recoveries from liquidation proceeds and deficiency judgements.
(3) "Annualized Net Losses" for the nine months ended September 30, 1997 represent total "Net Losses" for that period divided by 9 and multiplied by 12.

                        POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1997, among the Depositor, the Servicer and the Trustee.

Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Class A Certificates. See "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements" in the Prospectus.

     The Pooling and Servicing Agreement will permit the Custodian to maintain possession of the Mortgage Notes and the Servicer to maintain possession of certain other documents relating to the Mortgage Loans (the "Related Documents") and assignments of the Mortgage Loans to the Trustee will not be recorded for so long as the Custodian maintains a long-term debt rating of at least "A2" by Moody's and "A" by S&P. In the event that such standard is not satisfied (a "Trigger Event"), the Trustee is required to terminate the Custodian's appointment as Custodian and terminate the appointment as custodian of the Related Documents. The Custodian will have 60 days to deliver the Mortgage Notes (or, in certain cases, lost note affidavits) to the Trustee or the Trustee's bailee and the Servicer will have 60 days to record assignments of the mortgages for the Mortgage Loans in favor of the Trustee and 60 days to deliver the Related Documents to the Trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Certificate Insurer to the effect that recordation of such assignments or delivery of any such documentation is not required in the relevant jurisdiction to protect the interest of the Trustee in the Mortgage Loans).

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The servicing fee for each Mortgage Loan (the "Servicing Fee") is payable from interest payments on such Mortgage Loan. The Servicing Fee on each Mortgage Loan is payable monthly and is equal to one-twelfth of 0.50% (the "Servicing Fee Rate") multiplied by the Scheduled Principal Balance of such Mortgage Loan on the first day of the related Due Period. In addition to the Servicing Fee, the Servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Notes, any late payment charges, assumption fees or similar items. The Servicer will pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and is not entitled to reimbursement therefor except as specifically provided in the Pooling and Servicing Agreement.

THE TRUSTEE

     U.S. Bank National Association (the "Trustee"), a national banking association and an affiliate company of First Bank National Association, will act as trustee for the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee will (a) provide administrative services with respect to the Certificates, including the computation of the amount of distributions to be made on the Certificates and any losses to be allocated to the Certificates and
(b) act as initial paying agent and certificate registrar.

     The Trustee's principal compensation will be a fee, payable monthly, equal to the product of one-twelfth of the fixed percentage set forth in the Pooling and Servicing Agreement (the "Trustee Fee Rate") and the Scheduled Principal Balance of each Mortgage Loan on the first day of the related Due Period (the "Trustee Fee"). See "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- The Trustee" in the Prospectus.

CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

     Pursuant to the terms of the Pooling and Servicing Agreement, unless there exists a continuance of any failure by the Certificate Insurer to make a required payment under the Certificate Insurance Policy or there exists a proceeding in bankruptcy by or against the Certificate Insurer (either such condition, an "Insurer Default"), the Certificate Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates, without the consent of such holders, and the holders of the Class A Certificates may exercise such rights only with the prior written consent of the Certificate Insurer: (i) the right to direct the Trustee to terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of a default by the Servicer; (ii) the right to consent to or direct any waivers of defaults by the Servicer, (iii) the right to remove the Trustee pursuant to the Pooling and Servicing Agreement, (iv) the right to institute proceedings against the Servicer in the event of default by the Servicer and refusal of the Trustee to institute such proceedings. In addition, unless an Insurer Default exists, the Certificate Insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the Class A Certificates, and, unless an Insurer Default exists, the Certificate Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee, (ii) the appointment of any successor Trustee or Servicer or (iii) any amendment to the Agreement.

TERMINATION

     The Pooling and Servicing Agreement will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event will the Trust Fund established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement.

     Subject to provisions in the Pooling and Servicing Agreement, the majority holder of the Class X Certificates may, at its option (or if such holder does not exercise such option, the Servicer), on any Distribution Date when the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 5% of the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, purchase at its sole cost and expense from the Trust Fund all of the outstanding Mortgage Loans at a price equal to the sum of (a) 100% of the Scheduled Principal Balance of each outstanding Mortgage Loan, (b) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and 30 days' accrued interest thereon at a rate equal to the Mortgage Rate (net of the Servicing Fee Rate in the case of such a purchase by the Servicer), (c) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or the Insurance Agreement, (d) the aggregate amount of unadvanced principal delinquencies on the Mortgage Loans, together with interest thereon through the last day of the month in which such Distribution Date occurs at a rate equal to the related Mortgage Rate with respect to each related Mortgage Loan, and (e) the amount of any unreimbursed Servicing Advances made by the Servicer with respect to the related Mortgage Loans. Any such purchase shall be accomplished by deposit into the related Collection Account of the purchase price specified above. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the related Certificate Insurance Policy. See "Description of the Securities -- Termination" in the Prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion represents the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Depositor.

     Assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as three separate REMICs (the "Upper-Tier REMIC," the "Middle-Tier REMIC" and the "Lower-Tier REMIC," respectively) under the Code. The Lower-Tier REMIC will hold the Mortgage Loans, proceeds therefrom, the Collection Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Middle-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Middle-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) certain uncertificated classes of regular interests (the "Middle-Tier Regular Interests") and (ii) the Class MR Certificates, which will represent the sole Class of residual interest in the Middle-Tier REMIC. The Upper-Tier REMIC will hold the Middle-Tier Regular Interests and will issue (i) classes of regular interests (the "Upper-Tier Regular Interests") represented by the Class A (the "Class A Regular Interests") and Class X Certificates and (ii) the Class R Certificates, which will represent the sole class of residual interests in the Upper-Tier REMIC. The Interest Cap Agreement will not be an asset of the Upper-Tier REMIC, Middle-Tier REMIC or Lower-Tier REMIC, but will be treated as the asset of a grantor trust for federal income tax purposes in which each of the Class A and Class X Certificates represents a beneficial interest. Because it appears that the value of the Interest Cap Agreement will be minimal, initial holders of Class A Certificates should not be required to allocate any portion of the purchase price to the Interest Cap Agreement. Investors in the Class A Certificates should consult their own tax advisors in this regard.

TAXATION OF CLASS A REGULAR INTERESTS

     For federal income tax reporting purposes, the Class A Regular Interests will [not] be treated as having been issued with original issue discount. The prepayment assumption that will be used with respect to the Class A Regular Interests in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at the Prepayment Assumption or at any other particular rate. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of Regular Securities -- Original Issue Discount" in the Prospectus.

     [The Class A Regular Interests may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Class A Certificate will be treated as holding a regular interest with amortizable bond premium will depend on such holder's purchase price and the distributions remaining to be made on such regular interest at the time of its acquisition by such holder. Holders of the Class A Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of Regular Securities" and "-- Premium" in the Prospectus.]

     The Class A Regular Interests will be treated as assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Class A Regular Interests will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Regular Interests are treated as"real estate assets" under
Section 856(c)(5)(A) of the Code. Moreover, the Class A Regular Interests will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See "The Pooling and Servicing Agreement -- Termination" herein and "Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Securities" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Federal Income Tax
Consequences -- REMICs" in the Prospectus.

TAXATION OF INTEREST CAP AGREEMENT

     Each Class A Certificateholder will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights under the Interest Cap Agreement on the date it purchases its Certificate. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

     In general, the Class A Certificateholders must allocate the price they pay for the Class A Certificates between their Class A Regular Interests and the Interest Cap Agreement. For purposes of tax information reporting, it is anticipated that the Trustee will assume that all of the purchase price for the Class A Certificates will be wholly allocable to such Certificates' proportionate interest in the corresponding Class A Regular Interests. However, if rights under the Interest Cap Agreement are determined to have a value on the Startup Day that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium"). In this event, a Class A Certificateholder will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Interest Cap Agreement

(adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Class A Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium will be treated in part as a loan under the Swap Regulations.

     Under the Swap Regulations, (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Interest Cap Agreements must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treat treatment presumably would apply only prospectively.

     Any amount of proceeds from the sale, redemption or retirement of a Class A Certificate that is considered to be allocated to rights under the Interest Cap Agreement would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

TERMINATION PAYMENTS

     Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the Interest Cap Agreement in connection with the sale or exchange of a Class A Certificate would be considered a "termination payment" under the Swap Regulations allocable to the Class A Certificates. A Certificateholder will have gain or loss from termination of the Interest Cap Agreement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the Agreement.

     Gain or loss realized upon the termination of the Interest Cap Agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

APPLICATION OF THE STRADDLE RULES

     The Class A Regular Interest and the Interest Cap Agreement may constitute positions in a straddle, in which case, the straddle rules of Code Section 1092 would apply. A selling beneficial owner's capital gain or loss with respect to the Class A Regular Interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Interest Cap Agreement would be short-term. If the holder of a Class A Certificate incurred or continued indebtedness to acquire or hold such Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Interest Cap Agreement.

                                LEGAL INVESTMENT

     The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of the Class A Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Class A Certificates, may be subject to significant interpretative uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class A Certificates will constitute legal investments for them.

                              ERISA CONSIDERATIONS

     As described in the Prospectus under "ERISA Considerations," Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the Code impose certain duties and restrictions on employee benefit plans and certain other retirement plans and arrangements subject thereto (collectively, "Plans") and on persons who have certain specified relationships to Plans, including fiduciaries and service providers. Comparable duties and restrictions may exist with respect to any "governmental plan" (as defined in Section 3(32) of ERISA) subject to a federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by a Plan in the Class A Certificates, including the individual administrative exemption described below. For a further discussion of the individual administrative exemption, including the necessary conditions to its applicability, and other important factors to be considered by a Plan contemplating investing in the Class A Certificates, see "ERISA Considerations" in the Prospectus.

     On May 14, 1993, the DOL issued to NationsBank Corporation an individual administrative exemption, Prohibited Transaction Exemption 93-31, 59 Fed. Reg. 26820 (the "NationsBank Exemption"), and on May 24, 1990 the DOL issued to Merrill Lynch an individual administrative exemption, Prohibited Transaction Exemption 90-29, 55 Fed. Reg. 21459 (the "Merrill Lynch Exemption" and, together with the NationsBank Exemption, the "Exemptions" and each, an "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemptions. An Exemption might apply to the acquisition, holding and resale of the Class A Certificates by a Plan, provided that specified conditions are met.

     Among the conditions which would have to be satisfied for an Exemption to apply to the acquisition by a Plan of the Class A Certificates is the condition that the Plan investing in the Class A Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     Before purchasing a Class A Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the applicable Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Class A Certificates, and fiduciary of a governmental plan should make its own determination as to the need for an availability of any exemptive relief under Similar Law. Any fiduciary of a Plan or governmental plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA, the Code or Similar Law to such investment. See "ERISA Considerations" in the Prospectus.

     INVESTMENTS BY PLANS ARE SUBJECT TO ERISA'S GENERAL FIDUCIARY REQUIREMENTS. ACCORDINGLY, BEFORE INVESTING IN A CLASS A CERTIFICATE, A PLAN FIDUCIARY SHOULD DETERMINE WHETHER SUCH AN INVESTMENT IS PERMITTED IN ACCORDANCE WITH THE DOCUMENTS GOVERNING THE PLAN AND IS PRUDENT FOR THE PLAN IN VIEW OF ITS OVERALL INVESTMENT POLICY AND THE COMPOSITION AND DIVERSIFICATION OF ITS PORTFOLIO.

     The sale of Class A Certificates to a Plan is in no respect a representation by the Depositor or Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated December [ ], 1997 (the "Underwriting Agreement"), among NationsBanc Montgomery Securities, Inc. ("NationsBanc Montgomery"), as representative of itself and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill

Lynch" and, together with NationsBanc Montgomery, the "Underwriters"), and the Depositor, the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Class A Certificates as follows: NationsBanc Montgomery will acquire approximately 80% of the Class A Certificates and Merrill Lynch will acquire approximately 20% of the Class A Certificates.

     In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates if any Class A Certificates are purchased. In the event of a default by either Underwriter, the Underwriting Agreement provides that, in circumstances, purchase commitments of the nondefaulting Underwriter may be increased or the underwriting may be terminated.

     The distribution of the Class A Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class A Certificates, before deducting expenses
payable by the Depositor, will be approximately    % of the aggregate initial
Certificate Balance of the Class A Certificates. NationsBanc Montgomery is an affiliate of the Depositor. The Underwriters may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Depositors in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any profit on the resale of the Class A Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     In connection with the offering, the Underwriters may purchase and sell the Class A Certificates in the open market. These transactions may include over-allotment and purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by such Underwriter of a greater number of Class A Certificates than they are required to purchase from the Depositor in the offering. An Underwriter may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by such Underwriter if such Class A Certificates are repurchased by such Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the Class A Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter markets or otherwise.

     This Prospectus Supplement and Prospectus may be used by NationsBanc Montgomery, to the extent required, in connection with market making transactions in the Class A Certificates. NationsBanc Montgomery may act as principal or agent in such transaction.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

                                SECONDARY MARKET

     There will not be any market for the Class A Certificates prior to the issuance thereof. The Underwriters intend to act as market makers in the Class A Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. Further, no application will be made to list the Class A Certificates on any securities exchange. Accordingly, the liquidity of the Class A Certificates may be limited. The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the Prospectus under "Description of the Securities -- Reports to Securityholders," which will include information as to the outstanding Certificate Balances of the Class A Certificates. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                 LEGAL OPINIONS

     The validity of the Class A Certificates and certain tax matters with respect thereto will be passed upon for the Depositor by Cadwalader, Wickersham & Taft. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft.

                                    RATINGS

     It is a condition of the issuance of the Class A Certificates that they be rated "AAA" by S&P and "Aaa" by Moody's.

     The ratings of S&P on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. S&P ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, it should be noted that in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as prepayment.

     The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions of principal and interest to which such certificateholders are entitled. Moody's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on such certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

     The Depositor has not requested a rating on the Class A Certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by S&P and Moody's.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance, Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                         INDEX OF PRINCIPAL DEFINITIONS

Adjustable Rate Mortgage Loan............S-7
Adjustment Date..........................S-8
Advances................................S-13
Aggregate Expense Rate..................S-10
Asset Seller.............................S-2
Available Funds.........................S-48
Available Funds Allocation..............S-48
Available Funds Pass-Through Rate.......S-10
Balloon Loans............................S-7
Balloon Payment.........................S-27
Banc One.................................S-2
Basis Risk Shortfall....................S-10
Beneficial Owner.........................S-6
Business Day............................S-54
Cap Premium.............................S-68
Cede....................................S-45
CEDEL....................................S-6
CEDEL Participants......................S-46
Certificate Balance.....................S-49
Certificate Insurance Policy.............S-1
Certificate Insurer......................S-1
Certificateholder........................S-2
Certificates.............................S-1
Class....................................S-1
Class A Certificates.....................S-1
Class A Interest Distribution Amount.....S-9
Class LR Certificates....................S-1
Class MR Certificates....................S-1
Class R Certificates.....................S-1
Class X Certificates.....................S-1
Code....................................S-15
CPR.....................................S-60
Debt Ratio..............................S-41
Definitive Certificate...................S-6
Delayed First Adjustment Mortgage Loan...S-8
Delinquent Mortgage Loans................S-9
Depositaries.............................S-6
Depositor................................S-2
Distribution Date........................S-3
DOL.....................................S-70
DTC......................................S-2
Due Date................................S-21
Due Period..............................S-11
Equity Services.........................S-41
ERISA...................................S-15
Euroclear................................S-6
Euroclear Operator......................S-47
Euroclear Participants..................S-46
Eurodollar Business Day.................S-50
Event of Default........................S-55
Excess Loss.............................S-53
Excluded Amounts........................S-48
Exemption...............................S-15
Expense Adjusted Mortgage Rate..........S-10
FICO Score..............................S-42
First Franklin...........................S-2
First Franklin Corporate Office.........S-42
First Franklin Direct Access
  Guidelines............................S-41
First Franklin Full Documentation
  Program...............................S-42
First Franklin Guidelines...............S-41
First Franklin LIV Program..............S-42
First Franklin Loans....................S-41
First Franklin NIV Program..............S-42
First Franklin Standard Guidelines......S-41
Fixed Rate Mortgage Loan.................S-7
Fully Indexed Rate......................S-30
Gross Margin.............................S-8
holder...................................S-2
Holdings................................S-56
Index....................................S-8
Index of Principal Definitions...........S-5
Information Date........................S-17
Insurance Agreement.....................S-55
Insured Payment.........................S-13
Interest Accrual Period..................S-9
Interest Cap Agreement..................S-10
Interest Determination Date.............S-50
IRS.....................................S-68
Life Savings.............................S-2
Liquidation Proceeds....................S-45
Lower-Tier Regular Interests............S-67
Lower-Tier REMIC.........................S-2
Maximum Class A Pass-Through Rate.......S-11
Maximum Mortgage Rate...................S-30
Merrill Lynch............................S-2
Merrill Lynch Exemption.................S-15
Middle-Tier Regular Interests...........S-67
Middle-Tier REMIC........................S-2
Minimum Mortgage Rate...................S-30
Modeling Assumptions....................S-60
Moody's..................................S-2
Mortgage.................................S-6
Mortgage Loan............................S-6
Mortgage Loan Sellers....................S-2
Mortgage Loans...........................S-2
Mortgage Note............................S-6
Mortgage Rate............................S-7
Mortgaged Property.......................S-6
NationsBanc Montgomery...................S-2

NationsBank Exemption...................S-15
NationsCredit Corporation...............S-64
NationsCredit Financial Services........S-64
NationsCredit HES........................S-2
Net Monthly Excess Cashflow.............S-51
One-Month LIBOR.........................S-11
One-Year CMT.............................S-8
Option One..............................S-40
Order...................................S-54
Pan American.............................S-2
Participant.............................S-46
Pass-Through Rate........................S-9
Percentage Interest.....................S-49
Periodic Rate Cap.......................S-30
Plan....................................S-15
Pooling and Servicing Agreement..........S-9
Premium Amount..........................S-53
Premium Rate............................S-53
Prepayment Assumption...................S-60
Prepayment Interest Shortfalls..........S-20
Realized Losses.........................S-53
Receipt.................................S-54
Received................................S-54
Record Date..............................S-9
Reference Banks.........................S-50
Reimbursement Amount....................S-48
Relief Act..............................S-20
Relief Act Shortfalls...................S-20
REMIC....................................S-2
Required Principal Distribution
  Amount................................S-11
Required Subordinated Amount............S-52
Reserve Interest Rate...................S-50
Residual Certificates....................S-1
Reuters Screen LIBO Page................S-50
Riegle Act..............................S-18
Scheduled Principal Balance.............S-51
S&P......................................S-2
Securities Act..........................S-70
Servicer.................................S-2
Servicer Remittance Date................S-52
Servicing Fee............................S-5
Servicing Fee Rate......................S-66
Similar Law.............................S-15
Six-Month LIBOR..........................S-8
SMMEA...................................S-15
Subordinated Amount.....................S-52
Subordination Increase Amount...........S-52
Subordination Reduction Amount..........S-51
Sub-prime Mortgage Loans.................S-2
Super Jumbo Loans.......................S-43
Swap Regulation.........................S-68
Term of the Certificate Insurance
  Policy................................S-54
Trust Fund...............................S-2
Trustee..................................S-5
Trustee Fee.............................S-66
Trustee Fee Rate........................S-66
Underwriters.............................S-2
Underwriting Agreement..................S-70
Unpaid Basis Risk Shortfall.............S-10
Upper-Tier REMIC.........................S-2
WMC......................................S-2
WMC Full Documentation Program..........S-43
WMC Guidelines..........................S-43
WMC Lite Documentation Program..........S-43
WMC Loans...............................S-43
WMC Stated Documentation Program........S-43

                                    ANNEX I

                       FIRST FRANKLIN STANDARD GUIDELINES

----------------------------------------------------------------------------------------------------------------------------------
              TOTAL DEBT SERVICE-                                                                    BANKRUPTCY FILINGS/
CREDIT LEVEL  TO-INCOME RATIO              EXISTING MORTGAGE HISTORY    CONSUMER HISTORY             FORECLOSURE PROCEEDINGS
----------------------------------------------------------------------------------------------------------------------------------
 A..........  Generally 45% or less.       Current at application time  A maximum of 25% of total    Discharged/completed more
                                           and one 30-day delinquency   credit open during           than three years prior to
                                           within preceding 12 months   preceding 24 months; no      closing; good credit
                                           for Loan-to-Value Ratios up  30-day delinquencies in      reestablished.
                                           to and including 80%; no     preceding 12 months.
                                           30-day delinquencies for
                                           loans with Loan-to-Value
                                           Ratios greater than 80%.
----------------------------------------------------------------------------------------------------------------------------------
 A-.........  Generally less than 47%,     Current at application time  A maximum of 50% of total    Foreclosure discharged/
              however, may increase to     and a maximum of two 30-day  credit open in preceding 12  completed more than two years
              55% based on reduced         delinquencies (one 30-day    months; isolated 30-day      prior to closing.
              Loan-to-Value Ratio. Debt    delinquency for loans with   delinquencies in preceding
              Ratios greater than 50%      Loan-to-Value Ratio greater  12 months
              require a predetermined      than 85%) in preceding 12
              minimum monthly gross        months.
              income.
----------------------------------------------------------------------------------------------------------------------------------
 B..........  Generally less than 50%,     Up to 30 days delinquent at  No more than one 90-day      Generally,
              however, may increase to     closing and a maximum of     delinquency in preceding 12  discharged/completed more
              60% based on reduced         four 30-day delinquencies,   months.                      than two years prior to
              Loan-to-Value Ratio. Debt    or three 30-day                                           closing; for Loan-to-Value
              Ratios greater than 50%      delinquencies and one                                     Ratio of 75% and less, the
              require a predetermined      60-day delinquency within                                 bankruptcy
              minimum monthly gross        the last 12 months.                                       discharged/completed 12
              income.                                                                                months prior to closing.
----------------------------------------------------------------------------------------------------------------------------------
 C..........  Generally less than 55%,     Up to 90 days delinquent at  No more than one 120-day     Notice of foreclosure
              however, may increase to     closing and a maximum of     delinquency in preceding 12  discharged/completed more
              60% based on reduced         six 30-day, two 60-day and   months.                      than one year prior to
              Loan-to-Value Ratio. Debt    one 90-day delinquencies in                               closing. For Loan-to-Value
              Ratios greater than 50%      preceding 12 months.                                      Ratio greater than 70%,
              require a predetermined                                                                bankruptcy discharged/
              minimum monthly gross                                                                  completed more than one year
              income.                                                                                prior to closing. For
                                                                                                     Loan-to-Value Ratio of 70% or
                                                                                                     less, any Chapter 7
                                                                                                     bankruptcy discharged prior
                                                                                                     to closing; Chapter 13
                                                                                                     bankruptcy may be paid at
                                                                                                     closing.
----------------------------------------------------------------------------------------------------------------------------------
 D..........  Generally 60% or less. Debt  No more than 120 days        Significant past or present  Notice of foreclosure filings
              Ratios greater than 50%      delinquent at the time of    credit problems. Borrower    must be consummated prior to
              require a predetermined      closing.                     disregards credit standing   closing, an open notice of
              minimum monthly gross                                     and payments.                default is not acceptable.
              income                                                                                 Any Chapter 7 bankruptcy must
                                                                                                     have been discharged prior to
                                                                                                     closing; Chapter 13
                                                                                                     bankruptcy may be paid at
                                                                                                     closing.
----------------------------------------------------------------------------------------------------------------------------------

------------  -----------------------------------------------------------------------------------------

CREDIT LEVEL  COLLECTIONS AND JUDGMENTS      MAXIMUM LOAN-TO-VALUE RATIO    MAXIMUM LOAN AMOUNT
----------------------------------------------------------------------------------------------------------------------------------
 A..........  Generally, none in preceding   For owner occupied property,   $500,000 under the First
              12 months; no outstanding      90%, 85% and 80% (80%, 75%     Franklin Full Documentation
              collections, charge-offs,      and 65% for non-owner          Program; $400,000 under the
              judgments or liens after the   occupied property) for         First Franklin LIV and NIV
              funding of the loan.           mortgage loans originated      Programs.
                                             under the First Franklin Full
                                             Documentation, LIV and NIV
                                             Programs, respectively.
----------------------------------------------------------------------------------------------------------------------------------
 A-.........  Generally, none in preceding   For owner occupied property,   $450,000 under the First
              12 months; total outstanding   90%, 80% and 75% (80%, 70%     Franklin Full Documentation
              collections or charge-offs     and 60% for non-owner          Program; $350,000 under the
              with balances of $1,000 or     occupied property) for         First Franklin LIV and NIV
              less may remain open after     mortgage loans originated      Programs.
              the funding of the loan. All   under the First Franklin Full
              others must be paid at         Documentation, LIV and NIV
              closing.                       Programs, respectively.
----------------------------------------------------------------------------------------------------------------------------------
 B..........  Total outstanding, judgments   For owner occupied property,   $400,000 under the First
              or liens and collections and   80%, 75% and 70% (70%, 65%     Franklin Full Documentation
              charge-offs of $1,500 or       and 55% for non-owner          program, and $300,000 under
              less may remain open after     occupied property) for         the First Franklin LIV and
              the funding of the loan if     mortgage loans originated      NIV Programs.
              the balances are $500 or less  under the First Franklin Full
              and such items do not affect   Documentation, LIV and NIV
              title to the property; others  Programs, respectively.
              must be paid at closing.
----------------------------------------------------------------------------------------------------------------------------------
 C..........  Total outstanding judgments    For owner occupied property,   $300,000 under the First
              and liens may remain open if   80%, 70% and 65% for mortgage  Franklin Full Documentation
              the balances are less than     loans originated under the     and LIV Programs, and
              $2,500, and such items do not  First Franklin Full            $250,000 under the First
              affect title to the property.  Documentation, LIV and NIV     Franklin NIV Program.
              Total outstanding judgment or  Programs, respectively. 65%
              liens less than $1,000 may     for non-owner occupied
              remain open if do not affect   property under the First
              title. All others must be      Franklin Full Documentation
              paid at closing.               program; no loans for
                                             non-owner occupied properties
                                             under First Franklin LIV and
                                             NIV Programs.

----------------------------------------------------------------------------------------------------------------------------------
 D..........  Total outstanding judgments    For owner occupied property,   $350,000 under the Full
              and liens may remain open      70%, 65% and 60% for mortgage  Documentation program, and
              only if the balances are less  loans originated under the     $200,000 under the First
              than $2,500. Charge-offs and   First Franklin Full            Franklin LIV and NIV
              collections may remain open.   Documentation, LIV and NIV     Programs.
                                             Programs, respectively; no
                                             loans for non-owner occupied
                                             properties.

----------------------------------------------------------------------------------------------------------------------------------

                    FIRST FRANKLIN DIRECT ACCESS GUIDELINES

------------------------------------------------------------------------------
          FICO SCORE             TOTAL DEBT SERVICE-TO-INCOME RATIO
------------------------------------------------------------------------------
 Greater than or equal to        Where Loan-to-Value Ratio is less than or
   620.........................  equal to 80%, 50% or less; where
                                 Loan-to-Value Ratio is greater than 80%, 45%
                                 or less.
------------------------------------------------------------------------------
 600 to 619....................  Where Loan-to-Value Ratio is less than or equal to 80%, 55% or less; where
                                 Loan-to-Value Ratio is greater than 80%, 50%
                                 or less.
------------------------------------------------------------------------------
 570 to 599....................  Where Loan-to-Value Ratio is less than or equal to 70%, 60% or less; where
                                 Loan-to-Value Ratio is greater than 70% but
                                 less than or equal to 80%, 55% or less; where
                                 Loan-to-Value Ratio is greater than 80%, 50%
                                 or less.
------------------------------------------------------------------------------
 550 to 569....................  60%.
------------------------------------------------------------------------------

-------------------------------  ------------------------------------------------------------
          FICO SCORE             MAXIMUM LOAN-TO-VALUE RATIO
------------------------------------------------------------------------------
 Greater than or equal to        For owner occupied property, 90%, 85% and 80% (80%, 75% and
   620.........................  65% for non-owner occupied property) for mortgage loans originated under the First Franklin Full Documentation, LIV and NIV Programs, respectively.
------------------------------------------------------------------------------
 600 to 619....................  For owner occupied property, 90%, 80% and 75% (80%, 70% and
                                 60% for non-owner occupied property) for mortgage loans
                                 originated under the First Franklin Full Documentation, LIV and NIV Programs, respectively.
------------------------------------------------------------------------------
 570 to 599....................  For owner occupied property, 85%, 75% and 70% (70%, 65% and
                                 55% for non-owner occupied property) for mortgage loans
                                 originated under the First Franklin Full Documentation, LIV and NIV Programs, respectively.

------------------------------------------------------------------------------
 550 to 569....................  For owner occupied property, 80%, 70% and 65% for mortgage loans originated under the First Franklin Full
                                 Documentation, LIV and NIV Programs, respectively; 65% for non-owner occupied property under the First Franklin Full
                                 Documentation program; no loans for non-owner occupied
                                 properties under First Franklin LIV and NIV Programs.
------------------------------------------------------------------------------

-------------------------------  ---------------------------------------------------------
          FICO SCORE             MAXIMUM LOAN AMOUNT
------------------------------------------------------------------------------
 Greater than or equal to        $500,000 under the First Franklin Full Documentation
   620.........................  Program; $400,000 under the First Franklin LIV and NIV
                                 Programs.
------------------------------------------------------------------------------
 600 to 619....................  $450,000 under the First Franklin Full Documentation
                                 Program; $400,000 under the First Franklin LIV and NIV
                                 Programs.
------------------------------------------------------------------------------
 570 to 599....................  $400,000.
------------------------------------------------------------------------------
 550 to 569....................  $300,000 under the First Franklin Full Documentation and
                                 LIV Programs; $250,000 under the First Franklin NIV
                                 Program.
------------------------------------------------------------------------------

                                 WMC GUIDELINES

---------------------------------------------------------------------------------------------------------------------------
               TOTAL DEBT
               SERVICE-                                                                           BANKRUPTCY FILINGS/
CREDIT LEVEL   TO-INCOME RATIO    EXISTING MORTGAGE HISTORY   CONSUMER HISTORY                    FORECLOSURE PROCEEDINGS
---------------------------------------------------------------------------------------------------------------------------
 A-..........  45% - 60%          Current at application      Majority paid as agreed during      Discharged/completed more
                                  time and maximum of two     the preceding 12 months; 30-day     than two years prior to
                                  30-day delinquencies        delinquencies and isolated 60 day   closing.
                                  within preceding 12         delinquencies during the
                                  months.                     preceding 12 months.
---------------------------------------------------------------------------------------------------------------------------
 B...........  50% - 60%          Either (i) not more than    Some 60-day and some 90-day         Discharged/completed more
                                  four 30-day delinquencies   delinquencies during the            than two years prior to
                                  and no 60-day               preceding 12 months are             closing.
                                  delinquencies during        permitted. A borrower with no
                                  preceding 12 months or      consumer credit history will be
                                  (ii) not more than two      deemed to have a "B" risk
                                  30-day delinquencies and    category consumer credit history.
                                  one 60-day delinquency
                                  during preceding 12
                                  months.
---------------------------------------------------------------------------------------------------------------------------
 C...........  55% - 60%          60-day and 90-day           A pattern of late payments during   Discharged/completed more
                                  delinquencies during the    the preceding 12 months is          than one year prior to
                                  preceding 12 months are     permitted.                          closing; if Chapter 13,
                                  permitted at sellers                                            an LTV of 70% or less is
                                  discretion.                                                     allowed and the Seller
                                                                                                  will pay off a bankruptcy
                                                                                                  trustee if payments in
                                                                                                  the plan were as agreed.
---------------------------------------------------------------------------------------------------------------------------
 D...........  Less than 60%      Maximum of 120 days         Poor consumer credit history is     Bankruptcy permitted if
                                  delinquent during the       permitted.                          discharged at least one
                                  preceding 12 months.                                            day prior to closing.
                                                                                                  Notice of default
                                                                                                  outstanding less than 150
                                                                                                  days at the time of
                                                                                                  closing is permitted.
---------------------------------------------------------------------------------------------------------------------------
 Z...........  Less than 60%      Rating not a factor.        Poor consumer credit history is     Bankruptcy permitted if
                                                              permitted.                          discharged at least one
                                                                                                  day prior to closing.
                                                                                                  Notice of default
                                                                                                  outstanding less than 150
                                                                                                  days at the time of
                                                                                                  closing is permitted.
---------------------------------------------------------------------------------------------------------------------------

-------------  ---------------------------------------------------------------------------------------------

CREDIT LEVEL   COLLECTIONS AND JUDGMENTS   MAXIMUM LOAN-TO-VALUE RATIO         MAXIMUM LOAN AMOUNT
---------------------------------------------------------------------------------------------------------------------------
 A-..........  Minor in nature.            For owner occupied property, 90%    $600,000 under the WMC Full
                                           and 80% (80% and 70% for non-       Documentation program,
                                           owner occupied property) for        $400,000 under the WMC Stated
                                           mortgage loans originated under     Documentation program and
                                           the WMC Full Documentation and      $300,000 for non-owner
                                           Stated Documentation programs,      occupied property.
                                           respectively.
---------------------------------------------------------------------------------------------------------------------------
 B...........  Minor in nature.            For owner occupied property, 85%    $500,000 under the WMC Full
                                           and 75% (75% and 65% for non-       Documentation Program,
                                           owner occupied property) for        $400,000 under the WMC Stated
                                           mortgage loans originated under     Documentation Program and
                                           the WMC Full Documentation and      $300,000 for non-owner
                                           Stated Documentation Programs,      occupied property.
                                           respectively.
---------------------------------------------------------------------------------------------------------------------------
 C...........  Permitted at WMC's          For owner occupied property, 75%    $400,000 under the WMC Full
               discretion.                 and 70% (70% and 60% for non-       Documentation Program,
                                           owner occupied property) for        $350,000 under the WMC Stated
                                           mortgage loans originated under     Documentation Program and
                                           the WMC Full Documentation and      $250,000 for non-owner
                                           Stated Documentation Programs,      occupied property.
                                           respectively.
---------------------------------------------------------------------------------------------------------------------------
 D...........  Permitted at WMC's          For owner occupied property, 70%    $300,000 under the WMC Full
               discretion.                 and 65% (65% and 60% for non-       Documentation Program,
                                           owner occupied property) for        $200,000 under the WMC Stated
                                           mortgage loans originated under     Documentation program and
                                           the WMC Full Documentation and      $200,000 for non-owner
                                           Stated Income Documentation         occupied property.
                                           Programs, respectively.
---------------------------------------------------------------------------------------------------------------------------
 Z...........  Permitted at WMC's          For owner occupied property, 65%    $300,000 under the WMC Full
               discretion.                 and 60% (60% and 60% for non-       Documentation Program,
                                           owner occupied property) for        $200,000 under the Stated
                                           mortgage loans originated under     Documentation Program and
                                           the WMC Full Documentation and      $200,000 for non-owner
                                           Stated Income Documentation         occupied property.
                                           Programs, respectively.
---------------------------------------------------------------------------------------------------------------------------

                              BANC ONE GUIDELINES

----------------------------------------------------------------------------------------------------------------------------------
               TOTAL DEBT SERVICE-
CREDIT LEVEL   TO-INCOME RATIO           EXISTING MORTGAGE HISTORY  CONSUMER HISTORY              BANKRUPTCY FILINGS
----------------------------------------------------------------------------------------------------------------------------------
 Tier 1......  Generally, where          Mortgage current with no   Major creditors, no more      Generally, no bankruptcy
               Loan-to-Value Ratio is    delinquencies in           than one 30-day delinquency   allowed, although where LTV is
               greater than 85%, 47%;    preceding 12 months        in preceding 12 months;       70% or less, bankruptcy allowed
               where Loan-to-Value                                  minor creditors, no 60-day    if discharged or dismissed five
               Ratio is less than or                                delinquencies in preceding    years prior to closing and good
               equal to 85%, 50%.                                   12 months                     credit has been reestablished.
----------------------------------------------------------------------------------------------------------------------------------
 Tier 2......  Generally, where          Mortgage current with no   Major creditors, no more      Generally, no bankruptcy
               Loan-to-Value Ratio is    more than one 30-day       than two 30-day               allowed, although where LTV is
               greater than 85%, 47%;    delinquency (explainable)  delinquencies (or three       70% or less, bankruptcy allowed
               where Loan-to-Value       in preceding 12 months     30-day delinquencies where    if discharged or dismissed three
               Ratio is less than or                                Loan-to-Value Ratio is less   years prior to closing and good
               equal to 85%, 50%.                                   than 80%) in preceding 12     credit has been reestablished.
                                                                    months; minor creditors, no
                                                                    more than one 60-day
                                                                    delinquency in preceding 12
                                                                    months
----------------------------------------------------------------------------------------------------------------------------------
 Tier 3......  Generally, 50%.           Mortgage current and no    Major creditors, no 90-day    Bankruptcy allowed if discharged
                                         more than three 30-day     delinquencies in preceding    or dismissed two years prior to
                                         delinquencies (or four     12 months, with               closing and, in the case of
                                         30-day delinquencies       explanations.                 loans with Loan-To-Value
                                         where Loan-to-Value Ratio                                Ratios, good credit has been
                                         is less than 70%) during                                 reestablished. Must pay all
                                         preceding 12 months.                                     amounts greater than $500 from
                                                                                                  proceeds; medical collections
                                                                                                  are exempt
----------------------------------------------------------------------------------------------------------------------------------
 Tier 4......  Generally, where          No 60-day delinquencies    Major creditors, no 120-day   Where Loan-to-Value Ratio is
               Loan-to-Value Ratio is    (or no more than one       delinquencies in preceding    greater than 70%, no
               greater than 70%, 50%;    60-day delinquency where   12 months, with               bankruptcies allowed; where
               where Loan-to-Value       Loan-to-Value Ratio is     explanations.                 Loan-to-Value Ratio is greater
               Ratio is less than or     less than 70%) during                                    than 60% and less than or equal
               equal to 70%, 55%.        preceding 12 months.                                     to 70%, bankruptcy allowed if
                                                                                                  good credit has been
                                                                                                  reestablished; where
                                                                                                  Loan-to-Value Ratio is 60% or
                                                                                                  less, bankruptcy is allowed.
----------------------------------------------------------------------------------------------------------------------------------

-------------  -----------------------------------------------------------------------------------------

CREDIT LEVEL   COLLECTIONS AND JUDGMENTS  MAXIMUM LOAN-TO-VALUE RATIO       MAXIMUM LOAN AMOUNT
----------------------------------------------------------------------------------------------------------------------------------
 Tier 1......  None open following        For mortgage loans originated     For Loan-to-Value Ratios of
               closing other than         under the Banc One                90%, 85%, 80%, 70% and 60%
               medical judgments          Full/Alternate Documentation      or less, $180,000, $250,000,
               totaling less than $250    Program secured by owner          $350,000, $450,000 and
                                          occupied property, 90%; for       $500,000, respectively;
                                          non-owner occupied property,      $125,000 for mortgage loans
                                          70%. For mortgage loans           originated under Banc One
                                          originated under the Banc One     Stated/No Docs Documentation
                                          Stated/No Docs Documentation      Program.
                                          Program, 65%.
----------------------------------------------------------------------------------------------------------------------------------
 Tier 2......  None open following        For mortgage loans originated     For Loan-to-Value Ratios of
               closing other than         under the Banc One                90%, 85%, 80%, 70% and 60%
               medical judgments          Full/Alternate Documentation      or less, $180,000, $250,000,
               totaling less than $250    Program secured by owner          $350,000, $450,000 and
                                          occupied property, 90%; for       $500,000, respectively.
                                          non-owner occupied property,
                                          70%. For mortgage loans
                                          originated under the Banc One
                                          Stated/No Docs Documentation
                                          Program, 65%.
----------------------------------------------------------------------------------------------------------------------------------
 Tier 3......  Must pay all amounts       For mortgage loans originated     $200,000
               greater than $500 from     under the Banc One
               proceeds; medical          Full/Alternate Documentation
               collections are exempt.    Program secured by owner
                                          occupied property, 80%; for
                                          non-owner occupied property,
                                          70%. Mortgage loans not
                                          permitted under Banc One
                                          Stated/No Docs Documentation
                                          Program.
----------------------------------------------------------------------------------------------------------------------------------
 Tier 4......  All must be paid from      75%. Mortgage Loans under Banc    $120,000 where Loan-to-Value
               proceeds                   One Stated/No Docs Documentation  Ratio is greater than 60%;
                                          Program or secured by non-owner   $90,000 where Loan-to-Value
                                          occupied properties not           Ratio is less than or equal
                                          permitted.                        to 60%.

----------------------------------------------------------------------------------------------------------------------------------

                            LIFE SAVINGS GUIDELINES

-------------------------------------------------------------------------------------------------------------------------
               TOTAL DEBT SERVICE-      EXISTING MORTGAGE                                         BANKRUPTCY FILINGS/
CREDIT LEVEL   TO-INCOME RATIO          HISTORY                  CONSUMER HISTORY                 FORECLOSURE PROCEEDINGS
-------------------------------------------------------------------------------------------------------------------------
 A...........  Generally, where         No more than one 30-day  Major: no more than one 30-day   36 months since
               Loan-to-Value Ratio is   delinquency during       delinquency in preceding 12      discharge with
               less than or equal to    preceding 12 months.     months and two 30-day            compensating factors
               70%, 50%.                                         delinquencies in preceding 24    and several
                                                                 months; Minor: no more than two  re-established trades
                                                                 30-day delinquencies in          with no delinquencies
                                                                 preceding 12 months and three    and no late mortgage
                                                                 30-day delinquencies in          payments.
                                                                 preceding 24 months.
-------------------------------------------------------------------------------------------------------------------------
 A-..........  Generally, where         No more than two 30-day  Major: no delinquency greater    24 months since
               Loan-to-Value Ratio is   delinquencies during     than 30 days in preceding 12     discharge with
               less than or equal to    preceding 12 months.     months, overall good credit and  compensating factors
               70%, 50%.                                         maximum of 25% of credit         and several
                                                                 accounts delinquent in           re-established trades.
                                                                 preceding 24 months; Minor:
                                                                 isolated 60-day delinquency
                                                                 with compensating factors,
                                                                 maximum of 25% of credit
                                                                 accounts delinquent in
                                                                 preceding 24 months.
-------------------------------------------------------------------------------------------------------------------------
 B...........  Generally, where         No more than four        Major: no more than one 60-day   24 months since
               Loan-to-Value Ratio is   30-day delinquencies     delinquency in preceding 12      discharge with
               less than or equal to    and one 60-day           months; overall average credit;  compensating factors
               60%, 50%.                delinquency during       Minor: isolated 90-day           and some good re-
                                        preceding 12 months.     delinquencies.                   established trades with
                                                                                                  only minor
                                                                                                  delinquencies and no
                                                                                                  late mortgage payments.
-------------------------------------------------------------------------------------------------------------------------
 C...........  Generally, where         No more than six 30-day  Major: no more than one 90-day   12 months since
               Loan-to-Value Ratio is   delinquencies, two       delinquency in preceding 12      discharge with minimal
               less than or equal to    60-day delinquencies     months; overall fair credit;     or no re-established
               50%, 60%.                and one 90-day           Minor: isolated 90-day           credit.
                                        delinquencies during     delinquencies.
                                        preceding 12 months.
-------------------------------------------------------------------------------------------------------------------------

-------------  ---------------------------------------------------------------------------------------------

CREDIT LEVEL   COLLECTIONS AND JUDGMENTS        MAXIMUM LOAN-TO-VALUE RATIO      MAXIMUM LOAN AMOUNT
-------------------------------------------------------------------------------------------------------------------------
 A...........  None in preceding 24 months      For owner occupied property,     $750,000 for owner occupied
               (except isolated minor           95% and 80% (90% and 75% for     property; $400,000 for non-
               occurrences such as disputed     non-owner occupied property)     owner occupied property.
               medical claim or under $200      for mortgage loans originated
               with compensating factors);      under the Life Savings
               collection accounts with         Full/Alternate Documentation
               combined balances greater than   and Stated/No Docs
               $5,000 must be paid off if       Documentation Programs,
               Loan-to-Value Ratio greater      respectively.
               than 75%.
-------------------------------------------------------------------------------------------------------------------------
 A-..........  None in preceding 12 months      For owner occupied property,     $500,000 for owner occupied
               (except isolated minor           95% and 75% (90% and 70% for     property; $300,000 for non-
               occurrences such as disputed     non-owner occupied property)     owner occupied property.
               medical claim or under $200      for mortgage loans originated
               with compensating factors);      under the Life Savings
               collection accounts with         Full/Alternate Documentation
               combined balances greater than   and Stated/No Docs
               $5,000 must be paid off if       Documentation Programs,
               Loan-to-Value Ratio greater      respectively.
               than 75%.
-------------------------------------------------------------------------------------------------------------------------
 B...........  None in preceding 12 months      For owner occupied property,     $400,000 under the Life
               (except isolated minor           80% and 70% (70% and 65% for     Savings Full and Alternate
               occurrences such as disputed     non-owner occupied property)     Documentation Programs, and
               medical claim or under $500      for mortgage loans originated    $350,000 under the Life
               with compensating factors);      under the Life Savings           Savings Stated/No Docs
               collection accounts with         Full/Alternate Documentation     Documentation Program;
               combined balances greater than   and Stated/No Docs               $300,000 for any non-owner
               $5,000 must be paid off if       Documentation Programs,          occupied property.
               Loan-to-Value Ratio greater      respectively.
               than 75%.

-------------------------------------------------------------------------------------------------------------------------
 C...........  None in preceding 12 months      For owner occupied property,     $300,000 for owner occupied
               (except isolated minor           75% and 70% (70% and 65% for     property; $250,000 for non-
               occurrences such as disputed     non-owner occupied property)     owner occupied property.
               medical claim or under $1500     for mortgage loans originated
               with compensating factors);      under the Life Savings
               generally all outstanding must   Full/Alternate Documentation
               be paid at or prior to closing.  and Stated/No Docs
                                                Documentation Programs,
                                                respectively.
-------------------------------------------------------------------------------------------------------------------------

                            PAN AMERICAN GUIDELINES

-----------------------------------------------------------------------------------------------------------------------------------
               TOTAL DEBT SERVICE-                                                                  BANKRUPTCY FILINGS/
CREDIT LEVEL   TO-INCOME RATIO          EXISTING MORTGAGE HISTORY          CONSUMER HISTORY         FORECLOSURE PROCEEDINGS
-----------------------------------------------------------------------------------------------------------------------------------
 A...........  Where Loan-to-Value      No delinquencies during preceding  No more than one 30-day  Two years with re-established
               Ratio is less than or    12 months; not more than 29 days   delinquency in           excellent credit since
               equal to 75%, 45% or     delinquent at closing.             preceding 24 months.     discharge or dismissal of
               less; where Loan-to-                                                                 bankruptcy and minimum of three
               Value Ratio is greater                                                               accounts open six months; no
               than 75%, 42% or less.                                                               derogatory credit reports since
                                                                                                    bankruptcy. No foreclosures in
                                                                                                    preceding five years.
-----------------------------------------------------------------------------------------------------------------------------------
 A-..........  45%                      No more than two 30-day            Limited 30-day           Two years with re-established
                                        delinquencies during preceding 12  delinquencies and        excellent credit since
                                        months; not more than 29 days      isolated 60-day          discharge or dismissal of
                                        delinquent at closing.             delinquencies during     bankruptcy and minimum of three
                                                                           preceding 24 months.     accounts open eight months. No
                                                                                                    foreclosures in preceding two
                                                                                                    years.
-----------------------------------------------------------------------------------------------------------------------------------
 B...........  50%                      For loans with Loan-to-Value       Some 30- and 60-day      One year with re-established
                                        Ratios greater than 70%, (i) no    delinquencies during     good credit since discharge or
                                        more than two 30-day               preceding 24 months.     dismissal of bankruptcy (or 18
                                        delinquencies and one 60-day                                months if no re-established
                                        delinquency or (ii) no more than                            credit). No foreclosures in
                                        four 30-day delinquencies and no                            preceding two years.
                                        60-day delinquencies during
                                        preceding 12 months. For Loan-to-
                                        Value Ratios less than 70%, no
                                        more than three 30-day
                                        delinquencies and one 60-day
                                        delinquency during preceding 12
                                        months. In each case, no more
                                        than 60 days delinquent at
                                        closing.
-----------------------------------------------------------------------------------------------------------------------------------
 C...........  55%                      No more than six 30-day            No credit history;       12 months since discharge or
                                        delinquencies and two 60-day       majority of payments     dismissal of bankruptcy with
                                        delinquencies during preceding 12  delinquent.              some re-established credit (or
                                        months; not more than 90 days                               24 months since filing with
                                        delinquent at closing.                                      evidence plan was paid as
                                                                                                    agreed). No foreclosures in
                                                                                                    preceding 18 months.
-----------------------------------------------------------------------------------------------------------------------------------
 C-..........  55%                      No more than one 120-day           Delinquent accounts in   Bankruptcy filed within
                                        delinquency during preceding 12    past 24 months           preceding 12 months and
                                        months; credit rating not a                                 discharged prior to
                                        factor; not more than 120 days                              application.
                                        delinquent at closing.
-----------------------------------------------------------------------------------------------------------------------------------
 D...........  60%                      No more than one 150-day           Majority of credit       Current bankruptcy or recent
                                        delinquency during preceding 12    derogatory.              Chapter 7 dismissal or
                                        months; credit rating not a                                 discharge; current bankruptcy
                                        factor.                                                     must be paid with loan
                                                                                                    proceeds.
-----------------------------------------------------------------------------------------------------------------------------------

-------------  -----------------------------------------------------------------------------------------
               COLLECTIONS AND
CREDIT LEVEL   JUDGMENTS                MAXIMUM LOAN-TO-VALUE RATIO          MAXIMUM LOAN AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
 A...........  None allowed.            For owner occupied property, 85%,    $400,000 under the Pan
                                        80% and 75% (75%, 70% and 65% for    American Full/Alternate
                                        non-owner occupied property) for     Documentation and
                                        mortgage loans originated under the  Limited/Reduced
                                        Pan American Full/Alternate          Documentation Programs;
                                        Documentation, Limited/Reduced       $350,000 under the Pan
                                        Documentation and Stated/No Docs     American Stated/No Docs
                                        Documentation programs,              Documentation Program.
                                        respectively.
-----------------------------------------------------------------------------------------------------------------------------------
 A-..........  Any under $500 not       For owner occupied property, 85%,    $400,000 under the Pan
               considered; all          80% and 75% (75%, 70% and 65% for    American Full/Alternate
               judgments that appear    non-owner occupied property) for     Documentation and
               as a lien against        mortgage loans originated under the  Limited/Reduced
               property to be           Pan American Full/Alternate          Documentation Programs;
               mortgaged must be paid   Documentation, Limited/Reduced       $350,000 under the Pan
               with loan proceeds.      Documentation and Stated/No Docs     American Stated/No Docs
                                        Documentation Programs,              Documentation Program.
                                        respectively.
-----------------------------------------------------------------------------------------------------------------------------------
 B...........  Any under $500 not       For owner occupied property, 80%,    $400,000 under the Pan
               considered; all          75% and 75% (75%, 65% and 65% for    American Full/Alternate
               judgments that appear    non-owner occupied property) for     Documentation and
               as a lien against        mortgage loans originated under the  Limited/Reduced
               property to be           Pan American Full/Alternate          Documentation Programs;
               mortgaged must be paid   Documentation, Limited/Reduced       $350,000 under the Pan
               with loan proceeds.      Documentation and Stated/No Docs     American Stated/No Docs
                                        Documentation Programs,              Documentation Program.
                                        respectively.

-----------------------------------------------------------------------------------------------------------------------------------
 C...........  Any under $500 not       For owner occupied property, 75%,    $350,000 under the Pan
               considered; all          70% and 70% (65%, 65% and 60% for    American Full/Alternate
               judgments that appear    non-owner occupied property) for     Documentation and
               as a lien against        mortgage loans originated under the  Limited/Reduced
               property to be           Pan American Full/Alternate          Documentation Programs;
               mortgaged must be paid   Documentation, Limited/Reduced       $300,000 under the Pan
               with loan proceeds.      Documentation and Stated/No Docs     American Stated/No Docs
                                        Documentation Programs,              Documentation Program.
                                        respectively.
-----------------------------------------------------------------------------------------------------------------------------------
 C-..........  Any under $500 not       For owner occupied property, 70%,    $350,000 under the Pan
               considered; all          70% and 65% (65%, 65% and 60% for    American Full/Alternate
               judgments that appear    non-owner occupied property) for     Documentation and
               as a lien against        mortgage loans originated under the  Limited/Reduced
               property to be           Pan American Full/Alternate          Documentation Programs;
               mortgaged must be paid   Documentation, Limited/Reduced       $300,000 under the Pan
               with loan proceeds.      Documentation and Stated/No Docs     American Stated/No Docs
                                        Documentation Programs,              Documentation Program.
                                        respectively.
-----------------------------------------------------------------------------------------------------------------------------------
 D...........  Any under $500 not       For owner occupied property, 65%,    $350,000 under the Pan
               considered; all          (60% for non-owner occupied          American Full/Alternate
               judgments that appear    property) for all mortgage loans.    Documentation and
               as a lien against                                             Limited/Reduced
               property to be                                                Documentation Programs;
               mortgaged must be paid                                        $300,000 under the Pan
               with loan proceeds.                                           American Stated/No Docs
                                                                             Documentation Program.
-----------------------------------------------------------------------------------------------------------------------------------

                                    ANNEX II

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Class A Certificates will be available only in book-entry form. Investors in the Class A Certificates may hold such Class A Certificates through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Class A Certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Class A Certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar days settlement).

     Secondary market trading between investors holding Class A Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Class A Certificates will be effected on a delivery against payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Class A Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All Class A Certificates will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Class A Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investor securities custody amounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Class A Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Class A Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Class A Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Class A Certificates against payment. Payment will include interest accrued on the Class A Certificates from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Class A Certificates. After settlement has been completed, the Class A Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Class A Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Class A Certificates are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Class A Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Class A Certificates were credited to their accounts. However, interest on the Class A Certificates would accrue from the value date. Therefore, in many cases the investment income on the Class A Certificates earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Class A Certificates to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Class A Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Class A Certificates from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of 12 30-day months. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, the receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails) receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Class A Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Class A Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Class A Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Class A Certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined herein), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain or intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     Exceptions for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exception for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of a Certificate and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the holder of a Certificate or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The holder of a Class A Certificate or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (except to the extent provided in applicable Treasury regulations) organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, except to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated and as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Class A Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Class A Certificates.

PROSPECTUS
                           ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)
                       NATIONSBANC ASSET SECURITIES, INC.
                                   DEPOSITOR

                             ---------------------

    The Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered hereby and by Supplements to this Prospectus (the "Offered Securities") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of single family and/or multifamily mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), unsecured home improvement installment sales contracts and installment loans ("Unsecured Home Improvement Loans"), manufactured housing installment sale contracts or installment loan agreements ("Contracts") or a combination of Mortgage Loans, Unsecured Home Improvement Loans and/or Contracts (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans will consist of Sub-prime Mortgage Loans as described under "Risk Factors -- Increased Risk of Delinquencies and Foreclosures on Sub-prime Mortgage Loans." If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an indenture and will represent indebtedness of the Trust Fund. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). In addition, as so specified in the related Prospectus Supplement, the Trust Fund will include monies on deposit in one or more trust accounts to be established with a Trustee, which may include a Pre-Funding Account, as described herein, which would be used to purchase additional Assets for the related Trust Fund during the period specified in the related Prospectus Supplement. See "Description of the Trust Funds," "Description of the Securities" and "Description of Credit Support."
                                                  (cover continued on next page)
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OF EACH SERIES WILL NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, NATIONSBANC MONTGOMERY SECURITIES, INC., ANY MASTER SERVICER, ANY
   SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.
    NEITHER THE SECURITIES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY
   OTHER PERSON, UNLESS AND TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS
                                  SUPPLEMENT.

PROSPECTIVE INVESTORS SHOULD REVIEW THE MATERIAL RISKS APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 11 HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED SECURITY.
                             ---------------------

    Prior to issuance there will have been no market for the Securities of any series and there can be no assurance that a secondary market for any Offered Securities will develop or that, if it does develop, it will continue. It is not expected that any application will be made to list the Securities of a series on any securities exchange. Accordingly the liquidity of the Securities may be limited. This Prospectus may not be used to consummate sales of the Offered Securities of any series unless accompanied by the Prospectus Supplement for such series.

    Offers of the Offered Securities may be made through one or more different methods, including offerings through underwriters, including NationsBanc Montgomery Securities, Inc., an affiliate of the Depositor, as more fully described under "Methods of Distribution" herein and in the related Prospectus Supplement.

                             ---------------------

                The date of this Prospectus is December 4, 1997.

(cover continued from previous page)

     Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Securities in respect of certain distributions on the Securities;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series; (vi) provide for distributions of principal as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Securities. See "Description of the Securities."

     Principal and interest with respect to Securities will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of any series will be made only from the assets of the related Trust Fund.

     The yield on each class of Securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination or one or more classes of Securities of a series may be subject to purchase or redemption under the circumstances described herein and in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" or as a "financial asset securitization investment trust" for federal income tax purposes. See also "Federal Income Tax Consequences" herein.
                             ---------------------

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Securities of each series will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities, the payment provisions with respect to each such class and the Pass-Through Rate or interest rate or method of determining the Pass-Through Rate or interest rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Assets and any Credit Support and Cash Flow Agreements (with respect to the Securities of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Securities; (vi) whether one or more elections to treat the Trust Fund or portion thereof as a real estate mortgage investment conduit ("REMIC") or a financial asset securitization investment trust ("FASIT") will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (viii) information as to any Master Servicer, any Servicer and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (x) whether such Securities will be initially issued in definitive or book-entry form.

                                      (ii)

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Securities or an offer of the Offered Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus and any Prospectus Supplement hereto at any time does not imply that information herein is correct as of any time subsequent to its date.

     The Servicer, the Master Servicer or the Trustee will be required to mail to registered holders of Securities (the "Securityholders") of each series periodic unaudited reports concerning the related Trust Fund. If the Prospectus Supplement for a series of Securities provides that one or more Classes of Securities are to be issued in book-entry form, then unless and until definitive Securities are issued, such reports with respect to book-entry Securities will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of such Securities, pursuant to the applicable Agreement or to such other entity set forth in the related Prospectus Supplement. Such reports may be available to beneficial owners of the Securities (the "Security Owners") upon request to their respective DTC participants and indirect participants. See "Description of the Securities -- Reports to Securityholders" and "Description of the Agreements -- Certain Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder. The Depositor does not intend to file periodic reports under the Exchange Act following the expiration of the reporting period prescribed by Rule 15d-1 of Regulation 15D under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     All documents subsequently filed by or on behalf of the Depositor with respect to each Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                      (iii)

     Upon request, the Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to NationsBanc Asset Securities, Inc., NationsBank Corporate Center, Charlotte, North Carolina 28255, Attention:
Secretary, or by telephone at (704) 386-2400. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

                                      (iv)

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT.......................................  ii
AVAILABLE INFORMATION.......................................  iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........  iii
TABLE OF CONTENTS...........................................  v
SUMMARY OF PROSPECTUS.......................................  1
  Title of Securities.......................................  1
  Depositor.................................................  1
  Issuer....................................................  1
  Servicers.................................................  1
  Master Servicer...........................................  1
  Trustee; Indenture Trustee................................  1
  The Trust Assets..........................................  2
     Special Payment Provisions.............................  2
     Mortgage Loans.........................................  2
     Unsecured Home Improvement Loans.......................  3
     Contracts..............................................  3
     Collection Accounts....................................  4
     Credit Support.........................................  4
     Cash Flow Agreements...................................  4
     Pre-Funding Account....................................  5
  Description of Securities.................................  5
  Distributions on Securities...............................  6
     Interest...............................................  6
     Principal..............................................  7
  Advances..................................................  7
  Termination...............................................  7
  Registration of Securities................................  8
  Tax Status of the Securities..............................  8
  Legal Investment..........................................  9
  ERISA Considerations......................................  9
  Rating....................................................  10
  Material Risks............................................  10
RISK FACTORS................................................  11
  Limited Liquidity for Securities..........................  11
  Limited Assets for Payment of Securities..................  11
  Rate of Prepayments on Assets and Priority of Payment of
     Securities May Adversely Affect Average Lives and
     Yields of Securities...................................  12
  Limited Nature of Ratings.................................  12
  Location of Mortgaged Properties and Other Factors Which
     May Increase the Risk of Losses on Mortgage Loans......  13
  Risks of Loss on Balloon Payment Asset if Obligor is
     Unable to Refinance or Sell Related Property...........  13
  Increased Risk of Losses on Foreclosure of Junior Mortgage
     Loans..................................................  14
  Increased Risk of Delinquencies and Foreclosures on
     Sub-prime Mortgage Loans...............................  14
  Increased Risk of Loss if Assets are Delinquent...........  14
  Effects of Failure to Comply with Consumer Protection
     Laws; Other Legal Considerations.......................  15
  Location and Other Factors Which May Increase the Risk of
     Losses on Contracts and Manufactured Homes.............  15

                                       (v)

                                                              PAGE
                                                              ----
  Grant of Security Interest in Contracts; Risks of
     Defective Security Interest and Effects of Certain
     Other Legal Aspects of the Contracts...................  16
  Risk of Bankruptcy Losses Associated with Unsecured Home
     Improvement Loans......................................  16
  Credit Support Limitations................................  16
  Lowering of Rating on Securities..........................  17
  Increased Risk of Loss as a Result of Subordination of the
     Subordinate Securities; Effect of Losses on the
     Assets.................................................  17
  Special Federal Tax Considerations Regarding Residual
     Securities and FASIT Securities........................  18
  Owners of Book-Entry Securities Not Entitled to Exercise
     Rights of Holders of Securities........................  18
DESCRIPTION OF THE TRUST FUNDS..............................  18
  Assets....................................................  18
  Mortgage Loans............................................  19
     General................................................  19
     Loan-to-Value Ratio....................................  20
     Mortgage Loan Information in Prospectus Supplements....  20
     Payment Provisions of the Mortgage Loans...............  21
     Revolving Credit Line Loans............................  21
  Unsecured Home Improvement Loans..........................  21
     Unsecured Home Improvement Loan Information in
      Prospectus Supplements................................  22
  Contracts.................................................  22
     General................................................  22
     Contract Information in Prospectus Supplements.........  22
     Payment Provisions of the Contracts....................  23
  Pre-Funding Account.......................................  23
  Accounts..................................................  24
  Credit Support............................................  24
  Cash Flow Agreements......................................  24
USE OF PROCEEDS.............................................  24
YIELD CONSIDERATIONS........................................  25
  General...................................................  25
  Pass-Through Rate and Interest Rate.......................  25
  Timing of Payment of Interest.............................  25
  Payments of Principal; Prepayments........................  25
  Prepayments -- Maturity and Weighted Average Life.........  26
  Other Factors Affecting Weighted Average Life.............  27
     Type of Asset..........................................  27
     Termination............................................  29
     Defaults...............................................  29
     Foreclosures...........................................  29
     Refinancing............................................  29
     Due-on-Sale Clauses....................................  29
THE DEPOSITOR...............................................  30
DESCRIPTION OF THE SECURITIES...............................  30
  General...................................................  30
  Distributions.............................................  31
  Available Distribution Amount.............................  31
  Distributions of Interest on the Securities...............  32
  Distributions of Principal of the Securities..............  33
  Components................................................  33
  Distributions on the Securities of Prepayment Premiums....  33
  Allocation of Losses and Shortfalls.......................  33

                                      (vi)

                                                              PAGE
                                                              ----
  Advances in Respect of Delinquencies......................  34
  Reports to Securityholders................................  35
  Termination...............................................  36
  Optional Purchases........................................  37
  Book-Entry Registration and Definitive Securities.........  37
DESCRIPTION OF THE AGREEMENTS...............................  39
  Agreements Applicable to a Series.........................  39
     REMIC Securities, FASIT Securities, Grantor Trust
      Securities............................................  39
     Securities That Are Partnership Interests for Tax
      Purposes and Notes....................................  39
  Material Terms of the Pooling and Servicing Agreements and
     Underlying Servicing Agreements........................  39
     General................................................  39
     Assignment of Assets; Repurchases......................  40
     Representations and Warranties; Repurchases............  41
     Collection Account and Related Accounts................  42
       General..............................................  42
       Deposits.............................................  43
       Withdrawals..........................................  44
       Other Collection Accounts............................  45
       Collection and Other Servicing Procedures............  45
     Realization Upon Defaulted Assets......................  46
     Hazard Insurance Policies..............................  47
       Mortgage Loans.......................................  47
     Contracts..............................................  49
     Fidelity Bonds and Errors and Omissions Insurance......  49
     Due-on-Sale Provisions.................................  49
     Retained Interest; Servicing Compensation and Payment
      of Expenses...........................................  50
     Evidence as to Compliance..............................  50
     Certain Matters Regarding Servicers, the Master
      Servicer and the Depositor............................  51
     Special Servicers......................................  51
     Events of Default under the Agreement..................  52
     Rights Upon Event of Default under the Agreements......  52
     Amendment..............................................  53
     The Trustee............................................  53
     Duties of the Trustee..................................  53
     Certain Matters Regarding the Trustee..................  54
     Resignation and Removal of the Trustee.................  54
  Material Terms of the Indenture...........................  54
     General................................................  54
     Events of Default......................................  55
     Discharge Indenture....................................  56
     Indenture Trustee's Annual Report......................  56
     The Indenture Trustee..................................  56
DESCRIPTION OF CREDIT SUPPORT...............................  58
  General...................................................  58
  Subordinate Securities....................................  58
  Cross-Support Provisions..................................  58
  Limited Guarantee.........................................  59
  Financial Guaranty Insurance Policy or Surety Bond........  59
  Letter of Credit..........................................  59
  Pool Insurance Policies...................................  59
  Special Hazard Insurance Policies.........................  59

                                      (vii)

                                                              PAGE
                                                              ----
  Mortgagor Bankruptcy Bond.................................  59
  Reserve Funds.............................................  59
  Overcollateralization.....................................  60
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................  60
  General...................................................  60
  Types of Mortgage Instruments.............................  61
  Interest in Real Property.................................  61
  Cooperative Loans.........................................  61
  Land Sale Contracts.......................................  62
  Foreclosure...............................................  63
     General................................................  63
     Judicial Foreclosure...................................  63
     Equitable Limitations on Enforceability of Certain
      Provisions............................................  63
     Non-Judicial Foreclosure/Power of Sale.................  64
     Public Sale............................................  64
     Rights of Redemption...................................  65
     Cooperative Loans......................................  65
  Junior Mortgages..........................................  66
  Anti-Deficiency Legislation and Other Limitations on
     Lenders................................................  67
  Environmental Considerations..............................  68
  Due-on-Sale Clauses.......................................  70
  Prepayment Charges........................................  70
  Subordinate Financing.....................................  70
  Applicability of Usury Laws...............................  71
  Alternative Mortgage Instruments..........................  71
  Soldiers' and Sailors' Civil Relief Act of 1940...........  72
  Forfeitures in Drug and RICO Proceedings..................  72
CERTAIN LEGAL ASPECTS OF THE CONTRACTS......................  72
  General...................................................  72
  Security Interests in the Manufactured Homes..............  73
  Enforcement of Security Interests in Manufactured Homes...  74
  Soldiers' and Sailors' Civil Relief Act of 1940...........  75
  Consumer Protection Laws..................................  75
  Transfers of Manufactured Homes; Enforceability of
     "Due-on-Sale" Clauses..................................  75
  Applicability of Usury Laws...............................  75
FEDERAL INCOME TAX CONSEQUENCES.............................  76
  General...................................................  76
     Taxable Mortgage Pools.................................  77
  REMICS....................................................  77
     Classification of REMICS...............................  77
     Characterization of Investments in REMIC Securities....  79
     Tiered REMIC Structures................................  79
     Taxation of Owners of Regular Securities...............  80
       General..............................................  80
       Original Issue Discount..............................  80
       Acquisition Premium..................................  82
       Variable Rate Regular Securities.....................  82
       Market Discount......................................  83
       Amortizable Premium..................................  84
  Election to Treat All Interest Under the Constant Yield
     Method.................................................  85
     Treatment of Losses....................................  85

                                     (viii)

                                                              PAGE
                                                              ----
     Sale or Exchange of Regular Securities.................  86
  Taxation of Owners of Residual Securities.................  87
     Taxation of REMIC Income...............................  87
     Basis and Losses.......................................  88
     Treatment of Certain Items of REMIC Income and
      Expense...............................................  88
       Original Issue Discount and Premium..................  88
       Market Discount......................................  89
       Premium..............................................  89
     Limitations on Offset or Exemption of REMIC Income.....  89
     Tax-Related Restrictions on Transfer of Residual
      Securities............................................  90
       Disqualified Organizations...........................  90
       Noneconomic Residual Interests.......................  91
       Foreign Investors....................................  92
     Sale or Exchange of a Residual Security................  92
     Mark to Market Regulations.............................  93
  Taxes That May Be Imposed on the REMIC Pool...............  93
     Prohibited Transactions................................  93
     Contributions to the REMIC Pool After the Startup
      Day...................................................  93
     Net Income from Foreclosure Property...................  93
     Liquidation of the REMIC Pool..........................  94
     Administrative Matters.................................  94
     Limitations on Deduction of Certain Expenses...........  94
  Taxation of Certain Foreign Investors.....................  95
     Regular Securities.....................................  95
     Residual Securities....................................  95
     Backup Withholding.....................................  96
     Reporting Requirements.................................  96
  Grantor Trust Funds.......................................  97
     Classification of Grantor Trust Funds..................  97
  Standard Securities.......................................  97
     General................................................  97
     Tax Status.............................................  98
     Premium and Discount...................................  98
       Premium..............................................  98
       Original Issue Discount..............................  98
       Market Discount......................................  99
     Recharacterization of Servicing Fees...................  99
     Sale or Exchange of Standard Securities................  99
  Stripped Securities.......................................  100
     General................................................  100
     Status of Stripped Securities..........................  101
     Taxation of Stripped Securities........................  101
       Original Issue Discount..............................  101
       Sale or Exchange of Stripped Securities..............  102
       Purchase of More Than One Class of Stripped
        Securities..........................................  102
       Possible Alternative Characterization................  102
     Reporting Requirements and Backup Withholding..........  103
     Taxation of Certain Foreign Investors..................  103
  Partnership Trust Funds...................................  103

                                      (ix)

                                                              PAGE
                                                              ----
     Classification of Partnership Trust Funds..............  103
     Characterization of Investments in Partnership
      Securities and Debt Securities........................  104
  Taxation of Debt Securityholders..........................  104
     Treatment of the Debt Securities as Indebtedness.......  104
  Taxation of Owners of Partnership Securities..............  104
     Treatment of the Partnership Trust Fund as a
      Partnership...........................................  104
     Partnership Taxation...................................  105
     Discount and Premium...................................  106
     Section 708 Termination................................  106
     Disposition of Securities..............................  106
     Allocations Between Transferors and Transferees........  107
     Section 731 Distributions..............................  107
     Section 754 Election...................................  107
     Administrative Matters.................................  107
     Tax Consequences to Foreign Securityholders............  108
     Backup Withholding.....................................  108
STATE AND OTHER TAX CONSEQUENCES............................  109
ERISA CONSIDERATIONS........................................  109
LEGAL INVESTMENT............................................  112
METHODS OF DISTRIBUTION.....................................  114
LEGAL MATTERS...............................................  115
FINANCIAL INFORMATION.......................................  115
RATING......................................................  115
INDEX OF PRINCIPAL DEFINITIONS..............................  116

                                       (x)

                             SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus beginning on page 116.

Title of Securities........  Asset Backed Certificates (the "Certificates") and
                               Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), issuable in series.

Depositor..................  NationsBanc Asset Securities, Inc. (the
                               "Depositor"), a wholly-owned indirect subsidiary of NationsBank Corporation. The Depositor is an affiliate of NationsBanc Montgomery Securities, Inc. Neither NationsBank Corporation nor any of its affiliates, including the Depositor and NationsBanc Montgomery Securities, Inc., will insure or guarantee the Securities or the Assets or be otherwise obligated in respect thereof.

Issuer.....................  With respect to each series of Securities, the
                               Trust Fund to be formed pursuant to either a deposit trust agreement or a pooling and servicing agreement.

Servicers..................  To the extent specified in the related Prospectus
                               Supplement, one or more entities identified therein (each, a "Servicer") that will service the Assets contained in each Trust Fund. In the event there is only one Servicer performing the servicing functions with respect to the Assets in a Trust Fund, such Assets will be serviced pursuant to a related pooling and servicing agreement (each, a "Pooling and Servicing Agreement"). In the event there are multiple Servicers, or in the event the Securities consist of Notes, each Servicer will perform such servicing functions pursuant to a related servicing agreement (each, an "Underlying Servicing Agreement"). A Servicer may be an affiliate of the Depositor. See "Description of the Agreements."

Master Servicer............  In the event that there is more than one Servicer for the Assets of the Trust Fund relating to a series of Certificates, a master servicer (the "Master Servicer") will perform certain administration, calculation and reporting functions with respect to the Trust Fund and will supervise the Servicers pursuant to a Pooling and Servicing Agreement. In addition, to the extent described in the related Prospectus Supplement, if advances are required to be made with respect to delinquent scheduled payments on the Assets in the Trust Fund the Master Servicer may be required to make such advances to the extent the related Servicer fails to do so. The Master Servicer may be an affiliate of the Depositor. See "Description of the Agreements" and "Description of the Securities -- Advances in Respect of Delinquencies."

Trustee; Indenture
Trustee....................  The trustee (the "Trustee") or indenture trustee
                               (the "Indenture Trustee") for each series of Securities will be named in the related Prospectus Supplement. See "Description of the Agreements -- Certain Terms of the Pooling and Servicing Agreements, Trust Agreements and Underlying Servicing Agreements -- The Trustee" and "Certain Terms of the Indenture -- The Indenture Trustee."

The Trust Assets...........  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund. If a series of Securities includes Notes, such Notes will represent indebtedness of the Trust Fund and will be secured by a security interest in the Assets of the Trust Fund. A Trust Fund will consist primarily of any of the following assets: the Mortgage Loans, Unsecured Home Improvement Loans and Contracts (referred to collectively or individually as "Assets").

(a) Special Payment
  Provisions...............  The Assets included in a Trust Fund may be subject to various types of payment provisions as specified in the related Prospectus Supplement, and may include Level Payment Assets, Adjustable Rate Assets, Buydown Assets, GPM Assets, Step-up Rate Assets, Interest Reduction Assets, GEM Assets, Balloon Payment Assets, Convertible Assets, Bi-Weekly Assets or Increasing Payment Assets. See "Description of the Trust
                               Funds -- Assets."

(b) Mortgage Loans.........  The Mortgage Loans with respect to a series of
                               Securities will consist of a pool of single family and/or multifamily loans (or certain balances thereof) (collectively, the "Mortgage Loans"). The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related Prospectus Supplement. The Mortgage Loans will be secured by first and/or junior liens on (i) one- to four-family residential real properties or security interests in shares issued by cooperative housing corporations ("Single Family Properties") and/or (ii) primarily residential properties consisting of five or more residential dwelling units and which may include limited retail, office or other commercial space ("Multifamily Properties") (Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as "Mortgaged Properties"). The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The Mortgage Loans may include (i) closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans") and/or (ii) secured home improvement installment sales contracts and secured installment loan agreements ("Home Improvement Contracts"). In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Loans will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Securities or, if the related Trust Fund includes a Pre-Funding Account, as described herein, within the period specified in the related Prospectus Supplement following such date. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans will be Sub-prime Mortgage Loans, as described under "Risk
                               Factors -- Increased Risk of Delinquencies and Foreclosures on Sub-prime Mortgage Loans."

                             Each Mortgage Loan may provide for accrual of
                               interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds -- Assets."

(c) Unsecured Home
    Improvement Loans......  The Assets with respect to a series of Securities may consist of or include home improvement installment sales contracts or installment loans that are unsecured ("Unsecured Home Improvement Loans"). The Unsecured Home Improvement Loans will not be insured or guaranteed by the Depositor or any of its affiliates. The Unsecured Home Improvement Loans will be insured or guaranteed by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related Prospectus Supplement. The Unsecured Home Improvement Loans may have any of the features described under "(a) Mortgage Loans" above, except that they will not be secured by a lien on or other security interest in any property.

(d) Contracts..............  The Contracts with respect to a series of
                               Securities will consist of manufactured housing installment sale contracts and installment loan agreements secured by a security interest in a new or used manufactured home (each, a "Manufactured Home"), and, to the extent, if any, indicated in the related Prospectus Supplement, by real property. The Contracts will not be insured or guaranteed by the Depositor or any of its affiliates. The Contracts will be insured or guaranteed by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related Prospectus Supplement. All Contracts will have been originated by persons other than the Depositor, and all Contracts will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Securities or, if the related Trust Fund includes a Pre-Funding Account, as described herein, within the period speci-fied in the related Prospectus Supplement following such date. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor. Each Contract may provide for an annual percentage rate thereon (a "Contract Rate") that is fixed over its term or that adjusts as described in the related Prospectus Supplement. The manner of determining scheduled payments due on the Contract will be described in the Prospectus Supplement. The Prospectus Supplement will describe the minimum principal balance of the Contracts at origination and the maximum original term to maturity of the Contracts.

(e) Collection Accounts....  Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements -- Certain Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- Collection Account and Related Accounts."

(f) Credit Support.........  If so provided in the related Prospectus
                               Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities of the related series in the form of subordination of one or more other classes of Securities of such series, which other classes may include one or more classes of Offered Securities, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support."

(g) Cash Flow Agreements...  If so provided in the related Prospectus
                               Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Securities. Currency exchange agreements might be included in the Trust Fund if some or all of the Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency. The principal terms of any such guaranteed investment contract or other agreement

                               (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds -- Cash Flow Agreements."

(h) Pre-Funding Account....  To the extent provided in the related Prospectus
                               Supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a "Pre-Funding Account"). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the period (generally not to exceed three months) specified in the Prospectus Supplement (the "Pre-Funding Period") after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount with respect to a series is not expected to exceed 25% of the aggregate initial Security Balance of the related Securities. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Securities in the amounts and in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related Prospectus Supplement. See "Description of the Trust Funds -- Pre-Funding Account".

Description of
Securities.................  Each series of Certificates will evidence an interest in the related Trust Fund and will be issued pursuant to a Pooling and Servicing Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund (which will be formed pursuant to a deposit trust agreement (each, a "Deposit Trust Agreement") between the Depositor and an owner trustee specified in the related Prospectus Supplement) and will be secured by a security interest in the Assets of the Trust Fund (or a specified group thereof) pursuant to an indenture (each, an "Indenture"). Some or all of the Assets in a Trust Fund may be serviced pursuant to one or more Underlying Servicing Agreements. The Pooling and Servicing Agreements and Underlying Servicing Agreements are referred to herein as the "Agreements."

                             Each series of Securities will include one or more
                               classes. Each class of Securities (other than certain Strip Securities, as defined below) will have a stated principal amount (a "Security Balance") and except for certain Strip Securities, as defined below, will accrue interest thereon based on a fixed, variable or adjustable interest rate (in the case of Certificates, a "Pass-Through Rate"). The related Prospectus Supplement will specify the Security Balance, if any, and the Pass-Through Rate or interest rate for each class of Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate.

Distributions on
Securities.................  Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate
                               Securities") to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities"); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities"); (v) provide for distributions of principal as described in the related Prospectus Supplement; and/or (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including one or more Strip Security or Accrual Security components, to the extent of available funds, in each case as described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Assets in the related Trust Fund (each such portion of Assets, an "Asset Group"). See "Description of the Securities -- General." Any such classes may include classes of Offered Securities. With respect to Securities with two or more components, references herein to Security Balance, notional amount and Pass-Through Rate or interest rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate or interest rate, if any, for any such component.

                             The Securities will not be guaranteed or insured by
                               the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless and to the extent provided in the related Prospectus Supplement. See "Risk Factors -- Limited Assets for Payment of Securities" and "Description of the Securities."

(a) Interest...............  Interest on each class of Offered Securities (other than certain classes of Strip Securities) of each series will accrue at the applicable Pass-Through Rate or interest rate on the outstanding Security Balance thereof and will be distributed to Securityholders as provided in the related Prospectus Supplement. The specified date on which distributions are to be made is a "Distribution Date." Distributions with respect to interest on certain classes of Strip Securities may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Securities may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors -- Rate of Prepayments on Assets and Priority of Payment of Securities May Adversely Affect Average Lives and Yields of Securities," "Yield Considerations" and "Description of the Securities -- Distributions of Interest on the Securities."

(b) Principal..............  The Securities of each series initially will have an aggregate Security Balance no greater than the outstanding principal balance of the Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Security Balance of a Security outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Distributions of principal will be made on each Distribution Date to the class or classes of Securities in the amounts and in accordance with the priorities specified in the related Prospectus Supplement. Distributions of principal of any class of Securities will be made on a pro rata basis among all of the Securityholders of such class, by random selection, or as described in the related Prospectus Supplement. Certain classes of Strip Securities with no Security Balance will not receive distributions in respect of principal. See "Description of the
                               Securities -- Distributions of Principal of the Securities."

Advances...................  If so specified in the related Prospectus
                               Supplement, the Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Assets serviced by such Servicer in such Trust Fund. If so specified in the related Prospectus Supplement, the Master Servicer, the Trustee or other entity so specified will be required to make such advances in the event a Servicer fails to do so. Neither the Depositor nor, except to the extent specified in the related Prospectus Supplement, any of its affiliates will have any responsibility to make such advances. Advances are reimbursable generally from subsequent recoveries in respect of such Assets and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, a Servicer or another entity will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. See "Description of the Securities -- Advances in Respect of Delinquencies."

Termination................  If so specified in the related Prospectus
                               Supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities to a specified percentage or on and after a date specified in such

                               Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. Any such purchase or solicitation of bids may be made only when the aggregate security balance of such class or classes declines to a percentage of the initial Security Balance of such Securities (not to exceed 10%) specified in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the
                               Securities -- Termination."

Registration of
Securities.................  If so provided in the related Prospectus
                               Supplement, one or more classes of the Offered Securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Securities so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person's interest except in the event that definitive certificates or notes, as applicable, are issued under the limited circumstances described herein. See "Risk Factors -- Owners of Book-Entry Securities Not Entitled to Exercise Rights of Holders of Securities" and "Description of the Securities -- Book-Entry Registration and Definitive Securities."

Tax Status of the
Securities.................  The following discussion represents the opinion of
                               Cadwalader, Wickersham & Taft or Hunton and
                               Williams, as specified in the related Prospectus Supplement. The Securities of each series offered hereby will constitute either (i) "regular interests" ("Regular Securities") and "residual interests" ("Residual Securities") in a Trust Fund treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) interests ("Grantor Trust Securities") in a Trust Fund treated as a grantor trust under applicable provisions of the Code, (iii) interests ("Partnership Securities") in a Trust Fund treated as a partnership under applicable provisions of the Code, (iv) evidences of indebtedness ("Debt Securities") of a Trust Fund treated as debt instruments for federal income tax purposes or (v) "regular interests" or "ownership interests" ("FASIT Securities") in a Trust Fund treated as a financial asset securitization investment trust ("FASIT") under Sections 860H through 860L of the Code.

                             In general, to the extent the assets and income of
                               the Trust Fund are treated as qualifying assets and income under the following sections of the Code, Regular Securities (i) owned by a "domestic building and loan association" will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C) and (ii) owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of
                               Section 856(c)(3)(B) of the Code. In addition, Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup in exchange for regular or residual interests therein. Moreover, if 95% or more of the assets and the income of the Trust Fund qualify for any of the foregoing treatments, the Regular Securities will qualify for the foregoing treatments in their entirety.

                             Residual Securities generally will be treated as
                               representing an interest in qualifying assets and income to the same extent described above for institutions subject to Sections 7701(a)(19)(C), 856(c)(5)(A) and 856(c)(3)(B) of the Code. A
                               portion (or, in certain cases, all) of the income from Residual Securities (i) may not be offset by any losses from other activities of the holder of such Residual Securities, (ii) may be treated as unrelated business taxable income, for holders of Residual Securities that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to U.S. federal income tax withholding rules. In addition, transfers of certain Residual Securities may be disregarded under some circumstances for all federal income tax purposes. See "Federal Income Tax
                               Consequences -- REMICs -- Taxation of Owners of Residual Securities-Excess Inclusions," and "Noneconomic Residual Securities" herein.

                             Grantor Trust Securities may be either Standard
                               Securities having the same percentage ownership of principal and interest payments on the Mortgage Loans or Strip Securities having a different percentage ownership interests in such principal and interest payments. Holders of Grantor Trust Securities generally will be treated as owning an interest in qualifying assets and income under Sections 7701(a)(19)(C), 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3)(A) of
                               the Code.

                             Partnership Securities will be treated as
                               partnership interests for purposes of federal income taxation, and accordingly, will not represent an interest in qualifying assets for purposes of Section 7701(a)(19)(C) of the Code, but will represent qualifying assets and income under Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code to the extent their proportionate share of the assets of the related Trust Fund so qualify. Debt Securities will not represent qualifying assets or income for purposes of any of the preceding sections. FASIT Securities will qualify for purposes of the preceding sections to the extent provided in the applicable Prospectus Supplement.

                             See "Federal Income Tax Consequences" herein and in
                               the related Prospectus Supplement.

Legal Investment...........  The Prospectus Supplement for each series of
                               Securities will specify which class or classes of Offered Securities of such series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Securities constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

ERISA Considerations.......  An investment in Offered Securities by an employee benefit plan or other retirement plan or arrangement that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code (each, a "Plan") may cause the Assets of the related Trust Fund to be deemed "plan assets" and could give rise to a "prohibited transaction" within the meaning of ERISA and the Code. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 93-31 (the "Exemption"), to NationsBank Corporation ("NationsBank") that generally exempts from the application of certain of the prohibited transaction provisions of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, transactions relating to the purchase, sale and holding of pass-through securities underwritten by NationsBank and certain affiliates thereof, including NationsBanc Montgomery Securities, Inc. ("NMSI") and the servicing and operation of pools of assets such as certain of the Assets, provided that certain conditions are satisfied. To the extent the Securities are not treated as equity interests in the related Trust Fund for purposes of ERISA, a Plan's investment in such Securities would not cause the Assets to be deemed "plan assets." However, the purchase or holding of such non-equity Securities by a Plan with respect to which an affiliate of the Depositor or an equity investor is a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of the Code) could give rise to a prohibited transaction unless one or more statutory or administrative exemptions apply to such investment. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the Securities offered thereby. See "ERISA Considerations" herein.

Rating.....................  At the date of issuance, as to each series, each class of Offered Securities will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). A security rating is not a recommendation to buy, sell or hold such Securities and is subject to revision or withdrawal at any time by the assigning Rating Agency. Further, such ratings do not address the possibility that, as a result of principal prepayments, holders of Securities may receive a lower than anticipated yield. See "Rating" herein.

Material Risks.............  Prospective investors are urged to read "Risk
                               Factors" herein and in the applicable Prospectus Supplement for a discussion of the material risks associated with an investment in the Securities.

                                  RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Securities, among other things, the following factors.

LIMITED LIQUIDITY FOR SECURITIES

     At the time of issuance of a series of Securities, there will be no secondary market for any of the Securities. NationsBanc Montgomery Securities, Inc. and the other underwriters, if any, specified in the related Prospectus Supplement, currently expect to make a secondary market in the Offered Securities, but have no obligation to do so. There can be no assurance that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such series remain outstanding. It is not expected that any application will be made to list the Securities of a series on any securities exchange. Accordingly, the liquidity of the Securities may be limited.

LIMITED ASSETS FOR PAYMENT OF SECURITIES

     The Securities will not represent an interest in or obligation of the Depositor, any Master Servicer, any Servicer, the Trustee or any of their affiliates. The only obligations with respect to the Securities or the Assets will be the obligations (if any) of the Warranting Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Assets, the Master Servicer's obligations and any Servicer's servicing obligations under the related Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Assets, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of a Servicer or Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined herein) upon conversion to a fixed rate or a different index. Since certain representations and warranties with respect to the Assets may have been made and/or assigned in connection with transfers of such Assets prior to the issuance of the Securities, the rights of the Trustee and the Securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Except to the extent, if any, specified in the related Prospectus Supplement, none of the Depositor, any Master Servicer, any Servicer, the Trustee or any of their affiliates will have any obligation with respect to representations or warranties made by any other entity. Except to the extent, if any, specified in the related Prospectus Supplement, neither the Securities nor the underlying Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Master Servicer, any Servicer, the Trustee or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

     EXCEPT TO THE EXTENT, IF ANY, SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, A SERIES OF SECURITIES WILL NOT HAVE ANY CLAIM AGAINST OR SECURITY INTEREST IN THE TRUST FUNDS FOR ANY OTHER SERIES AND THE ASSETS INCLUDED IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE SECURITIES OF A SERIES. IF THE RELATED TRUST FUND IS INSUFFICIENT TO MAKE PAYMENTS ON SUCH SECURITIES, NO OTHER ASSETS WILL BE AVAILABLE FOR PAYMENT OF THE DEFICIENCY. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Securities. If so provided in the Prospectus Supplement for a series of Securities containing one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Securities, and, thereafter, by the remaining classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

RATE OF PREPAYMENTS ON ASSETS AND PRIORITY OF PAYMENT OF SECURITIES MAY ADVERSELY AFFECT AVERAGE LIVES AND YIELDS OF SECURITIES

     Prepayments (including those caused by defaults) on the Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Securities than if payments on such Assets were made as scheduled. Thus, the prepayment experience on the Assets may affect the average life of each class of related Securities. The rate of principal payments on pools of mortgage loans or manufactured housing contracts varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Loans in any Trust Fund. As a result, the actual maturity of any class of Securities evidencing an interest in or an obligation of a Trust Fund containing Mortgage Loans could occur significantly earlier than expected. Conversely, if prevailing interest rates rise significantly above the applicable mortgage interest rates, principal prepayments are likely to be lower than if prevailing rates remain at or below the rates borne by the Mortgage Loans underlying or comprising the Mortgage Loans in any Trust Fund and the maturity of any class of Securities evidencing an interest in or an obligation of such Trust Fund could occur significantly later than expected. The relationship of prevailing interest rates and prepayment rates on Contracts will be discussed in the related Prospectus Supplement. In addition, certain prepayments may result in the collection of less interest than would otherwise be the case in the month of prepayment.

     A series of Securities may include one or more classes of Securities with priorities of payment and, as a result, yields on other classes of Securities, including classes of Offered Securities, of such series may be more sensitive to prepayments on Assets. A series of Securities may include one or more classes offered at a significant premium or discount. Yields on such classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Strip Securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Securities may include one or more classes of Securities, including classes of Offered Securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Securities and, as a result, yields on such Securities will be sensitive to (a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Pass-Through Rate or interest rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Securities will reflect such Rating Agency's assessment solely of the likelihood that holders of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Securities of the related series are entitled that is not covered by the applicable rating.

LOCATION OF MORTGAGED PROPERTIES AND OTHER FACTORS WHICH MAY INCREASE THE RISK OF LOSSES ON MORTGAGE LOANS

     An investment in securities such as the Securities which represent interests in Mortgage Loans may be affected generally by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to the principal balance of deferred interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, if any, holders of Securities of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

     Certain of the types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain Mortgage Loans provide for escalating or variable payments by the mortgagor under the Mortgage Loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Furthermore, the rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Additionally, a decline in the value of the Mortgaged Properties will increase the risk of loss particularly with respect to any related junior Mortgage Loans. See
"-- Increased Risk of Losses on Foreclosure of Junior Mortgage Loans."

     Mortgage Loans secured by Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans secured by Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

     If applicable, certain legal aspects of the Mortgage Loans for a series of Securities may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of Mortgage Loans" herein.

RISKS OF LOSS ON BALLOON PAYMENT ASSET IF OBLIGOR IS UNABLE TO REFINANCE OR SELL RELATED PROPERTY

     Certain of the Mortgage Loans (the "Balloon Payment Assets") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the obligor's equity in the related property, the financial condition of the obligor, the value of the property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

INCREASED RISK OF LOSSES ON FORECLOSURE OF JUNIOR MORTGAGE LOANS

     Certain of the Mortgage Loans may be secured by junior liens and the related first and other senior liens, if any (collectively, the "senior lien"), may not be included in the Trust Fund. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the Mortgage Loan. In the event that a holder of the senior lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If a Servicer were to foreclose on any Mortgaged Property, it would do so subject to any related senior lien. In order for the debt related to the Mortgaged Property to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien or purchase the Mortgaged Property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of the related Securities, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

INCREASED RISK OF DELINQUENCIES AND FORECLOSURES ON SUB-PRIME MORTGAGE LOANS

     All or a portion of the Assets may consist of mortgage loans underwritten in accordance with the underwriting for "Sub-prime Mortgage Loans." A Sub-prime Mortgage Loan is a mortgage loan that is ineligible for purchase by Fannie Mae ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac") due to borrower credit characteristics, property characteristics, loan documentation guidelines or other credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies. As a consequence, delinquencies and foreclosures can be expected to be more prevalent with respect to Sub-prime Mortgage Loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines, and changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of Sub-prime Mortgage Loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

INCREASED RISK OF LOSS IF ASSETS ARE DELINQUENT

     A portion of the Assets may be delinquent upon the issuance of the related Securities. Credit enhancement provided with respect to a particular series of Securities may not cover all losses related thereto. Prospective investors should consider the risk that the inclusion of such Assets in the Trust Fund for a series may cause the rate of defaults and prepayments on the Assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the Securities of such series.

EFFECTS OF FAILURE TO COMPLY WITH CONSUMER PROTECTION LAWS; OTHER LEGAL CONSIDERATIONS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of the persons who originated the Mortgage Loans (the "Originators") and Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of a Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject such Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Mortgage Loans."

     The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (iv) the National Housing Act of 1934 (the "National Housing Act") with respect to Mortgage Loans insured thereunder.

     The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act"), which amended the Federal Truth in Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered in an action under the Home Ownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust Fund for which the Mortgage Loans include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses that the borrower could assert against the original lender. Any violation of the Home Ownership Act that would result in such liability would be a breach of the applicable Warranting Party's representations and warranties, and the Warranting Party would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

LOCATION AND OTHER FACTORS WHICH MAY INCREASE THE RISK OF LOSSES ON CONTRACTS AND MANUFACTURED HOMES

     An investment in Securities evidencing an interest in or obligation of a Trust Fund containing Contracts may be affected by, among other things, a downturn in national, regional or local economic conditions. The geographic location of the Manufactured Homes securing the Contracts in any Trust Fund at origination of the related Contract will be set forth in the related Prospectus Supplement. Regional and local economic conditions are often volatile and, historically, regional and local economic conditions, as well as national economic conditions, have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts and/or installment loan contracts (hereinafter generally referred to as "contracts" or "manufactured housing contracts"). Moreover, regardless of its location, manufactured housing generally depreciates in value. Thus, Securityholders should expect that, as a general matter, the market value of any Manufactured Home will be lower than the outstanding principal balance of the related Contract. Sufficiently high delinquencies and liquidation losses on the Contracts in a Trust Fund will have the effect of reducing, and could eliminate, the protection against loss afforded by any credit enhancement supporting any class of the related Securities. If such protection is eliminated with respect to a class of Securities, the holders of such Securities will bear all risk of loss on the related Contracts and will have to rely on the value of the related Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts in the related Trust Fund. See "Description of Credit Support."

GRANT OF SECURITY INTEREST IN CONTRACTS; RISKS OF DEFECTIVE SECURITY INTEREST AND EFFECTS OF CERTAIN OTHER LEGAL ASPECTS OF THE CONTRACTS

     The Asset Seller in respect of a Contract will represent that such Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Servicer will not amend any certificates of title to change the lienholder specified therein from the Asset Seller to the Trustee and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller or a trustee in bankruptcy of the Asset Seller. In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. The Asset Seller of the Contracts to the Depositor will warrant that each Contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Asset Seller to repurchase, or if permitted by the applicable Agreement, substitute for, such Contract unless such breach is cured. If the Credit Support is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability to realize upon the Manufactured Home or may limit the amount realized by Securityholders to less than the amount due. See "Certain Legal Aspects of the Contracts."

RISK OF BANKRUPTCY LOSSES ASSOCIATED WITH UNSECURED HOME IMPROVEMENT LOANS

     The obligations of the borrower under any Unsecured Home Improvement Loan included in a Trust Fund will not be secured by an interest in the related real estate or any other property, and the Trust Fund will be a general unsecured creditor as to such obligations. In the event of a default under an Unsecured Home Improvement Loan, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Home Improvement Loan, the obligations of the borrower under such Unsecured Home Improvement Loan may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Home Improvement Loan may not demonstrate the same degree of concern over performance of the borrower's obligations under such Home Improvement Loan as if such obligations were secured by the real estate or other assets owned by such borrower.

CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Securities will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan or contract originator or other parties.

     A series of Securities may include one or more classes of Subordinate Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Securities of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Securities having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Securities, including the subordination of one or more classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels. See "-- Limited Nature of Ratings," "Description of the Securities" and "Description of Credit Support."

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Servicer or the Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected.

LOWERING OF RATING ON SECURITIES

     The rating of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. The lowering of a rating on a series or class of Securities may adversely affect the market value of such Securities and the liquidity of such Securities. None of the Depositor, any Master Servicer, any Servicer or any of their affiliates will have any obligation to replace or supplement any Credit Support or to take any other action to maintain any rating of any series of Securities.

INCREASED RISK OF LOSS AS A RESULT OF SUBORDINATION OF THE SUBORDINATE SECURITIES; EFFECT OF LOSSES ON THE ASSETS

     The rights of Subordinate Securityholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Servicer (to the extent of its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses), any Master Servicer (to the extent of its master servicing fee, including any unpaid master servicing fee with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances) and the Senior Securityholders to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Securities. See "Description of the Securities -- General" and "-- Allocation of Losses and Shortfalls."

     The yields on the Subordinate Securities may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Securities may be lower than anticipated.

SPECIAL FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL SECURITIES AND FASIT SECURITIES

     Holders of Residual Securities will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences -- REMICs." Accordingly, under certain circumstances, holders of Offered Securities that constitute Residual Securities may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of Residual Securities may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Securities are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Securities, the taxable income arising in a given year on a Residual Security will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Securities may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of Residual Securities should be aware that applicable regulations prevent the ability to mark-to-market REMIC residual interests. See "Federal Income Tax
Consequences -- REMICs." Special tax considerations relating to FASIT Securities will be discussed in the related Prospectus Supplement.

OWNERS OF BOOK-ENTRY SECURITIES NOT ENTITLED TO EXERCISE RIGHTS OF HOLDERS OF SECURITIES

     If so provided in the Prospectus Supplement, one or more classes of the Offered Securities will be initially represented by one or more certificates or notes registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Security Owners or their nominees. Because of this, unless and until Securities are issued in fully registered, certificated form ("Definitive Securities"), Security Owners will not be recognized by the Trustee as "Securityholders" (as that term is to be used in the related Agreement). Hence, until such time, Security Owners will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Description of the Securities -- Book-Entry Registration and Definitive Securities."

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The primary assets of each Trust Fund (the "Assets") will include (i) single family and/or multifamily mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Land Sale Contracts, (ii) unsecured home improvement loans ("Unsecured Home Improvement Loans"), (iii) manufactured housing installment sale contracts or installment loan agreements (the "Contracts"), or (iv) a combination of Mortgage Loans, Unsecured Home Improvement Loans and/or Contracts. The Mortgage Loans will not be guaranteed or insured by NationsBanc Asset Securities, Inc. (the "Depositor") or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related Prospectus Supplement. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and which prior holder may or may not be the originator of such Mortgage Loan, Unsecured Home Improvement Loan or Contract.

     The Assets included in the Trust Fund for a series may be subject to various types of payment provisions. Such Assets may consist of (1) "Level Payment Assets," which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances; (2) "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index; (3) "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related Obligors to reduce the Obligors' monthly payments during the early period after origination of such Assets; (4) "Increasing Payment Assets," as described below; (5) "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable thereon; (6) "GEM Assets," which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (b) an increase in such monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of such Assets; (7) "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances thereof, and which unpaid interest will be added to the principal balances of such Assets and will be paid, together with interest thereon, in later years;
(8) "Step-up Rate Assets" which provide for interest rates that increase over time; (9) "Balloon Payment Assets;" (10) "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related Obligors may exercise an option to convert the adjustable interest rate to a fixed interest rate; and (11) "Bi-weekly Assets," which provide for Obligor payments to be made on a bi-weekly basis.

     An Increasing Payment Asset is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the related Prospectus Supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related Prospectus Supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment with respect to an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the Obligor's monthly payments referred to in the preceding sentence and (2) in the case of certain Increasing Payment Assets, payments made by the respective Servicers pursuant to buy-down or subsidy agreements. The Obligor's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate a certain number of percentage points below the Asset Rate of such Increasing Payment Asset. The Obligor's Monthly Payments on each Increasing Payment Asset, together with any payments made thereon by the related Servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on such Increasing Payment Asset at the related interest rate, without negative amortization. An Obligor's monthly payments on such an Asset may, however, not be sufficient to result in any reduction of the principal balance of such Asset until after the period when such payments may be increased.

     The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

  General

     Each Mortgage Loan will generally be secured by a lien on (i) a one- to four-family residential property or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or (ii) a primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a "Multifamily Property" and the related Mortgage Loan a "Multifamily Mortgage Loan"). Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as "Mortgaged Properties." To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any such leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related Prospectus Supplement. The Mortgage Loans may include (i) closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans") and/or (ii) secured home improvement installment sales contracts and secured installment loan agreements ("Home Improvement Contracts"). In addition, the

Mortgage Loans may include certain Mortgage Loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor. The Originator of each Mortgage Loan will have been a person other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties.

  Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series of Securities may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

  Mortgage Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, (xi) the number of Mortgage Loans that are delinquent and the number of days or ranges of the number of days such Mortgage Loans are delinquent and (xii) the material underwriting standards used for the Mortgage Loans. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Notwithstanding the foregoing, the characteristics of the Mortgage Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

     The related Prospectus Supplement will specify whether the Mortgage Loans include (i) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (ii) Home Improvement Contracts originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. The home improvements purchased with the Home Improvement Contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance. In addition, the related Prospectus Supplement will specify whether the Mortgage Loans contain certain Mortgage Loans evidenced by Land Sale Contracts.

  Payment Provisions of the Mortgage Loans

     All of the Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement or for payments in another manner described in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. See "-- The Assets" above.

  Revolving Credit Line Loans

     As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such Prospectus Supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

UNSECURED HOME IMPROVEMENT LOANS

     The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. Except as otherwise set forth in the related

Prospectus Supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

  Unsecured Home Improvement Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Unsecured Home Improvement Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Unsecured Home Improvement Loans as of the applicable Cut-Off Date, (ii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Unsecured Home Improvement Loans, (iii) the earliest and latest origination date and maturity date of the Unsecured Home Improvements Loans,
(iv) the interest rates or range of interest rates and the weighted average interest rates borne by the Unsecured Home Improvement Loans, (v) the state or states in which most of the Unsecured Home Improvement Loans were originated,
(vi) information with respect to the prepayment provisions, if any, of the Unsecured Home Improvement Loans, (vii) with respect to the Unsecured Home Improvement Loans with adjustable interest rates ("ARM Unsecured Home Improvement Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Unsecured Home Improvement Loan, (viii) information regarding the payment characteristics of the Unsecured Home Improvement Loan, (ix) the number of Unsecured Home Improvement Loans that are delinquent and the number of days or ranges of the number of days such Unsecured Home Improvement Loans are delinquent and (x) the material underwriting standards used for the Unsecured Home Improvement Loans. If specific information respecting the Unsecured Home Improvement Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Notwithstanding the foregoing, the characteristics of the Unsecured Home Improvement Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

CONTRACTS

  General

     To the extent provided in the related Prospectus Supplement, each Contract will be secured by a security interest in a new or used Manufactured Home. Such Prospectus Supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the "Loan-to-Value Ratio" of a Contract will be described in the related Prospectus Supplement.

  Contract Information in Prospectus Supplements

     Each Prospectus Supplement will contain certain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) whether the Manufactured Homes were new or used as of the origination of the related Contracts, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts, (iv) the earliest and latest origination date and maturity date of the Contracts, (v) the range of the Loan-to-Value Ratios at origination of the Contracts, (vi) the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts, (vii) the state or states in which most of the Manufactured Homes are located at origination, (viii) information with respect to the prepayment provisions, if any, of the Contracts, (ix) with respect to Contracts with adjustable Contract Rates ("ARM Contracts"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, (x) the number of Contracts that are delinquent and the number of days or ranges of the number of days such Contracts are delinquent, (xi) information regarding the payment characteristics of the Contracts and (xii) the material underwriting standards used for the Contracts. If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Notwithstanding the foregoing, the characteristics of the Contracts included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

  Payment Provisions of the Contracts

     All of the Contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related Prospectus Supplement or for payments in another manner described in the Prospectus Supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate (a "Contract Rate") that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related Prospectus Supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related Prospectus Supplement. See "-- Assets" above.

PRE-FUNDING ACCOUNT

     To the extent provided in a Prospectus Supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a "Pre-Funding Account"). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the availability thereof), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the period (generally not to exceed three months) specified in the related Prospectus Supplement (the "Pre-Funding Period") after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on the date of such issuance. The Pre-Funded Amount with respect to a series is not expected to exceed 25% of the aggregate initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Assets initially included in the Trust Fund, subject to such exceptions as are expressly stated in the Prospectus Supplement. For example, the Subsequent Assets will be subject to the same underwriting standards, representations and warranties as the Assets initially included in the Trust Fund. In addition, certain conditions must be satisfied before the Subsequent Assets are transferred into the Trust Fund such as the delivery to the Rating Agencies and the Trustee of certain opinions of counsel (including bankruptcy, corporate and tax opinions).

     Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Securities in the amounts and in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related Prospectus Supplement.

ACCOUNTS

     Each Trust Fund will include one or more accounts, established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements -- Certain Terms of the Pooling and Servicing Agreements, Trust Agreements and Underlying Servicing Agreement -- Collection Account and Related Accounts."

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Securities. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Loans were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the repayment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

     Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period (each, an "Interest Accrual Period"), the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "-- Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans and Contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans and Contracts will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans and Contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     When a full prepayment is made on a Mortgage Loan or a Contract, the obligor is charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related Prospectus Supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the Due Date in the month in which such partial prepayment is receive or such other date as is specified in the related Prospectus Supplement.

     The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

     If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a Trust Fund. If any Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

     The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  Type of Asset

     If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount), and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Depositor, the Servicer, the Master Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property except to the extent provided in the related Prospectus Supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

     With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor or obligor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

     As may be described in the related Prospectus Supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the related Prospectus Supplement, the related Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

     The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

  Termination

     If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, on any date on which the aggregate Security Balance of the Securities of such series declines to a percentage specified in the related Prospectus Supplement (not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the related Prospectus Supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities -- Termination."

  Defaults

     The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

  Foreclosures

     The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related series of Securities.

  Refinancing

     At the request of a mortgagor, the Servicer may allow the refinancing of a Mortgage Loan or Contract in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan or Contract. A Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Servicers may encourage the refinancing of Mortgage Loans or Contracts, including defaulted Mortgage Loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans or Contracts.

  Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale clauses" that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, except as set forth in the related Prospectus

Supplement, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses" and "Description of the Agreements -- Certain Terms of the Pooling and Servicing Agreements, Trust Agreements and Underlying Servicing Agreements -- Due-on-Sale Provisions." The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. It is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale clause". See "Certain Legal Aspects of the Contracts -- Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses."

                                 THE DEPOSITOR

     NationsBanc Asset Securities, Inc., the Depositor, is a direct wholly-owned subsidiary of NationsBanc Mortgage Capital Corporation and was incorporated in the State of Delaware on July 23, 1997. The principal executive offices of the Depositor are located at NationsBank Corporate Center, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;
(iii) be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities"); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities"); (v) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Assets in the related Trust Fund (each such portion of Assets, an "Asset Group"). Any such classes may include classes of Offered Securities.

     Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain classes of Strip Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued as Definitive Securities or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors -- Owners of Book-Entry Securities Not Entitled to Exercise Rights of Holders of Securities" and "Description of the Securities -- Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors -- Limited Liquidity for Securities" and "-- Limited Assets for Payment of Securities."

DISTRIBUTIONS

     Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the related Prospectus Supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such class or by random selection or as described in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

          (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

             (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless a different period is specified in the related Prospectus Supplement, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
        Date),

             (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any insurance policies to be maintained in respect of each Asset (to the extent such proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the Trust Fund ("Liquidation Proceeds"), and other unscheduled recoveries received subsequent to the related Due Period,

             (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund, and

             (d) all amounts received for a repurchase of an Asset from the Trust Fund for defective documentation or a breach of representation or warranty received subsequent to the related Due Period;

          (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

          (iii) all advances made by a Servicer or the Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

          (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

     The related Prospectus Supplement for a series of Securities will describe any variation in the calculation of the Available Distribution Amount for such series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each class of Securities (other than classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the related Prospectus Supplement specifies a different basis.

     Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Interest Accrual Period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain classes of Strip Securities will be equal to interest accrued during the related Interest Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the related Prospectus Supplement. The method of determining the notional amount for a certain class of Strip Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans or Contracts comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk
Factors -- Rate of Prepayments on Assets and Priority of Payment of Securities May Adversely Affect Average Lives and Yields of Securities" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Securities of each series, other than certain classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities in the amounts and in accordance with the priorities specified in the related Prospectus Supplement. Certain classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "-- General" above. To such extent, the descriptions set forth under "-- Distributions of Interest on the Securities" and "-- Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

     If so provided in the related Prospectus Supplement, Prepayment Premiums that are collected on the Mortgage Loans in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the

Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Securities evidencing an interest in a Trust Fund, if so provided in the related Prospectus Supplement, the Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Assets in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the related Prospectus Supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Servicer from excess funds in the Collection Account, the Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, the Master Servicer or the Trustee will be required to make advances, subject to certain conditions described in the Prospectus Supplement, in the event of a Servicer default.

REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any class of Securities of a series, the Servicer, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement generally setting forth, in each case to the extent applicable and available:

          (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

          (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

          (iii) the amount of such distribution allocable to Prepayment
     Premiums;

          (iv) the amount of related servicing compensation and such other customary information as is required to enable Securityholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

          (vii) the number and aggregate principal balance of Mortgage Loans or Contracts in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

          (viii) with respect to any Mortgage Loan or Contract liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to a Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

          (ix) with respect to collateral acquired by the Trust Fund through foreclosure or otherwise (an "REO Property") relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, the date of acquisition;

          (x) with respect to each REO Property relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan or Contract immediately following such Distribution Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan or Contract and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

          (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

          (xiii) the aggregate amount of principal prepayments made during the related Due Period;

          (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

          (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

          (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

          (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date;

          (xx) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date;

          (xxi) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

          (xxii) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     Within a reasonable period of time after the end of each calendar year, the Servicer, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their tax returns. See "Description of the Securities -- Book-Entry Registration and Definitive Securities."

TERMINATION

     The obligations created by the related Agreement for each series of Securities will terminate upon the payment to Securityholders of that series of all amounts held in the Collection Account or by a Servicer, the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan or Contract subject thereto and
(ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the Trust Fund continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein. Such price will at least equal the outstanding Security Balances and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the Trust Fund will be without recourse to the Trust Fund or the Securityholders. Any such purchase or solicitation of bids may be made only when the aggregate Security Balance of such class or classes declines to a percentage of the Initial Security Balance of such Securities (not to exceed 10%) specified in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein.

OPTIONAL PURCHASES

     Subject to the provisions of the applicable Agreement, the Depositor, the Servicer or such other party specified in the related Prospectus Supplement may, at such party's option, repurchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable if, in the Depositor's, the Servicer's or such other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants or in such other manner as is provided for in the related Prospectus Supplement. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement or Indenture, as applicable) will be Cede, as nominee of DTC or such other entity specified in the related Prospectus Supplement, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement or Indenture, as applicable. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

     Securities initially issued in book-entry form will be issued as Definitive Securities to Security Owners or their nominees, rather than to DTC or its nominee only (i) if the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor, (ii) if the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) in accordance with such other provisions described in the related Prospectus Supplement.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for registration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

     None of the Depositor, any Master Servicer, any Servicer, the Trustee, or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

  REMIC Securities, FASIT Securities, Grantor Trust Securities

     Securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), FASIT Securities or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Trustee and the sole Servicer or Master Servicer, as applicable. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the event there are multiple Servicers of the Assets of such Trust Fund, each Servicer will perform its servicing functions pursuant to a servicing agreement (each, a "Pooling Servicing Agreement").

  Securities That Are Partnership Interests for Tax Purposes and Notes

     Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.

     A series of Notes issued by a Trust Fund will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement. The Trust Fund will be established pursuant to a deposit trust agreement (each, a "Deposit Trust Agreement") between the Depositor and an owner trustee specified in the Prospectus Supplement relating to such series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a servicing agreement (each, an "Indenture Servicing Agreement") between the related Trust Fund as issuer of the Notes, the Servicer and the Indenture Trustee. The Pooling Servicing Agreements and the Indenture Servicing Agreements are referred to herein as "Underlying Servicing Agreements."

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

  General

     The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement and Underlying Servicing Agreement (each an "Agreement"). The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any series of Securities without charge upon written request of a Securityholder of such series addressed to NationsBanc Asset Securities, Inc., NationsBank Corporate Center, Charlotte, North Carolina 28255, Attention: Vice President.

     The Servicers, any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In the event there are multiple Servicers for the Assets in a Trust Fund, a Master Servicer will perform certain administration, calculation and reporting functions with respect to such Trust Fund and will supervise the related Servicers pursuant to a Pooling and Servicing Agreement. With respect to series involving a Master Servicer, references in this Prospectus to the Servicer will apply to the Master Servicer where non-servicing obligations are described. If so specified in the related Prospectus Supplement, a manager or administrator may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund to administer such Trust Fund.

  Assignment of Assets; Repurchases

     At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information to the extent available and relevant (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the city and state of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each Contract included in the related Trust Fund, including without limitation the outstanding principal amount and the Contract Rate.

     With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will generally include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller or other entity specified in the related Prospectus Supplement will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Agreement will generally require the Depositor or another party specified in the related Prospectus Supplement to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

     The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the relevant Asset Seller or other entity specified in the related Prospectus Supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller or other entity specified in the related Prospectus Supplement will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for such Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are payable to the Servicer or such other price as specified in the related Prospectus Supplement (the "Purchase Price") or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     Notwithstanding the preceding two paragraphs, the documents with respect to Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will be delivered to the Trustee (or a custodian) only to the extent specified in the related Prospectus Supplement. Generally such documents will be retained by the Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will be recorded only to the extent specified in the related Prospectus Supplement.

     With respect to each Contract, the Servicer (which may also be the Asset Seller) generally will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be executed by the related Asset Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. The Contracts will be stamped or otherwise marked to reflect their assignment from the Company to the Trust Fund only to the extent specified in the related Prospectus Supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts."

     While the Contract documents will not be reviewed by the Trustee or the Servicer, if the Servicer finds that any such document is missing or defective in any material respect, the Servicer will be required to immediately notify the Depositor and the relevant Asset Seller or other entity specified in the related Prospectus Supplement. If the Asset Seller or such other entity cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or such other entity will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller or such other entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Contract if the Asset Seller or such other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

  Representations and Warranties; Repurchases

     To the extent provided in the related Prospectus Supplement the Depositor will, with respect to each Asset, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Asset on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) in the case of a Mortgage Loan, the existence of title insurance insuring the lien priority of the Mortgage Loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home; (iii) the authority of the Warranting Party to sell the Asset; (iv) the payment status of the Asset; (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home.

     Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of an Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Securities evidencing an interest in such Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Each Agreement will provide that the Servicer and/or Trustee or such other entity identified in the related Prospectus Supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of such Asset or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Securities, to cause the removal of such Asset from the Trust Fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to the Assets.

     A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Servicer which materially and adversely affects the interests of the Securityholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights or such other percentage specified in the related Prospectus Supplement, will constitute an Event of Default under such Agreement. See "Events of Default" and "Rights Upon Event of Default."

  Collection Account and Related Accounts

     General. The Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to the Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced or master serviced by it on behalf of others.

     Deposits. A Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, or such other period provided in the related Agreement, the following payments and collections received, or advances made, by the Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

          (i) all payments on account of principal, including principal prepayments, on the Assets;

          (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation and net of any Retained Interest;

          (iii) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of Securityholders;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

          (v) any advances made as described under "Description of the Securities -- Advances in Respect of Delinquencies";

          (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds -- Cash Flow Agreements";

          (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities -- Termination";

          (viii) any amounts paid by a Servicer to cover certain interest shortfalls arising out of the prepayment of Assets in the Trust Fund as described under "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses";

          (ix) to the extent that any such item does not constitute additional servicing compensation to a Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

          (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

          (xi) any amount required to be deposited by a Servicer or the Trustee in connection with losses realized on investments for the benefit of the Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

          (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

     Withdrawals. A Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the Securityholders on each Distribution Date;

          (ii) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Securities -- Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Assets;

          (iii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Assets and properties;

          (iv) to reimburse a Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such advances and servicing expenses remain outstanding and unreimbursed;

          (vi) to reimburse a Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding Servicers, the Master Servicer and the Depositor";

          (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

          (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

          (ix) to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

          (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Servicer as recoveries of Retained Interest;

          (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

          (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC or a FASIT, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences -- REMICs -- Taxes That May Be Imposed on the REMIC Pool" or in the applicable Prospectus Supplement, respectively;

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

          (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

          (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

          (xvii) to make any other withdrawals permitted by the related Agreement; and

          (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

     Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Servicer will deposit on a daily basis the amounts described under "-- Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "-- Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

     Collection and Other Servicing Procedures. The Servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the Assets and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

     Each Servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Assets. The Servicer or such other entity specified in the related Prospectus Supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of Credit Support. See "Description of Credit Support."

     The Servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (ii) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due thereon. The Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. The Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Asset.

     In the case of Multifamily Loans, a mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the related Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Loan, the Multifamily Property, the mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Multifamily Property is located.

  Realization Upon Defaulted Assets

     Generally, the Servicer is required to monitor any Assets which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Asset and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     Any Agreement relating to a Trust Fund that includes Mortgage Loans or Contracts may grant to the Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

     If so specified in the related Prospectus Supplement, the Servicer may offer to sell any defaulted Mortgage Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan or Contract. In the absence of any bid determined in accordance with the related Agreement to be fair, the Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan or Contract has occurred or, in the Servicer's judgment, is imminent.

     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election or a FASIT election has been made, the Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC or as a FASIT, as the case may be, under the Code at any time that any Securities are outstanding. Subject to the foregoing, the Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions or the FASIT provisions of the Code (if a REMIC election or a FASIT election, respectively, has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage
Loans -- Foreclosure."

     If recovery on a defaulted Asset under any related instrument of Credit Support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued thereon at the applicable interest rate, plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

     If any property securing a defaulted Asset is damaged the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Asset after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Assets, a Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Assets.

     If a Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Assets, the Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Asset, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

  Hazard Insurance Policies

     Mortgage Loans. Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or such other amount specified in the related Prospectus Supplement. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement may provide that the Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Securityholders. Such costs may be recovered by the Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer by mortgagors.

  Contracts

     Generally, the terms of the Agreement for a Trust Fund comprised of Contracts will require the Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

     The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

  Fidelity Bonds and Errors and Omissions Insurance

     Each Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The related Agreement will allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in the Agreement are met.

  Due-on-Sale Provisions

     The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the Servicer for entering into an assumption agreement will be retained by or on behalf of the Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses." The Contracts may also contain such clauses. The Servicer will generally permit such transfer so long as the transferee satisfies the Servicer's then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the Contracts -- Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses."

  Retained Interest; Servicing Compensation and Payment of Expenses

     The Prospectus Supplement for a series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     The Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or such other amount specified in the related Prospectus Supplement. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans or Contracts may provide that, as additional compensation, the Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Servicer pursuant to the Agreement.

     The Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Assets in the related Trust Fund during such period prior to their respective due dates therein.

  Evidence as to Compliance

     Each Agreement relating to Assets which include Mortgage Loans or Contracts will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such other program used by the Servicer, the servicing by or on behalf of the Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Servicer or other entity specified in the related Prospectus Supplement at the address set forth in the related Prospectus Supplement.

  Certain Matters Regarding Servicers, the Master Servicer and the Depositor

     The Servicers and Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entities serving as Servicer or Master Servicer may be affiliates of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Servicer shall be deemed to be to the Master Servicer, if applicable.

     The related Agreement will provide that the Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither any Servicer, the Depositor nor any director, officer, employee, or agent of a Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Servicer, the Depositor and any director, officer, employee or agent of a Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans or Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer or the Depositor, will be the successor of the Servicer or the Depositor, as the case may be, under the related Agreement.

  Special Servicers

     If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Servicer (for example, the workout and/or foreclosure of defaulted Mortgage

Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

  Events of Default under the Agreement

     Events of default under the related Agreement will generally include (i) any failure by the Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee for distribution to Securityholders, any required payment that continues after a grace period, if any; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for 30 days after written notice of such failure has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by Securityholders evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for 30 days after written notice of such breach has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. The Trustee will, not later than the later of 60 days or such other period specified in the related Prospectus Supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

     The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

  Rights Upon Event of Default under the Agreements

     So long as an event of default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the Agreement.

     The holders of Securities representing at least 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any event of default will be entitled to waive such event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default under the Agreements" may be waived only by all of the Securityholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

  Amendment

     Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the Agreement, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not adversely affect in any material respect the interests of any Securityholders covered by the Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities. Each Agreement may also be amended by the Depositor, the Servicer, if any, and the Trustee, with the consent of the Securityholders affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets which are required to be distributed on any Security without the consent of the Securityholder or (ii) reduce the consent percentages described in this paragraph without the consent of all the Securityholders covered by such Agreement then outstanding. However, with respect to any series of Securities as to which a REMIC election or a FASIT election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC or a FASIT, as the case may be, at any time that the related Securities are outstanding.

  The Trustee

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates.

  Duties of the Trustee

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

  Certain Matters Regarding the Trustee

     The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

  Resignation and Removal of the Trustee

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Securityholders of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

  General

     The following summary describes the material provisions that may appear in each Indenture. The Prospectus Supplement for a series of Notes will describe any provision of the Indenture relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture for a series of Notes. A form of an Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Depositor will provide a copy of the Indenture (without exhibits) relating to any series of Notes without charge upon written request of a Securityholder of such series addressed to NationsBanc Asset Securities, Inc., NationsBank Corporate Center, Charlotte, North Carolina 28255, Attention: Vice President.

  Events of Default

     Events of default under the Indenture for each series of Notes will generally include: (i) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other event of default provided with respect to Notes of that series.

     If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such series.

     If, following an event of default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless (a) the Securityholders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Securityholders of 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of such an event of default.

     To the extent provided in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the Securityholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Securityholders of the outstanding Notes of such series affected thereby.

  Discharge Indenture

     The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

  Indenture Trustee's Annual Report

     The Indenture Trustee for each series of Notes will be required to mail each year to all related Securityholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

  The Indenture Trustee

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such

Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

     The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates, a Servicer or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Securities, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     The coverage provided by any Credit Support will be described in the related Prospectus Supplement. Generally, such coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), Securityholders evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors -- Credit Support Limitations."

SUBORDINATE SECURITIES

     If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

LIMITED GUARANTEE

     If so specified in the related Prospectus Supplement with respect to a series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

     If so specified in the related Prospectus Supplement with respect to a series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

LETTER OF CREDIT

     Alternative credit support with respect to a series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a series of Securities will be set forth in the Prospectus Supplement relating to such series.

POOL INSURANCE POLICIES

     If so specified in the related Prospectus Supplement relating to a series of Securities, a pool insurance policy for the Mortgage Loans in the related Trust Fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a special hazard insurance policy may also be obtained for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the related Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

MORTGAGOR BANKRUPTCY BOND

     If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Fund with respect to a series of Securities will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a series by the Rating Agency or Rating Agencies that rate such series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Securities of the related series, which amount will be set forth in the related Prospectus Supplement. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus

Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

     Moneys deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Servicer or another service provider as additional compensation. To the extent specified in the related Prospectus Supplement, the reserve fund, if any, for a series will not be a part of the Trust Fund.

     Additional information concerning any reserve fund will be set forth in the related Prospectus Supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

     If specified in the related Prospectus Supplement, subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Assets or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Assets, or a group thereof, over the principal balance of the related class or classes of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by applicable state law(which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds -- Assets."

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the Mortgagor assigns to the lender the Mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor, the Asset Seller or other entity specified in the related Prospectus Supplement will make certain representations and warranties in the Agreement or certain representations and warranties will be assigned to the Trustee with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure -- Cooperative Loans" below.

LAND SALE CONTRACTS

     Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "Contract Lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

  General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

  Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

  Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

  Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

  Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions. The applicability of these limitations if a FASIT election is made with respect to all or a part of the Trust Fund will be described in the applicable Prospectus Supplement.

  Cooperative Loans

     The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure" herein.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., (the "Bankruptcy Code") may interfere with or affect the ability of the secured mortgage lender to obtain payment of a Mortgage Loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a Mortgage Loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     If a Mortgage Loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits such Mortgage Loan to be modified. Such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the Mortgage Loan. Some courts have permitted such modifications when the Mortgage Loan is secured both by the debtor's principal residence and by personal property.

     In the case of income-producing Multifamily Properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

     Certain tax liens arising under the Code may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such Superlien could be adversely affected.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

     The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     On April 29, 1992, the United States Environmental Protection Agency (the "EPA") issued a final rule interpreting and delineating CERCLA's secured-creditor exemption and the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. However, on February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit in Kelley v. EPA invalidated the EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption was, until recently, very unclear.

     On September 28, 1996, Congress enacted, and on September 30, 1996 the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption. This legislation more clearly defines the kinds of activities that would constitute "participation in management" and that therefore would trigger liability for secured parties under CERCLA. It also identified certain activities that ordinarily would not trigger liability, provided, however, that such activities did not otherwise rise to the level of "participation in management." The Asset Conservation Act specifically reverses the Fleet Factors "capacity to influence" standard. The Asset Conservation Act also provides additional protection against liability in the event of foreclosure. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any Servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property.

DUE-ON-SALE CLAUSES

     Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. With respect to Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans.

SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Securities, and would not be covered by advances. Such shortfalls will be covered by the Credit Support provided in connection with such Securities only to the extent provided in the related Prospectus Supplement. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

GENERAL

     As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will be stamped or marked otherwise to reflect their assignment from the Company to the Trustee only if provided in the related Prospectus Supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Depositor. With respect to a series of Securities and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Securityholders. The Depositor or the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee only if specified in the related Prospectus Supplement. Accordingly, the Asset Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

     The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     The terms of the Relief Act apply to an obligor on a Contract as described for a mortgagor on a Mortgage Loan under "Certain Legal Aspects of Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940."

CONSUMER PROTECTION LAWS

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. Generally, it is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion represents the opinion of Cadwalader, Wickersham & Taft or Hunton & Williams, as specified in the related Prospectus Supplement, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

     The following discussion addresses securities of four general types: (i) securities ("REMIC Securities") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) securities ("Grantor Trust Securities") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made, (iii) securities ("Partnership Securities") representing interests in a Trust Fund ("Partnership Trust Fund") which is treated as a partnership for federal income tax purposes, and (iv) securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The Prospectus Supplement for each series of Securities will indicate which of the foregoing treatments will apply to such series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Securityholder" or a "holder" are to the beneficial owner of a Security, (ii) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and (iii) unless indicated otherwise in the applicable Prospectus Supplement, references to "Mortgage Loans" include Contracts. Except as set forth in the applicable Prospectus Supplement, no REMIC election will be made with respect to Unsecured Home Improvement Loans. The discussion below assumes that no election will be made to treat the Trust Fund, or any portion thereof, as a financial asset securitization investment trust (a "FASIT") under Sections 860H through 860L of the Code. If a FASIT election is made for a particular series, the Prospectus Supplement for that series will address the material federal income tax consequences of such election.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

  Taxable Mortgage Pools

     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC, a FASIT or a REIT will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages," (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

  Classification of REMICS

     With respect to each series of REMIC Securities, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See "Taxation of Owners of Residual Securities -- Tax-Related Restrictions on Transfer of Residual
Securities -- Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A

Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower thanreasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities with respect to that Series will constitute a single class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

  Characterization of Investments in REMIC Securities

     In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. Effective September 1, 1997, Regular Securities held by a FASIT will qualify for treatment as "permitted assets" within the meaning of Section 860L(c)(1)(G) of the Code. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code
Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(5)(A) of the Code.

  Tiered REMIC Structures

     For certain series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Securities, Cadwalader, Wickersham & Taft or Hunton & Williams will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

  Taxation of Owners of Regular Securities

     General

     In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

     Original Issue Discount

     Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Section 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

     Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

     In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     Acquisition Premium

     A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Securities

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater that 0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class or a Class bearing interest at a rate equal to the weighted average of the net rates on the Mortgage Loans, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Market Discount

     A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

     Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above.

     Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Amortizable Premium

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

     Treatment of Losses

     Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code
Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

     Sale or Exchange of Regular Securities

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months and a still lower maximum tax rate (20%) for property held for more than 18 months. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

  Taxation of Owners of Residual Securities

     Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarterratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

     A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Securityholder. See "--Limitations on Offset or

Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

     Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense

     Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "Taxation of Owners of Regular Securi-ties -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "-- Premium."

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Owners of Regular Securities -- Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Owners of Regular Securities -- Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

     Tax-Related Restrictions on Transfer of Residual Securities

     Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizens or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Owners of Residual Securities -- Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

     Mark to Market Regulations

     On December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

  Taxes That May Be Imposed on the REMIC Pool

     Prohibited Transactions

     Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

     Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

     Net Income from Foreclosure Property

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

     Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

     Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in such proceedings in appropriate circumstances.

     Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code
Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

  Taxation of Certain Foreign Investors

     Regular Securities

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (iii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     Residual Securities

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Owners of Residual Securities -- Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

     Backup Withholding

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

     Reporting Requirements

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence).Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

     Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

     Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

GRANTOR TRUST FUNDS

  Classification of Grantor Trust Funds

     With respect to each series of Grantor Trust Securities, assuming compliance with all provisions of the related Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

STANDARD SECURITIES

  General

     Where there is no Retained Interest or "excess" servicing with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as "Stripped Securities," the holder of each such Security in such Series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Securities" and "Recharacterization of Servicing Fees," respectively.

     Holders of Standard Securities, particularly any class of a Series which is a Subordinate Security, may incur losses of interest or principal with respect to the Mortgage Loans. Such losses would be deductible generally only as described above under "REMICs -- Taxation of Owners of Regular
Securities -- Treatment of Losses," except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

     Tax Status

     With respect to a series, Cadwalader, Wickersham & Taft or Hunton & Williams has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans:

          1. A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

          2. A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(5)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

          3. A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Mortgage Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

     Premium and Discount

     Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "REMICs -- Taxation of Owners of Residual Securities -- Premium."

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. The rules allowing for the amortization of premium are available with respect to mortgage loans originated after September 27, 1985. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees

     If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Securities

     Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but less than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.

STRIPPED SECURITIES

  General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Securities -- Recharacterization of Servicing Fees" above), and (iii) a Class of Securities are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "Standard Securities -- Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard
Securities -- General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "REMICs -- Taxation of Owners of Regular Securities -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

     The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

     A holder of a Stripped Security, particularly any class of a Series which is a Subordinate Security, may deduct losses incurred with respect to the Stripped Security as described above under "Standard Securities -- General."

  Status of Stripped Securities

     No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), "obligation[s] . . . principally secured by an interest in real property which is . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Mortgage Loans is uncertain. See "Standard Securities -- Tax Status" above.

  Taxation of Stripped Securities

     Original Issue Discount. Except as described above under "General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "Stripped Securityholder") in any taxable year likely will be computed generally as described above under "REMICs -- Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under "REMICs -- Taxation of Owners of Regular Securities -- Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

  Reporting Requirements and Backup Withholding

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "REMICs -- Backup Withholding."

  Taxation of Certain Foreign Investors

     To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMICs -- Taxation of Certain Foreign Investors -- Regular Securities."

PARTNERSHIP TRUST FUNDS

  Classification of Partnership Trust Funds

     With respect to each series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft or Hunton & Williams will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

  Characterization of Investments in Partnership Securities and Debt Securities

     For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residual real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

  Taxation of Debt Securityholders

     Treatment of the Debt Securities as Indebtedness

     The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Cadwalader, Wickersham & Taft or Hunton & Williams will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "REMICs -- Taxation of Owners of Regular Securities" and "-- Sale or Exchange of Regular Securities."

  Taxation of Owners of Partnership Securities

     Treatment of the Partnership Trust Fund as a Partnership

     If so specified in the applicable Prospectus Supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

     Partnership Taxation

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "-- Grantor Trust
Funds -- Standard Securities -- General", and "-- Premium and Discount") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement and related documents). The Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

     Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under "-- Grantor Trust Funds -- Standard
Securities -- General". Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "-- Grantor Trust Funds -- Standard Securities -- General" and "-- Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

     Discount and Premium

     Unless indicated otherwise in the applicable Prospectus Supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "Grantor Trust Funds -- Standard Securities -- Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

     If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

     Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

     Disposition of Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

     Allocations Between Transferors and Transferees

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 731 Distributions

     In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security exceeds the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

     Section 754 Election

     In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

     Administrative Matters

     The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     Tax Consequences to Foreign Securityholders

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Securityholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, Securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 31% if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in Securities may cause the Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Government Securities and other assets included in a related Trust Fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations section 2510.3-101, equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Government Securities and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Government Securities and other assets included in a Trust Fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     The DOL issued an individual exemption, Prohibited Transaction Exemption 93-31 (the "Exemption"), on May 14, 1993 to NationsBank Corporation ("NationsBank"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an Underwriter (as hereinafter defined), that (a) represent a beneficial ownership interest in the assets of a Trust Fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the Trust Fund or (b) are denominated as a debt instrument and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) NationsBank, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with NationsBank, including NationsBank, Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Securities.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests not subordinated to the rights and interests evidenced by the other Securities of the same series. Third, the Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of the Underwriter, the Depositor, the Trustee, the Master Servicer, any Servicer, any insurer and any obligor with respect to Assets constituting more than 5% of the aggregate unamortized principal balance of the Assets in the related Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, the Trust Fund must meet the following requirements: (i) the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories by S&P, Moody's, DCR, or Fitch for at least one year prior to the Plan's acquisition of the securities; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

     A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied with respect to such Security. However, to the extent Securities are subordinate, the Exemption will not apply to an investment by a Plan. In addition, any Securities representing a beneficial ownership interest in Unsecured Home Improvement Loans or Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with
(1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan and (3) the holding of Securities by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

     To the extent the Securities are not treated as equity interests for purposes of DOL regulations section 2510.3-101, a Plan's investment in such Securities ("Non-Equity Securities") would not cause the assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicer, the Trustee, or Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicer, the Trustee or Underwriter has investment authority with respect to such assets.

     In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a poolof single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such investment.

     ANY PLAN FIDUCIARY CONSIDERING WHETHER TO PURCHASE A SECURITY ON BEHALF OF A PLAN SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICABILITY OF THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE TO SUCH INVESTMENT.

     THE SALE OF SECURITIES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR THE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cut-off for such enactments, limiting to varying extents, the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage-related security" within the meaning of SMMEA. Also, in this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703.5(f)-(k)), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

     Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992, as revised April 15, 1994 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

     In June 1996 the National Association of Insurance Commissioners ("NAIC") adopted a model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Although no state has as yet adopted the Model Law, institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

     Except as to the status of SMMEA Securities identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the Offered Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing the Offered Securities, as certain classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

     Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                            METHODS OF DISTRIBUTION

     The Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by NationsBanc Montgomery Securities, Inc. ("NMSI") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by NMSI acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If NMSI acts as agent in the sale of Securities, NMSI will receive a selling commission with respect to each series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that NMSI elects to purchase Securities as principal, NMSI may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

     NMSI is an affiliate of the Depositor. This Prospectus may be used by NMSI, to the extent required, in connection with market making transactions in the Securities. NMSI may act as principal or agent in such transactions.

     The Depositor will indemnify NMSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments NMSI and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, NMSI and the Depositor may engage in various securities and financing transactions,including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Securities, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

     Certain legal matters, including the federal income tax consequences to Securityholders of an investment in the Securities of a series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, Charlotte, North Carolina or Hunton & Williams, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                 PAGE ON WHICH
                                 TERM IS FIRST
                                    DEFINED
TERMS                          IN THE PROSPECTUS
-----                          -----------------
Accrual Securities...........              6
Accrued Security Interest....             32
Adjustable Rate Assets.......             18
Agreements...................              5
ARM Contracts................             23
ARM Loans....................             20
ARM Unsecured Home
  Improvement Loans..........             22
Asset Conservation Act.......             69
Asset Group..................              6
Asset Seller.................             18
Assets.......................              i
Available Distribution
  Amount.....................             31
Balloon Payment Assets.......             13
Bankruptcy Code..............             67
Bi-weekly Assets.............             19
Book-Entry Securities........             31
Buydown Assets...............             18
Buydown Funds................             79
Buydown Mortgage Loans.......             28
Buydown Period...............             28
Capitalized Interest
  Account....................              5
Cash Flow Agreements.........              i
Cede.........................            iii
CERCLA.......................             68
Certificates.................              i
Cleanup Costs................             68
Code.........................              8
Collection Account...........             42
Commission...................            iii
Contract Borrower............             62
Contract Lender..............             62
Contract Rate................              4
Contracts....................              i
Convertible Assets...........             19
Cooperative Loans............             61
Cooperatives.................             19
Covered Trust................             17
CPR..........................             27
Credit Support...............              i
Crime Control Act............             72
Cut-off Date.................              7
DCR..........................            110
Debt Securities..............              8
Definitive Securities........             18
Deposit Trust Agreement......              5
Depositor....................              1
Determination Date...........             31

                                 PAGE ON WHICH
                                 TERM IS FIRST
                                    DEFINED
TERMS                          IN THE PROSPECTUS
-----                          -----------------
Disqualified Organization....             91
Distribution Date............              6
DOL..........................            109
DTC..........................            iii
Due-on-Sale Clauses..........             29
Due Period...................             31
EPA..........................             69
ERISA........................              9
Excess servicing.............             99
Exchange Act.................            iii
Excluded Plan................            111
Exemption....................             10
Fannie Mae...................             14
FASIT........................             ii
FASIT Securities.............              8
FDIC.........................             42
Fitch........................            110
Freddie Mac..................             14
GEM Assets...................             19
GPM Assets...................             19
Grantor Trust Fund...........             76
Grantor Trust Securities.....              8
Home Equity Loans............              2
Home Improvement Contracts...              2
Home Ownership Act...........             15
Increasing Payment Assets....             18
Indenture....................              5
Indenture Servicing
  Agreement..................             39
Indenture Trustee............              1
Indirect Participants........             37
Insurance Proceeds...........             31
Interest Accrual Period......             25
Interest Reduction Assets....             19
Land Sale Contracts..........              2
Level Payment Assets.........             18
Liquidation Proceeds.........             31
Loan-to-Value Ratio..........             20
Lock-out Date................             21
Lock-out Period..............             21
Manufactured Home............              3
Manufactured Housing
  Contracts..................             15
Mark to Market Regulations...             93
Master Servicer..............              1
Model Law....................            113
Moody's......................            110
Mortgage Loans...............              i
Mortgage Notes...............             20

                                 PAGE ON WHICH
                                 TERM IS FIRST
                                    DEFINED
TERMS                          IN THE PROSPECTUS
-----                          -----------------
Mortgage Rate................              3
Mortgaged Properties.........              2
Mortgages....................             20
Mortgagor....................             61
Multifamily Mortgage Loan....             19
Multifamily Properties.......              2
NAIC.........................            113
National Housing Act.........             15
NationsBank..................             10
NCUA.........................            113
NMSI.........................             10
Non-Equity Securities........            111
Non-Pro Rata Security........             80
Nonrecoverable Advance.......             34
Non-U.S. Person..............             95
Notes........................              i
OCC..........................            113
Offered Securities...........              i
OID Regulations..............             76
Originators..................             15
OTS..........................            113
Participants.................             37
Parties in Interest..........            109
Partnership Securities.......              8
Partnership Trust Fund.......             76
Pass-Through Entity..........             91
Pass-Through Rate............              6
PCBs.........................             68
Permitted Investments........             42
Plan.........................              9
Policy Statement.............            113
Pooling and Servicing
  Agreement..................              1
Pooling Servicing
  Agreement..................             39
Pre-Funded Amount............              5
Pre-Funding Account..........              5
Pre-Funding Period...........              5
Prepayment...................             27
Prepayment Assumption........             81
Prepayment Premium...........             21
PTCE.........................            112
Purchase Price...............             40
Rating Agency................             10
Record Date..................             31
Refinance Loans..............             20
Regular Securities...........              8
Regular Securityholder.......             80
Related Proceeds.............             34
Relief Act...................             72

                                 PAGE ON WHICH
                                 TERM IS FIRST
                                    DEFINED
TERMS                          IN THE PROSPECTUS
-----                          -----------------
REMIC........................             ii
REMIC Pool...................             76
REMIC Provisions.............             76
REMIC Regulations............             76
REMIC Securities.............             39
REO Property.................             35
Residual Holders.............             87
Residual Securities..........              8
Restricted Group.............            110
Retained Interest............             50
Revolving Credit Line
  Loans......................             21
RICO.........................             72
S&P..........................            110
SBJPA of 1996................             79
Secured-creditor exemption...             69
Securities...................              i
Security Balance.............              6
Security Owners..............            iii
Securityholders..............            iii
Senior Lien..................             14
Senior Securities............              6
Servicer.....................              1
Servicing Standard...........             45
Single Family Mortgage
  Loan.......................             19
Single Family Properties.....              2
SMMEA........................              9
SMMEA Securities.............            112
SPA..........................             27
Special Servicer.............             51
Standard Securities..........             97
Startup Day..................             77
Step-up Rate Assets..........             19
Strip Securities.............              6
Stripped Securities..........            100
Stripped Securityholder......            102
Subordinate Securities.......              6
Sub-prime Mortgage Loans.....             14
Subsequent Assets............              5
Superliens...................             68
Taxable Mortgage Pools.......             77
Thrift institutions..........             90
Tiered REMICs................             79
Title V......................             71
Title VIII...................             71
Trust Assets.................             ii
Trust Fund...................              i
Trustee......................              1
U.S. Person..................             92
UCC..........................             37

                                 PAGE ON WHICH
                                 TERM IS FIRST
                                    DEFINED
TERMS                          IN THE PROSPECTUS
-----                          -----------------
Underlying Servicing
  Agreement..................              1
Underwriter..................            110
Unsecured Home Improvement
  Loans......................              i

                                 PAGE ON WHICH
                                 TERM IS FIRST
                                    DEFINED
TERMS                          IN THE PROSPECTUS
-----                          -----------------
Value........................             20
Voting Rights................             52
Warranting Party.............             41

======================================================

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                             ---------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
              Prospectus Supplement
Summary....................................   S-5
Risk Factors...............................  S-17
Description of the Mortgage Loans..........  S-21
Description of the Certificates............  S-45
Certificate Insurer........................  S-56
Certain Yield and Prepayment
  Considerations...........................  S-58
The Servicer...............................  S-64
Pooling and Servicing Agreement............  S-65
Federal Income Tax Consequences............  S-67
Legal Investment...........................  S-69
ERISA Considerations.......................  S-70
Method of Distribution.....................  S-70
Secondary Market...........................  S-71
Legal Opinions.............................  S-72
Ratings....................................  S-72
Experts....................................  S-72
Index of Principal Definitions.............  S-73
Annex I....................................   I-1
Annex II...................................  II-1

                   Prospectus
Summary of Prospectus......................     1
Risk Factors...............................    11
Description of the Trust Funds.............    18
Use of Proceeds............................    24
Yield Considerations.......................    25
The Depositor..............................    30
Description of the Securities..............    30
Description of the Agreements..............    39
Description of Credit Support..............    58
Certain Legal Aspects of Mortgage Loans....    60
Certain Legal Aspects of the Contracts.....    72
Federal Income Tax Consequences............    76
State and Other Tax Consequences...........   109
ERISA Considerations.......................   109
Legal Investment...........................   112
Methods of Distribution....................   114
Legal Matters..............................   115
Financial Information......................   115
Rating.....................................   115
Index of Principal Definitions.............   116

======================================================
======================================================

                               NATIONSBANC ASSET
                                SECURITIES, INC.
                                   DEPOSITOR

                                  $367,411,573

                           ASSET BACKED CERTIFICATES,
                                 SERIES 1997-1

                              CLASS A CERTIFICATES

                   -----------------------------------------
                             PROSPECTUS SUPPLEMENT
                   -----------------------------------------

                             NATIONSBANC MONTGOMERY

                              MERRILL LYNCH & CO.

                              December   , 1997

======================================================